Exhibit 10.3C

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of January 16, 2019, and is made by and between ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and REVOLUTION MEDICINES, INC., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that HCP LS Redwood City, LLC, as “Landlord,” (“Master Landlord”) and Sublandlord, as “Tenant,” are parties to that certain Lease dated May 30, 2006, as amended by that certain First Amendment to Lease dated November, 2006, that certain Acknowledgement of Rent Commencement Date dated as of March 9, 2007, that certain Second Amendment to Office Lease dated December 22, 2010, and that certain Third Amendment to Lease dated November 11, 2016 (as amended, the “Master Lease”), with respect to those certain premises consisting of approximately 45,690 rentable square feet described therein (the “Master Premises”) located at 800 Chesapeake Drive, in the Britannia Seaport Centre in Redwood City, California. A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

2. Subleased Premises: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the Master Premises shown on Exhibit B attached hereto (the “Subleased Premises”). In connection with its use of the Subleased Premises, and subject to Sublandlord’s reasonable rules and regulations, Subtenant shall have the non-exclusive right to use the shared areas outlined on Exhibit B, including the shipping/receiving area for ingress and egress purposes only, the common lobby, shared break room, common restrooms and locker rooms outlined thereon (collectively, the “Shared Areas”), in each case to the extent permitted by and on the terms set forth in the Master Lease and subject to Sublandlord’s reasonable rules and regulations. Subtenant shall have no right to enter, and shall prevent its employees, agents, contractors and invitees from entering any portions of the Master Premises other than the Subleased Premises and the Shared Areas.

3. Term:

A. Term. The term (the “Term”) of this Sublease shall be for the period commencing on the date by which this Sublease is executed by Sublandlord and Subtenant, Master Landlord’s written consent to this Sublease is obtained and Sublandlord delivers the Subleased Premises to Subtenant (the “Commencement Date”) and ending one (1) year thereafter unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the “Expiration Date”). In the event of (i) an event of default under the Master Lease of which Sublandlord becomes aware, or (ii) notification of an event of default with a cure period, pursuant to Article 14 of the Master Lease, Sublandlord shall promptly, and in no event less than two business days, notify Subtenant of such event of default. To the extent practicable, but not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings, Sublandlord will facilitate Subtenant’s discussion with Master Landlord regarding the maintenance of this Sublease despite Sublandlord’s default or alleged default. Sublandlord will use commercially reasonable efforts to obtain Master Landlord’s consent (not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings). Notwithstanding the foregoing, if neither party delivers to the other a written notice of termination at least thirty (30) days prior to the scheduled Expiration Date, then the Term shall automatically be extended on a month-to-month basis (the “Extension Term”). During the Extension Term, either party shall have the right to terminate the Sublease upon thirty (30) days’ prior written notice to the other.

B. No Options to Extend or Expand. Notwithstanding anything to the contrary in the Sublease or the Master Lease but subject to the foregoing month-to-month Extension Term, Subtenant shall not have any options to extend or renew the term of the Sublease or any options to expand the Subleased Premises (except as expressly set forth in Paragraph 3.C below).

C. Right of First Offer. So long as Subtenant is not and has not been in default of any term or provision of this Sublease, if Sublandlord determines to sublease a portion of or the entire remaining balance of the vivarium space in the Master Premises, then Sublandlord shall notify Subtenant in writing (such written notice, the “Offer Notice”) of the terms on which Sublandlord would be willing to sublease the same, which terms may include, without limitation, the subleasing of other portions of the Master Premises at Sublandlord’s sole discretion (such vivarium space together with such other portions of the Master Premises included in the Offer Notice, the “Offer Space”). If Subtenant, within five (5) business days after receipt of Sublandlord’s Offer Notice, accepts Sublandlord’s offer in the Offer Notice and indicates in writing its agreement to sublease the Offer Space on the terms stated in Offer Notice, then, subject to Master Landlord’s consent, Sublandlord shall sublease to Subtenant and Subtenant shall sublease from Sublandlord the Offer Space on the terms stated in the Offer Notice (and all other terms set forth in this Sublease that are not inconsistent with the terms set forth in the Offer Notice). Upon such acceptance by Subtenant, (i) Sublandlord shall prepare an amendment to the Sublease reflecting all such terms, (ii) Subtenant shall promptly (and in all events within ten (10) business days after receipt of the same) execute the same, and (iii) the rights of Subtenant under this Paragraph 3.C shall terminate in their entirety and shall no longer be in effect. If Subtenant does not indicate in writing its agreement to sublease the Offer Space on the terms contained in the Offer Notice within said five (5) business day period, or if Master Landlord shall withhold its consent to the sublease of the Offer Space to Subtenant, then the rights of Subtenant under this Paragraph 3.C shall terminate in their entirety and shall no longer be in effect, and Sublandlord shall thereafter be free to sublease the Offer Space (or any other portion of the Master Premises, including without limitation any vivarium space) to any third party upon any terms and conditions in Sublandlord’s sole discretion. The rights of Subtenant contained herein shall be subject and subordinate to any rights of renewal, extension or expansion under any other subleases in the Master Premises.

4. Rent:

A. Base Rent. Commencing on the Commencement Date and continuing each month throughout the Term (and any Extension Term) of this Sublease, Subtenant shall pay to Sublandlord as base rent (“Base Rent”) for the Subleased Premises Sixty-Five Thousand Dollars ($65,000.00) per month. Base Rent shall increase by five percent (5%) on each annual anniversary of the Commencement Date. Base Rent shall be paid in advance on or before the first (1st) day of each month. Base Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent (if any), as defined in Paragraph 4.B below (collectively, “Rent”) shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at 800 Chesapeake Drive, Redwood City, CA 94063, Attention: Accounting, or such other address as may be designated in writing by Sublandlord.

B. Additional Rent. All monies other than Base Rent required to be paid by Subtenant under this Sublease shall be deemed additional rent (“Additional Rent”). Along with any invoice for Additional Rent due, Sublandlord will provide supporting documentation detailing the Additional Rent charges. Base Rent shall include the cost to perform Sublandlord’s maintenance obligations under Paragraph 8, electricity, water and heating, hazardous waste management (to the extent set forth in the Animal Care Agreement, as defined below), and ventilation and air conditioning (“HVAC”) (collectively, “Included Services”). Subtenant shall pay for all environmental health and safety services, hazardous waste management (except as set forth in the Animal Care Agreement, defined below), internet, phone and information technology services and support, administrative support, and other similar items and services with respect to the Subleased Premises (if applicable).

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C. Animal Care Agreement. Subtenant shall pay all charges and amounts due and payable under the Animal Care Agreement attached hereto as Exhibit C (the “Animal Care Agreement”).

D. Prepayment of Rent. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of Sixty-Five Thousand Dollars ($65,000.00), which shall constitute Base Rent for the first (1st) month of the Term (with any remainder to be applied towards the second month of the Term).

5. Security Deposit:

A. Within five (5) business days after execution of this Sublease, Subtenant shall deposit with Sublandlord Sixty-Five Thousand Dollars ($65,000.00) in cash as security for the performance by Subtenant of its obligations under this Sublease, and not as a prepayment of rent (collectively, the “Security Deposit”). If Subtenant defaults under this Sublease, Sublandlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Subleased Premises caused by Subtenant or the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default to the full extent permitted by law. Subtenant hereby waives any restriction on the use or application of the Security Deposit by Sublandlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Subtenant shall within five (5) days after demand from Sublandlord restore the Security Deposit to its full amount. Sublandlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Subtenant on the deposit amount. If Subtenant shall perform all of its obligations under this Sublease and return the Subleased Premises to Sublandlord at the end of the Term (as the same may be extended), Sublandlord shall return all of the remaining Security Deposit to Subtenant within thirty (30) days after the end of the Term (as the same may be extended). The Security Deposit shall not serve as an advance payment of rent or a measure of Sublandlord’s damages for any default under this Sublease. Subtenant covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Sublandlord nor its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

6. Holdover: Subtenant acknowledges that it is critical that Subtenant surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant’s failure to surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to one hundred fifty percent (150%) of Base Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of this Sublease.

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7. “AS IS” Condition: The parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an “AS IS” basis (except that Sublandlord shall deliver the same in vacant, broom clean condition and, to the extent such compliance is Sublandlord’s obligation under the Master Lease, in compliance with applicable laws as currently interpreted and enforced), and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant’s intended use or any representation or warranty made by Master Landlord under the Master Lease. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). Subtenant expressly waives all rights under law to make repairs at the expense of Sublandlord. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code.

8. Repair and Maintenance. Subtenant shall repair and maintain the Subleased Premises in good and sanitary order, condition and repair as set forth in Section 8.2(a) of the Master Lease incorporated herein. Notwithstanding the foregoing, Sublandlord shall continue to repair and maintain the Building electrical, plumbing and HVAC systems required to be maintained by “Tenant” pursuant to Section 8.2(a) of the Master Lease. In the event Sublandlord’s cost to maintain and repair such Building systems increases as a result of Subtenant’s use of the Subleased Premises, Subtenant shall pay to Sublandlord such increase in cost. In addition, Subtenant shall pay the entire cost of any repair, maintenance or replacement required as a result of the misuse or excess use of such systems, or the negligence, willful misconduct or violation of this Sublease, by Subtenant or its agents, employees, contractors or invitees.

9. Master Landlord Obligations. Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord’s obligations under Sections 6, 8, 9, 10, 13, 15, and 17.20 of the Master Lease and Master Landlord’s obligation to comply with laws and carry building insurance). Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord’s reasonable efforts (not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance.

10. Right to Cure Defaults: If Subtenant fails to pay any sum of money to Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the “Interest Rate”) from the date of the expenditure until repaid.

11. Assignment and Subletting: Notwithstanding anything to the contrary in the Sublease or the terms of the Master Lease incorporated herein, Subtenant may not assign any interest in this Sublease (by operation of law or otherwise), sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”). Any Transfer by Subtenant shall be void and, at the option of Sublandlord, shall be a material default under this Sublease. Notwithstanding the foregoing, Subtenant may enter into a “Permitted Transfer” of Subtenant as described in Section 11.1 of the Master Lease, as incorporated herein, so long as Master Landlord’s consent is received (to the extent Master Landlord’s consent is required under the Master Lease) and the conditions therein are satisfied; provided, however, in the event of any such Permitted

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Transfer of Subtenant (other than a venture equity financing, initial public offering, or other issuance of capital stock for bona fide financing purposes), Sublandlord shall have the right to terminate this Sublease upon written notice to Subtenant, in which event this Sublease shall terminate thirty (30) days after such notice of termination.

12. Use:

A. Subject to the terms of the Master Lease, Subtenant may use the Subleased Premises for research and development and/or laboratory purposes, and for administrative and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of Redwood City and all other governmental agencies having jurisdiction over the Subleased Premises), and for no other purpose whatsoever.

B. Subtenant shall not use, store, transport or dispose of any Hazardous Substances (as defined in the Master Lease) in or about the Subleased Premises or the Master Premises, except that Subtenant may keep, store and use in the Subleased Premises those Hazardous Substances, and their respective quantities, specifically listed on the Environmental Questionnaire attached to this Sublease as Exhibit D to the extent permitted pursuant to the terms and conditions of Section 9.6 of the Master Lease incorporated herein. Subtenant shall at all times comply with Sublandlord’s environmental, health and safety (“EH&S”) standards, rules and regulations, and Sublandlord shall have the right at any time to audit Subtenant’s compliance with the same.

C. Subtenant shall have access to the Subleased Premises twenty-four (24) hours per day, seven (7) days per week, subject to access procedures reasonably required by Sublandlord and/or Master Landlord, the Building rules and regulations and other limitations set forth in this Sublease or the Master Lease.

D. Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord or Sublandlord. Without limiting the generality of the foregoing, Subtenant shall comply with Sublandlord’s emergency policies and procedures.

13. Effect of Conveyance: As used in this Sublease, the term “Sublandlord” means the holder of the Tenant’s interest under the Master Lease. In the event of any assignment or transfer of the Tenant’s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any security of Subtenant to the transferee of the Tenant’s interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

14. Delivery and Acceptance: This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever; provided, however, that Base Rent shall abate with respect to the applicable portion of the Subleased Premises until Sublandlord delivers possession of the such portion of the Subleased Premises to Subtenant.

15. Improvements: Subtenant shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of both Master Landlord and Sublandlord and (ii) except in accordance with the Master Lease. Sublandlord’s consent may be withheld by Sublandlord in its

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sole and absolute discretion. Notwithstanding anything to the contrary, by written notice delivered not later than sixty (60) days prior to the Expiration Date (or, during the Extension Term, by written notice delivered on or around the same date as Sublandlord’s delivery or receipt of a notice of termination), Sublandlord may require Subtenant, at Subtenant’s expense, to remove any alterations or improvements constructed by or for Subtenant and restore the affected areas to their condition prior to such alteration or improvement.

16. Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sublease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value “Special Form” property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Base Rent for any (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises or the Building as may be required under the Master Lease. Notwithstanding anything to the contrary in the Sublease or in the Animal Care Agreement, in no event shall Sublandlord be liable to Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damages.

17. Insurance: Subtenant shall obtain and keep in full force and effect, at Subtenant’s sole cost and expense, during the Term (including any Extension Term) the insurance required to be carried by the “Tenant” under the Master Lease and business interruption insurance covering at least one (1) year of Base Rent. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease (other than business interruption insurance) and shall provide Sublandlord with certificates of insurance upon Sublandlord’s request.

18. Default: Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:

A. Subtenant fails to pay any Rent within three (3) business days after written notice of nonpayment; or

B. Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) or the Animal Care Agreement and fails to cure such breach within twenty (20) days after delivery of a written notice specifying the nature of the breach; or

C. the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within thirty (30) days thereafter;

D. the appointment of a receiver for a substantial part of the assets of Subtenant, which receiver is not discharged within thirty (30) days;

E. the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within thirty (30) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

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F. Subtenant abandons the Subleased Premises; or

G. Subtenant commits any other act or omission which could constitute a default under the Master Lease.

19. Remedies: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” under Section 14.2 of the Master Lease as if an “event of default” had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

20. Surrender:

A. On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublandlord in good condition, order and repair (reasonable wear and tear and damage by casualty or condemnation excepted), and fully decommissioned and free of any Hazardous Substances used, stored, released, emitted or disposed of by Subtenant or its agents, employees, contractors or invitees. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant’s removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

B. In connection with its surrender of the Subleased Premises, Subtenant shall submit to Sublandlord, at least fifteen (15) days prior to the expiration date of this Sublease (or in the event of an earlier termination of this Sublease, as soon as reasonably possible following such termination), an environmental assessment of the Subleased Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Sublandlord (pursuant to a contract approved by Sublandlord and providing that Sublandlord can rely on the environmental assessment). If such environmental assessment reveals that removal, remediation or other clean-up is required under any applicable laws, rules, regulations, orders, permits or licenses, Subtenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of such removal, remediation and clean-up.

21. Broker: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than CBRE representing Sublandlord ( “Sublandlord Broker”). Sublandlord and Subtenant each agrees to indemnify and hold the other harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of the indemnifying party’s actions or dealings with such other agent, broker, salesman, or finder.

22. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands and communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

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23. Other Sublease Terms:

A. Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” shall be deemed a reference to “Sublandlord” and each reference to “Tenant” shall be deemed a reference to “Subtenant”, except as otherwise expressly set forth herein; (iv) each reference to “Rent Commencement Date” shall be deemed a reference to the “Commencement Date”; (v) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of “Landlord” under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance; (vi) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation or one-half the time period permitted under the Master Lease, which ever allows Subtenant the greater amount of time; (vii) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord’s withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord’s approval is not obtained; (viii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (ix) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (x) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (xi) the following modifications shall be made to the Master Lease as incorporated herein:

(a) the following provisions of the Master Lease are not incorporated herein: Sections 1.1(a)(except last sentence), 2, 3.1, 4.2, 5, 6.1, 7.1(first sentence), 7.2(a)(except clause (i)), 7.2(b), 7.3, 7.5, 8.1(b), 9.6(b)(xi) 9.6(c), 10.6(b), 11.1 (first three (3) sentences), 11.2, 14.1, 15.2, 16, 17.1, 17.15, 17.16, 17.21, Exhibit B, Exhibit C, Exhibit D, First Amendment to Lease, Acknowledgment of Rent Commencement Date, Second Amendment to Lease, and Third Amendment to Lease; and

(b) any right to abate rent provided to Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease with respect to the Subleased Premises.

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed

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under the terms of the Master Lease which are incorporated hereunder with respect to the Subleased Premises during the term of this Sublease except as set forth in Paragraph 8 above. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

24. Right to Contest: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

25. Signage: Subtenant shall not have any signage rights under this Sublease.

26. Review Costs: Subtenant shall reimburse Master Landlord promptly for any and all reasonable costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Master Landlord in connection with any consent requested from the Master Landlord in connection with the Sublease, including without limitation, Master Landlord consent to this Sublease.

27. Inspection by a CASp in Accordance with Civil Code Section 1938: To Sublandlord’s actual knowledge, the property being leased or rented pursuant to this Sublease has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Sublandlord and Subtenant agree that if Subtenant requests a CASp inspection of the Subleased Premises, then Subtenant shall pay (a) the fee for such inspection, and (b) the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises or the Master Premises.

28. Conditions Precedent: Notwithstanding anything to the contrary in this Sublease or the Animal Care Agreement, this Sublease and the Animal Care Agreement and Sublandlord’s obligations hereunder and thereunder are conditioned upon Sublandlord’s receipt of the written consent of Master Landlord to this Sublease. Unless waived in writing by Sublandlord, such consent shall provide that Master Landlord waives its rights under Sections 11.2(b)-(c) of the Master Lease with respect to the Rent payable under this Sublease or other charges under the Animal Care Agreement. If Sublandlord does not receive such consent within thirty (30) days after execution of this Sublease by Sublandlord, then either party may terminate this Sublease by giving the other party written notice of termination prior to receiving Master Landlord’s consent to this Sublease, and upon such termination, Sublandlord shall return to Subtenant all prepaid rent and the Security Deposit. This Sublease is further conditioned upon Sublandlord and Subtenant entering into the Animal Care Agreement.

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29. Termination; Recapture: Notwithstanding anything to the contrary herein, Subtenant acknowledges that, under the Master Lease, both Master Landlord and Sublandlord have certain termination and recapture rights, including, without limitation, in Sections 11 and 13 of the Master Lease. Nothing herein shall prohibit Master Landlord or Sublandlord from exercising any such rights and neither Master Landlord nor Sublandlord shall have any liability to Subtenant as a result thereof. In the event Master Landlord or Sublandlord exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Landlord or Sublandlord.

30. No Recording: Subtenant agrees that it will not record this Sublease, or a short memorandum hereof.

31. No Drafting Presumption: The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Sublandlord because Sublandlord drafted this Sublease.

32. Entire Agreement; Amendment: This Sublease constitutes the entire agreement between the parties with respect to the subject matter herein, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent amendment, change or addition to this Sublease shall be binding unless in writing and signed by all parties hereto.

33. Counterparts: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:	SUBTENANT:

ONCOMED PHARMACEUTICALS, INC.,	REVOLUTION MEDICINES, INC.,
a Delaware corporation	a Delaware corporation

By: /s/John A. Lewicki	By: /s/ Mark A. Goldsmith
Print Name: John A. Lewicki, PhD	Print Name: Mark A. Goldsmith
Title: President & CEO	Title: Chief Executive Officer

Address:	Address:

800 Chesapeake Drive	700 Saginaw Drive
Redwood City, CA 94063	Redwood City, CA 94063
Attn: Legal	Attn:

EXHIBIT A

MASTER LEASE

(attached)

LEASE

Landlord:	Slough Redwood City. LLC

Tenant:	OncoMed Pharmaceuticals, Inc.

Date:	May 30, 2006

TABLE OF CONTENTS

1. PROPERTY		1
1.1	Lease of Premises	1
1.2	Landlord’s Reserved Rights	1
2. TERM		2
2.1	Term	2
2.2	Early Possession	4
2.3	Condition of Premises	4
2.4	Acknowledgment of Rent Commencement Date	7
2.5	Holding Over	7
2.6	Options to Extend Term	8
3. RENTAL		8
3.1	Minimum Rental	8
	(a) Rental Amounts	8
	(b) Rental Amounts During Extended Term(s)	8
	(c) Square Footage of Premises	9
3.2	Late Charge	9
4. TAXES		10
4.1	Personal Property	10
4.2	Real Property	10
5. OPERATING EXPENSES		10
5.1	Payment of Operating Expenses	10
5.2	Definition of Operating Expenses	11
5.3	Determination of Operating Expenses	13
5.4	Final Accounting for Expense Year	13
5.5	Proration	13
6. UTILITIES		14
6.1	Payment	14
6.2	Interruption	14
7. ALTERATIONS; SIGNS		15
7.1	Right to Make Alterations	15
7.2	Title to Alterations	15
7.3	Tenant Trade Fixtures	16
7.4	No Liens	16
7.5	Signs	17
8. MAINTENANCE AND REPAIRS		17
8.1	Landlord’s Obligation for Maintenance	17
	(a) Repairs and Maintenance	17
	(b) Tenant’s Remedy	17
8.2	Tenant’s Obligation for Maintenance	18
	(a) Good Order. Condition and Repair	18
	(b) Landlord’s Remedy	18
	(c) Condition Upon Surrender

9. USE OF PROPERTY		18
9.1	Permitted Use	18
9.2	[Intentionally Deleted.]	19
9.3	No Nuisance	19
9.4	Compliance with Laws	19
9.5	Liquidation Sales	19
9.6	Environmental Matters	19
10. INSURANCE AND INDEMNITY		25
10.1	Insurance.	25
10.2	Quality of Policies and Certificates	26
10.3	Workers’ Compensation; Employees	27
10.4	Waiver of Subrogation	27
10.5	Increase in Premiums	27
10.6	Indemnification	27
10.7	Blanket Policy	28
11. SUBLEASE AND ASSIGNMENT		28
11.1	Assignment and Sublease of Building	28
11.2	Rights of Landlord	29
12. RIGHT OF ENTRY AND QUIET ENJOYMENT		30
12.1	Right of Entry	30
12.2	Quiet .Enjoyment	30
13. CASUALTY AND TAKING		31
13.1	Damage or Destruction	31
13.2	Condemnation	32
13.3	Reservation of Compensation	33
13.4	Restoration of Improvements	33
14. DEFAULT		34
14.1	Events of Default	34
	(a) Abandonment. Abandonment of the Premises	34
	(b) Nonpayment	34
	(c) Other Obligations	34
	(d) General Assignment	34
	(e) Bankruptcy	34
	(f) Receivership	34
	(g) Attachment	34
	(h) Insolvency	35
14.2	Remedies Upon Tenant’s Default	35
14.3	Remedies Cumulative	35
15. SUBORDINATION, ATTORNMENT AND SALE		36
15.1	Subordination to Mortgage	36
15.2	Sale of Landlord’s Interest	36
15.3	Estoppel Certificates	36
15.4	Subordination to CC&R’s	37
15.5	Mortgagee Protection	37
16. SECURITY		38
16.1	Deposit	38
17. MISCELLANEOUS		38
17.1	Notices	38
17.2	Successors and Assigns	39
17.3	No Waiver	39

17.4	Severability	39
17.5	Litigation Between Parties	40
17.6	Surrender	40
17.7	Interpretation	40
17.8	Entire Agreement	40
17.9	Governing Law	40
17.10	No Partnership	40
17.11	Financial Information	40
17.12	Costs	41
17.13	Time	41
17.14	Rules and Regulations	41
17.15	Brokers	41
17.16	Memorandum of Lease	41
17.17	Organizational Authority	42
17.18	Execution and Delivery	42
17.19	Survival	42
17.20	Parking	42
17.21	Warrant	42
17.22	Approvals	43

EXHIBITS

EXHIBIT A-1	Site Plan (The Center)
EXHIBIT A-2	Building Plan/Service Annex
EXHIBIT B	Workletter
EXHIBIT C	Form of Acknowledgment of Rent Commencement Date
EXHIBIT D	Form of Warrant

LEASE

THIS LEASE (“Lease”) is made and entered into as of May 30, 2006 (the “Lease Commencement Date”), by and between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY

1.1 Lease of Premises.

(a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the “Premises”) of approximately 45,678 square feet of space (subject, to the measurement provisions in Section 3.1(e) below) consisting of (i) the building commonly known as 800 Chesapeake Drive (the “Building”) located in the Britannia Seaport Centre (referred to interchangeably herein as the “Center” or the “Property”) in the City of Redwood City, County of San Mateo, State of California; and (ii) those portions of the Service Annex (as defined in Section 2.3 below) designated as being either for the exclusive use of the occupant of the Building, or for shared, nonexclusive use by the occupant of the Building and the occupant of the Adjacent Building (as defined in Section 2.3 below), including (but not limited to) the Chemical Storage Area and Emergency Generator Area (as described in Section 2.3 below) immediately adjacent to the Building, which Chemical Storage Area and Emergency Generator Area, respectively, are for the exclusive use of the occupant of the Building but are not fully enclosed and therefore are not included in the square footage calculation for the Premises. The location of the Building within the Center is depicted on the site plan attached hereto as Exhibit A-l and incorporated herein by this reference (the “Site Plan”): the footprint of the Building is depicted on the drawing attached hereto as Exhibit A-2 and incorporated herein by this reference (the “Building Plan”). The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now or hereafter existing from time to time in the Center, as depleted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Common Areas.”

(b) As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a). Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

1.2 Landlord’s Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 12.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct and/or relocate parking structures and/or parking spaces in the Center; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (v) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to cause any material diminution of Tenant’s rights, or any material increase of Tenant’s obligations, under this Lease, or in such a manner as to leave Tenant without reasonable parking or reasonable access to the Premises or otherwise to materially impair Tenant’s ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord’s right to undertake reasonable construction activity and Tenant’s use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

2. TERM

2.1 Term.

(a) The term of this Lease shall commence on the Lease Commencement Date as defined above. Subject to any applicable adjustments pursuant to Paragraph 3(d) of the Workletter attached hereto as Exhibit B and incorporated herein by this reference (the “Workletter”), Tenant’s obligation to pay minimum rental and Operating Expenses under this Lease shall commence on the date (the “Rent Commencement Date”) that is the earlier to occur of (i) the date on which Tenant commences actual business operations in at least a material portion of the Premises or (ii) the first date by which all of the following conditions are satisfied: (A) Landlord has delivered to Tenant both a TI Substantial Completion Certificate with respect to Landlord’s TI Work (as those terms are defined in the Workletter) and a Section 2.3 Substantial Completion Certificate with respect to Landlord’s Section 2.3 Work (as those terms are defined below); (B) Landlord has delivered possession of the Premises to Tenant with Landlord’s Work substantially completed, for which purpose “substantially completed” shall mean completed subject only to the performance of Punch List Work (as defined in the Workletter); and (C) Landlord has obtained from the appropriate governmental authorities all approvals and permits required for the legal occupancy and use of the Premises; provided that (I) for purposes of the foregoing clause (C), Landlord shall not be responsible for (and the occurrence of the Rent Commencement Date shall not be delayed by any delay in the receipt of) any such approvals or permits that are required by reason of improvements (if any) installed by Tenant pursuant to Article 7 hereof or the Workletter, or by reason of the particular nature of Tenant’s business operations to be conducted in the Premises (as distinguished from approvals or permits required for the general use and occupancy of the Premises and of the improvements constructed therein by Landlord); and (II) for purposes of the foregoing clauses (A), (B) and (C), (x) the issuability of the TI Substantial Completion Certificate and the Section 2.3 Substantial Completion Certificate shall be determined without reference to completion of any elements of Landlord’s Work that relate to the construction of the tare facility and related systems and improvements (the “Larc”) to be constructed as part of Landlord’s TI Work under the Workletter (collectively, “Landlord’s Larc Work”); (y) the substantial completion of Landlord’s Work (subject only to Punch List Work) shall be determined without reference to completion of any elements of Landlord’s Larc Work; and (z) the concept of receipt of all governmental approvals and permits shall not be construed to include operational readiness of, or receipt of governmental approvals and permits for the operation of, the Larc, since the parties recognize that the time frame for permitting, construction and commissioning of the Larc may be materially longer than the time frame for the rest of Landlord’s TI Work. As used in this Lease, the term “Landlord’s Work” shall mean, collectively, Landlord’s Section 2.3 Work (as defined below) and Landlord’s TI Work (as defined in the Workletter). Subject to development and/or modification of construction schedules for Landlord’s Work as contemplated in the Workletter, the parties presently contemplate that the Rent Commencement Date will occur on or about February 7, 2007.

(b) If the Rent Commencement Date has not occurred for any reason whatsoever on or before August 7, 2007, then, in addition to any other rights or remedies available to Tenant under this Lease or under applicable law, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the satisfaction of all conditions for the occurrence of the Rent Commencement Date; provided, however, that the foregoing deadline of August 7, 2007 shall be extended, day for day, by a period equal to the length of any actual delay in the completion of Landlord’s Work that is caused by Tenant Delay or Unavoidable Delay (as such terms are defined in the Workletter). Notwithstanding the foregoing proviso, however, to the extent there are any periods of such actual delay that are attributable solely to Unavoidable Delay and not to Tenant Delay, the maximum amount of such actual delay attributable solely to Unavoidable Delay that may be taken into account for purposes of extending such deadline of August 7, 2007 shall be sixty (60) days in the aggregate. Upon any valid exercise of Tenant’s termination right under this paragraph (b), (i) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Landlord Delay and not to any concurrent Tenant Delay or Unavoidable Delay, then Landlord shall refund to Tenant, within ten (10) business days after Tenant’s exercise of its termination right, any monies previously paid by Tenant to Landlord pursuant to this Lease and the Workletter (including, without limitation, any such amounts paid by Tenant to Landlord for Tenant’s pro rata share, if any, of the cost of Landlord’s TI Work), and (ii) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Tenant Delay and/or Unavoidable Delay and not to any concurrent Landlord Delay, then Tenant shall not be entitled to any such refund and Landlord shall instead be entitled to retain any such monies previously paid by Tenant pursuant to this Lease and the Workletter.

(c) If Landlord has not completed construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivered a Larc Substantial Completion Certificate (as defined in the Workletter) to Tenant within ninety (90) days after the Rent Commencement Date, then, in addition to any other rights or remedies available to Tenant under this Lease or under applicable law, beginning on the ninety-first (91st) day after the Rent Commencement Date and continuing until completion of construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivery of such Larc Substantial Completion Certificate, the square footage on which Tenant’s minimum rental obligation under Section 3.1(a) and Tenant’s Operating Cost Share under Article 5 are calculated shall be reduced by an amount equal to the square footage of the Larc, measured in a manner consistent with the manner in which other measurements of square footage or made under this Lease, and Tenant’s payment obligations with respect to minimum rental and Operating Expenses shall be reduced proportionately. If Landlord has not completed construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivered a Larc Substantial Completion Certificate to Tenant within nine (9) months after the Rent Commencement Date, then, in addition to any other rights or remedies available to Tenant under this Lease or under applicable law, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the completion of construction of Landlord’s Larc Work (subject only to performance of Punch List Work) and delivery of such Larc Substantial Completion Certificate; provided, however, that each of the foregoing deadlines shall be extended, day for day, by a period equal to the length of any actual delay in the completion of Landlord’s Larc Work that is caused by Tenant Delay (as defined in the Workletter). Upon any valid exercise of Tenant’s termination right under this paragraph (c), (i) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Landlord Delay and not to any concurrent Tenant Delay or Unavoidable Delay, then Landlord shall refund to Tenant, within ten (10) business days after Tenant’s exercise of its termination right, any monies previously paid by Tenant to Landlord pursuant to this Lease and the Workletter (including, without limitation, any such amounts paid by Tenant to Landlord for Tenant’s pro rata share, if any, of the cost of Landlord’s TI Work), and (ii) if the periods of actual delay that gave rise to Tenant’s termination right consisted primarily of periods attributable solely to Tenant Delay and/or Unavoidable Delay and not to any concurrent Landlord Delay, then Tenant shall not be entitled to any such refund and Landlord shall instead be entitled to retain any such monies previously paid by Tenant pursuant to this Lease and the Workletter.

(d) The term of this Lease shall end on the seventh (7th) anniversary of the Rent Commencement Date (the “Termination Date”) estimated to be February 7, 2014 (if the Rent Commencement Date occurs on the target date indicated in Section 2.1(a) above), unless sooner terminated or extended as hereinafter provided.

2.2 Early Possession. Tenant shall have the nonexclusive right to enter and use the Premises for the purpose of constructing improvements in the Premises (subject to all the terms and conditions of Article 7 below and of the Workletter as defined below), installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low-voltage data wiring and personal property and performing other similar work preparatory to the commencement of Tenant’s business in the Premises, beginning on the Lease Commencement Date (which date is also sometimes interchangeably referred to herein, for purposes of such early access, as the “Early Access Date”). Such occupancy and possession shall be subject to and upon all of the terms and conditions of this Lease (including, but not limited to, conditions relating to maintenance of required insurance by Tenant), except that (i) Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the Rent Commencement Date, (ii) subject to any applicable provisions to the contrary in Section 6.1 hereof and/or in the Workletter, Tenant shall have no obligation to pay the cost of utilities supplied to the Premises for any period prior to the Rent Commencement Date, and (iii) such early possession shall not advance or otherwise affect the Rent Commencement Date or Termination Date determined under Section 2.1. To the extent Landlord and/or its contractors or consultants are also performing work in the Premises prior to the Rent Commencement Date, Tenant shall not unreasonably interfere with or delay Landlord’s contractors or consultants by any early access, occupancy or possession under this Section 2.2, shall coordinate and cooperate with Landlord and its contractors and consultants (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other party’s work following the Early Access Date, and shall indemnify Landlord and its agents and employees to the extent provided in Section 10.6(a) below and in Paragraph 5(c) of the Workletter in connection with Tenant’s early entry upon the Premises hereunder.

2.3 Condition of Premises. Tenant has had an opportunity to inspect the condition of the Premises and agrees to accept the Premises “as is” in their condition existing as of the date of this Lease, without any obligation on the part of Landlord to improve, alter, repair or clean the Premises in any way for Tenant’s occupancy hereunder, except as otherwise expressly provided herein. Notwithstanding the foregoing:

(a) Landlord shall, at Landlord’s sole expense, perform all work necessary to cause the following conditions to be satisfied (“Landlord’s Section 2.3 Work”): (i) all existing Building systems and improvements (including, but not limited to, the existing HVAC, electrical and plumbing systems and all utilities serving the Premises) shall be in good working order and repair, including selective retrofit and upgrade work to certain of such Building systems as reasonably determined by Landlord to be appropriate to accommodate a standard level of laboratory improvements; (ii) the Premises and Service Annex, as defined below (excluding any improvements constructed in either of them by Tenant) and the Common Areas of the Center shall comply with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the Rent Commencement Date, and shall comply with the terms of Landlord’s warranty set forth in Section 2.3(c) below; (iii) the roof membrane of the Building shall be replaced; (iv) any additional shell or structural work which Landlord in its sole discretion deems necessary or appropriate to prepare the Building for occupancy by Tenant (which additional work may include, but will not necessarily include or be limited to, structural reinforcement and/or voluntary seismic upgrades) shall be substantially completed;

and (v) Landlord shall have substantially completed construction of those portions of the Service Annex designated for exclusive or shared use by the occupant of the Building, including all systems and improvements reasonably required for the contemplated use thereof, in accordance with Section 2.3(d) below. As described in the Workletter, a detailed (but not necessarily exhaustive) description of the elements of the ‘“Base Building” which it is Landlord’s responsibility to deliver to Tenant in accordance with this Section 2.3 and the Workletter (including, but not necessarily limited to, the elements of Landlord’s Section 2.3 Work as described above) is set forth in Schedule B-l attached to the Workletter and incorporated by reference therein. Landlord shall use reasonable efforts to coordinate the design and construction of Landlord’s Section 2.3 Work with Tenant’s final interior layout and with the final plans and specifications for the Tenant Improvements. Landlord shall use reasonable efforts to endeavor to complete Landlord’s Section 2.3 Work and cause the conditions set forth in the first sentence of this paragraph to be satisfied by February 7, 2007, but to the extent it is not reasonably practicable to do so by February 7, 2007, Landlord shall thereafter continue to proceed diligently and with reasonable efforts to complete the required work and achieve the required conditions as promptly as practicable thereafter, and Landlord and Tenant shall continue to cooperate reasonably and in good faith with one another (and cause their respective consultants and contractors to cooperate reasonably and in good faith with one another) in the manner described in Section 2.2 above in connection with the concurrent performance of their respective work in the Building. When Landlord receives written certification from Landlord’s Architect that construction of Landlord’s Section 2.3 Work has been substantially completed (subject only to performance of Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Landlord’s Architect (the “Section 2.3 Substantial Completion Certificate”) certifying that the construction of Landlord’s Section 2.3 Work has been substantially completed in accordance with this Section 2.3 and specifying the date of that completion, Thereafter, beginning on the Rent Commencement Date and continuing during the rest of the term of this Lease, Tenant shall be responsible (subject, however, to any corrective obligations of Landlord as expressly set forth in this Lease) for maintenance, repair and/or replacement of all such systems and improvements to the extent required under the provisions of Article 8 hereof. If Landlord’s obligations under this paragraph are violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to correct promptly and diligently, at Landlord’s sole cost, the condition (s) constituting such violation. However, in the case of the requirements set forth in clause (i) of the first sentence of this paragraph, Tenant’s failure to give such written notice to Landlord within six (6) months after the Rent Commencement Date shall give rise to a conclusive and irrebuttable presumption that Landlord has complied with all Landlord’s obligations under such clause (i), and in the case of the requirements set forth in clauses (ii) through (v) of the first sentence of this paragraph (except with respect to latent defects in the case of the requirements set forth in clauses (iii) and (v) of the first sentence of this paragraph), Tenant’ failure to give such written notice to Landlord regarding any alleged violation within one (1) year after the Rent Commencement Date shall give rise to a conclusive and irrebuttable presumption that Landlord has complied with all Landlord’s obligations under such clauses (ii) through (v). TENANT ACKNOWLEDGES THAT THE WARRANTIES AND/OR OBLIGATIONS CONTAINED IN THIS SECTION 2.3 AND IN THE WORKLETTER (IF APPLICABLE) ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE PREMISES, BUILDING SYSTEMS AND EXISTING IMPROVEMENTS (OTHER THAN TENANT IMPROVEMENTS) IN THE PREMISES, AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.3 AND, IN THE CASE OF TENANT IMPROVEMENTS CONSTRUCTED BY LANDLORD UNDER THE WORKLETTER, AS EXPRESSLY SET FORTH IN THE WORKLETTER.

(b) As set forth in the Workletter, Landlord shall provide Tenant with a tenant improvement allowance in the maximum amount of One Hundred Twenty-Five Dollars ($125) per square foot, or approximately Five Million Seven Hundred Nine Thousand Seven Hundred Fifty Dollars ($5,709,750) in total (the “Tenant Improvement Allowance”), towards the construction of Tenant Improvements (as defined in the Workletter) in the Premises. Construction of such Tenant Improvements shall be governed by the provisions of Article 7 hereof (in the case of any such Tenant Improvements constructed by Tenant) and by the Workletter, and such Tenant Improvements shall be constructed in compliance with all of the provisions thereof (including, without limitation, all conditions relating to approval of plans and specifications), as well as the provisions of this Section 2.3. The Tenant Improvement Allowance shall not be used or useable by Tenant for any moving or relocation expenses of Tenant, or for any cost or expense associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of this Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of this Lease. Any portion of the Tenant Improvement Allowance which has not been claimed or drawn by Tenant within eighteen (18) months after the Rent Commencement Date shall expire and shall no longer be available to Tenant thereafter. Additional conditions and procedures relating to the disbursement of the Tenant Improvement Allowance shall be as set forth in the Workletter or as otherwise reasonably prescribed in writing by Landlord.

(c) Landlord warrants to Tenant that the Premises as they exist on the Rent Commencement Date (but without regard to the particular use for which Tenant will occupy the Premises, and excluding any improvements constructed by Tenant) and the Tenant Improvements constructed by Landlord under the Workletter shall not violate any covenants or restrictions of record or any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date. Tenant warrants to Landlord that any Tenant Improvements constructed by Tenant and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date or at such later time as such improvements are placed in service. Without limiting the generality of the foregoing, the parties acknowledge that Landlord shall be responsible for Americans with Disabilities Act (“ADA”) and building code compliance for all improvements in the Building and Common Areas as they exist on the Rent Commencement Date (excluding any improvements constructed by Tenant), for all Landlord’s Section 2.3 Work and for all Tenant Improvements constructed by Landlord hereunder and under the Workletter (except to the extent, if any, that the application of ADA or building code requirements to any such improvements is triggered or materially affected by Tenant’s construction of any improvements) and that Tenant shall be responsible for ADA and building code compliance required in connection with or as a result of improvements constructed by Tenant. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party’s sole cost and expense. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Center or the Premises for the conduct of Tenant’s business or proposed business therein,

(d) As part of Landlord’s Section 2.3 Work, Landlord shall construct in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations a combined service yard and loading area and related systems and improvements (collectively, the “Service Annex”) located in the area between the Building and the adjacent building located at 900 Chesapeake Drive (the “Adjacent Building”) and serving both the Building and the Adjacent Building. The parties intend that the Service Annex will include (but not necessarily be limited to) appropriate areas for vehicle deliveries, trash and hazardous materials storage, future emergency generator areas, and an elevator suitable for freight/passenger use to serve second floor spaces in the Building and the Adjacent Building, and that the Service Annex will also include areas in which systems and equipment can be installed by or at the request of the respective tenants of the Building and the Adjacent Building to support their occupancy of and operations in the Building and the Adjacent Building, respectively. The approximate location and preliminary layout of the Service Annex are shown on the Building Plan. Also shown on the

Building Plan are two areas immediately adjacent to the Building, designated respectively as “Chemical Storage Enclosure” (the “Chemical Storage Area”) and “Emergency Generator Enclosure” (the “Emergency Generator Area”), which areas are for the exclusive use of the occupant of the Building and shall be deemed to be part of the Service Annex for purposes of Landlord’s construction obligations under this Section 2.3, but are not enclosed and are therefore not included in the calculation of the square footage of the Premises and/or of the Service Annex for purposes of any formulas or other calculations under this Lease that are based on the square footage of the Premises and/or of the Service Annex. Landlord shall have the final authority with respect to the design and layout of the Service Annex and with respect to all plans, drawings and specifications for the Service Annex, but Landlord shall consult reasonably and in good faith with Tenant regarding all such matters. As part of the design and development of the Service Annex, Landlord shall have the right, in its reasonable discretion (but after reasonable consultation with Tenant), to designate various portions of the Service Annex for exclusive use by the occupant of the Building, for exclusive use by the occupant of the Adjacent Building, or for shared, nonexclusive use by the occupant of the Building and the occupant of the Adjacent Building. For purposes of measuring the square footage of the Premises under this Lease (including, but not limited to, measurements contemplated in Section 3.1(c) below), Landlord shall make a reasonable allocation of the square footage of the Service Annex (measured from exterior faces of exterior walls, and from interior faces of common walls shared with the Building or the Adjacent Building) between the Building and the Adjacent Building; so long as the areas (if any) designated for exclusive use of the Building and for exclusive use of the Adjacent Building are generally comparable in size and the balance of the Service Annex is designated for shared, nonexclusive use, Landlord’s present intention is to allocate the square footage of the Service Annex fifty percent (50%) to the Building and fifty percent (50%) to the Adjacent Building, and Tenant agrees that such an allocation would be reasonable under those circumstances.

2.4 Acknowledgment of Rent Commencement Date. Promptly following the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Rent Commencement Date, Termination Date and related matters, substantially in the form attached hereto as Exhibit C (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgment shall not affect the determination of the Rent Commencement Date, Termination Date and related matters in accordance with the provisions of this Lease.

2.5 Holding Over. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the minimum rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the minimum rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant, Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof, including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6 Options to Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(b) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first such period commencing upon the expiration of the initial term hereof and, if such first extension period is duly elected by Tenant, the second such period commencing upon the expiration of the first extended term. Exercise of such option shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof, in the case of the first extended term, and at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof, in the case of the second extended term (if applicable). If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date the applicable extended term is to commence, then the exercise of the option shall be of no force or effect, the applicable extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or both extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3. RENTAL

3.1 Minimum Rental.

(a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Rent Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month (subject to adjustment under Section 3.1(c) below, if applicable):

Monthly Months	Sq Ft	PSF/PM	Minimum Rental
01 -12	30,000	$3.250	$ 97,500.00
13-18	36,000	$3.400	$ 122,499.00
19-24	45,678	$3.400	$ 155,305.00
25-36	45,678	$3.600	$ 164,441.00
37-48	45,678	$3.744	$ 171,018.00
49-60	45,678	$3.894	$ 177,859.00
61-72	45,678	$4.050	$ 184,974.00
73-84	45,678	$4.211	$ 192,372.00

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first rental payment month or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease (from and after the Rent Commencement Date, if applicable) is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(b) Rental Amounts During Extended Term(s). If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, then (i) the monthly minimum rental during the first year of each extended term shall be equal to one hundred four percent (104%) of the monthly minimum rental payable for the last full calendar month preceding the commencement of such extended term, and (ii) the monthly minimum rental during each subsequent year of the applicable extended term shall be equal to one hundred four percent (104%) of the monthly minimum rental payable during the immediately preceding year of the extended term.

(c) Square Footage of Premises. The Building was folly constructed prior to the date of this Lease, has been measured by Landlord’s Architect and, applying the measurement formula customarily used by Landlord to measure square footage of buildings in the Center, has been determined to contain 41,821 square feet, which measurement is final and binding on the parties, is hereby accepted by the parties for all purposes under this Lease and is not subject to remeasurement or adjustment. The square footage of the Premises, for all purposes under this Lease (including, without limitation, calculation of minimum rental payments under Section 3.1(a), calculation of the Tenant Improvement Allowance, and calculation of Tenant’s Operating Cost Share under Article 5), shall consist of the sum of such Building square footage and the portion of the Service Annex square footage allocated to the Building pursuant to Section 2.3(d) above. An estimated square footage of 45,678 square feet (the Building square footage plus an estimate of 3,857 square feet for the Service Annex, excluding the Chemical Storage Area and the Emergency Generator Area as provided in Section 2.3(d) above) has been used in this Lease in order to provide estimates of the calculations described in the preceding sentence, but upon completion of construction of the Service Annex and notification by Landlord to Tenant of Landlord’s final determination of the allocation of the square footage of the Service Annex as contemplated in Section 2.3(d) above, (i) the final square footage for the Premises shall be determined by adding such allocable portion of the Service Annex square footage to the Building square footage of 41,821 square feet, (ii) such final square footage shall be inserted in the Acknowledgment of Rent Commencement Date form to fee executed by the parties pursuant to Section 2.4 above, and (iii) the minimum rental payments under Section 3.1(a), the Tenant Improvement Allowance, Tenant’s Operating Cost Share, and any other calculations or amounts determined with reference to the square footage of the Premises shall be deemed to be amended automatically to reflect such final square footage of the Premises. Notwithstanding the foregoing provisions, the square footages used in Section 3.1(a) for calculation of minimum rental for Months 1 through 18 are not subject to adjustment or recalculation based on the allocable portion of the Service Annex square footage, nor are such square footages, in being less than the estimated entire square footage of the Premises, meant to imply any limitation on Tenant’s right or ability to use the entire Premises during such months; such reduced square footages merely represent a method of implementing an economic agreement between the parties with respect to the calculation of Tenant’s minimum rental obligation during Months 1 through 18.

3.2 Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due to the date of actual payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due; provided, however, that for the first two (2) instances of late payment during the term of this Lease, Tenant shall not be required to pay such late charge unless Tenant has failed to pay the past-due amount within three (3) days after Landlord has given Tenant written notice that such amount is past due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Center. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments,

4. TAXES

4.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of any and all alterations, additions and items existing on or in the Premises from time to time during the term of this Lease and taxed as personal property rather than as real property, including (but not limited to) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Center, then such tax or assessment shall be paid by Tenant to Landlord within thirty (30) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

4.2 Real Property. To the extent any real property taxes and assessments on the Premises are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Premises are taxed or assessed to Landlord following the Rent Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions of Article 5 of this Lease. Notwithstanding the foregoing provisions, if real property taxes and assessments on the Service Annex are assessed directly to Tenant (which the parties do not expect to be the case), Tenant shall only be required to bear a share of such Service Annex taxes and assessments proportional to the percentage of square footage of the Service Annex that is allocated to the Building, and Landlord shall reimburse Tenant or cause Tenant to be reimbursed for the portion of such Service Annex taxes and assessments allocable to the Adjacent Building. Notwithstanding the foregoing, Tenant shall not be required to pay, and there shall not be included in Operating Expenses, any tax or assessment or increase therein (a) in the nature of a tax on Landlord’s net income, or in the nature of an inheritance, gift, transfer, estate or death tax; or (b) in excess of the amount which would be payable on a current basis if such tax or assessment were paid in installments over the full period for which such installments would customarily be paid; or (c) imposed on land or improvements other than those constituting part of the Center (except to the extent, if any, that an allocable share of real property taxes or assessments on land or improvements not constituting part of the Center may be chargeable to Landlord or the Center pursuant to the Master Declaration as defined in Section 15.4 below, in which event such real property taxes or assessments may be included in Operating Expenses to the extent permitted under Article 5 below).

5. OPERATING EXPENSES

5.1 Payment of Operating Expenses.

(a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, Tenant’s Operating Cost Share of the Operating Expenses defined in Section 5.2, subject to adjustment pursuant to Section 5.1(b) when applicable. For purposes of this Section 5.1, “Tenant’s Operating Cost Share” shall be: (i) in the case of Operating Expenses that are reasonably allocable solely to the Building, one hundred percent (100%); (ii) in the case of Operating Expenses that are reasonably attributable to the Service Annex, a percentage amount equal to the percentage of the total square footage of the Service Annex that is included in the Premises pursuant to Section 2.3(d) and Section 3.1(c) above; and (iii) in the case of Operating Expenses that are determined and allocated on a Center-wide basis, seven and twenty-seven hundredths percent (7.27%).

(b) Tenant’s Operating Cost Share as specified in Section 5.1(a) with respect to matters allocable to the entire Center is based upon an estimated area of 45,678 square feet for the Premises (subject to determination of the allocable square footage from the Service Annex) and upon an aggregate area of 628,593 square feet for all of the buildings presently located in the Center. If the actual area of the Premises or of any of the buildings existing from time to time in the Center changes for any reason (including, but not limited to, modification of existing buildings, final determination of the allocable square footage from the Service Annex, construction of new buddings in the Center, or construction of new buildings on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center), then Tenant’s Operating Cost Share shall be adjusted proportionately to reflect the new actual areas of the Premises and/or such other buildings, as applicable, as determined reasonably and in good faith by Landlord’s architect on the same basis of measurement as applied in determining the existing square footage of the Building,

5.2 Definition of Operating Expenses.

(a) Subject to the exclusions and provisions hereinafter contained and the allocation principles set forth in Section 5.1, the term “Operating Expenses” shall mean, without duplication, the total costs and expenses actually incurred by Landlord for management, operation and maintenance of the Building and the Center, including, without limitation, costs and expenses of (i) insurance (which may include, at Landlord’s option, environmental and seismic insurance as part of or in addition to any casualty or property insurance policy), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on gross rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) capital improvements to the Center or the improvements therein, amortized over the useful life of such capital improvements as determined reasonably and in good faith by Landlord on the basis of generally accepted accounting principles or tax accounting principles, consistently applied, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority (excluding, however, any such expenses incurred by Landlord in complying with Landlord’s obligations under Section 2.3) or (cc) of which Tenant has use or which benefit Tenant, and which in either case under this clause (cc) are reasonably consistent with the nature and quality of the Center as a first-class office and research and development campus; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) paid by Landlord, as owner of the Center, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of the Master Declaration (as hereinafter defined) or of any other declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the initial construction of buildings or Common Area improvements in the Center, nor any costs attributable to buildings the square footage of which is not taken into account in determining Tenant’s Operating Cost Share under Section 5.1 for the applicable period. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined reasonably and in good faith by Landlord’s accountants.

(b) Notwithstanding any other provisions of this Section 5.2, the following shall not be included within Operating Expenses: (i) rent paid to any ground lessor; (ii) the cost of constructing tenant improvements for any other tenant of the Center; (iii) the costs of special services, goods or materials provided to any other tenant of the Center and not offered or made available to Tenant; (iv) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Center, or as to which any other tenant of the Center is obligated to make such repairs or to pay the cost thereof; (v) legal fees, advertising costs or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Center; (vi) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the design, materials or workmanship of the Building, the Center or the Common Areas; (vii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord’s employees, contractors or agents; (viii) executive salaries or salaries of service personnel to the extent that such personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or the Center; (ix) Landlord’s general overhead expenses not related to the Building or the Center; (x) legal fees, accountants’ fees and other expenses incurred in connection with disputes with tenants or other occupants of the Center, or in connection with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Center or any part thereof; (xi) costs incurred due to a violation by Landlord or any other tenant of the Center of the terms and conditions of any lease; (xii) costs of any service provided to Tenant or to other occupants of the Center for which Landlord is reimbursed other than through recovery of Operating Expenses; (xiii) personal property taxes due and payable by any other tenant of the Center; (xiv) costs incurred in connection with an event of casualty or condemnation governed by Article 13 of this Lease (including, but not limited to, any applicable deductible and/or coinsurance amounts under applicable insurance policies); (xv) costs to comply with Landlord’s obligations under Section 23 of this Lease; (xvi) costs incurred in connection with the presence of any hazardous substance or hazardous waste (as such terms are defined in Section 9.6) on, under or about the Property or the Center (but in the event of any use or release of such a hazardous substance or hazardous waste by Tenant or related parties as described in Section 9.6, Tenant’s responsibility therefor shall be determined pursuant to Section 9.6); (xvii) interest, charges and fees incurred on debt; (xviii) costs in the nature of depreciation, amortization or other expense reserves, except in connection with any amortization of capital expenditures that is expressly authorized under any provision of this Lease; (xix) costs or expenditures for capital repairs, replacements and improvements (as determined pursuant to Section 5.2(a) above) in excess of the amortized amounts which are expressly authorized to be included as Operating Expenses under the provisions of clause (v) of Section 5.2(a) above or under any other applicable provision of this Lease; (xx) costs incurred in connection with any construction of additional buildings in the Center; (xxi) wages, compensation and labor burden for any employee not stationed at the Center on a substantially full-time basis; (xxii) taxes and assessments excluded pursuant to the last sentence of Section 4.2 above; and (xxiii) any fee, profit or compensation paid to or retained by Landlord or any person or entity controlling, controlled by or under common control with Landlord for the management or administration of the Center, to the extent the portion of such aggregate fees, profits or compensation chargeable to Tenant as an Operating Expense under this Article 5 exceeds three percent (3%) of the minimum monthly rental and Operating Expenses (provided, however, that solely for purposes of applying the foregoing limitation during the first eighteen (18) months following the Rent Commencement Date, such limitation shall be calculated using a deemed minimum monthly rental amount calculated on the entire square footage of the Premises and not on the reduced square footage otherwise applicable under Section 3.1 (a) during such initial 18-month period).

5.3 Determination of Operating Expenses. On or before the Rent Commencement Date and during the last month of each subsequent calendar year of the term of this Lease (“Expense Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Expense Year or applicable portion thereof On or before the first day of each month during the term of this Lease, beginning on the Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of an Expense Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for the applicable Expense Year and subsequent payments by Tenant for such Expense Year shall be based upon such revised estimate.

5.4 Final Accounting for Expense Year.

(a) Within ninety (90) days after the close of each Expense Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Expense Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 5.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Expense Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b) At any time within three (3) months after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 5.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall reasonably designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Expense Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. Any such independent audit of the books and records shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Expense Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Expense Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Expense Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 5.4.

5.5 Proration. If the Rent Commencement Date falls on a day other than the first day of an Expense Year or if this Lease terminates on a day other than the last day of an Expense Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Expense Year shall be prorated on the basis which the number of days during such Expense Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.

6. UTILITIES

6.1 Payment. Commencing with the Rent Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 5.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any utilities or services supplied to the Premises are not separately metered, then the amount thereof shall be allocated in a reasonable, good faith and appropriate manner by Landlord between the Premises and the other buildings, premises or areas sharing such utilities or services, and the portion thereof allocable to the Building may, in Landlord’s discretion, either be included in Operating Expenses allocable to the Building under Section 5.1 hereof or be billed directly to Tenant and paid or reimbursed by Tenant within thirty (30) days after receipt of Landlord’s statement and request for payment, accompanied by reasonable supporting documentation evidencing the calculation or determination of the amount for which payment or reimbursement is requested. Notwithstanding the foregoing provisions, during the period from the Lease Commencement Date to the Rent Commencement Date, (a) if Tenant is neither operating its business in the Premises nor performing any material construction of improvements in the Premises, Landlord shall bear all utilities charges for the Premises, but to the extent Landlord is then performing construction of improvements in the Premises pursuant to this Lease and/or the Workletter, Landlord may, in its discretion, make a reasonable, good faith allocation of such utilities charges between (i) Landlord’s Work and (ii) the Cost of Improvements (as defined in the Workletter) for the Tenant Improvements being constructed by Landlord; and (b) if Tenant is operating its business in the Premises and/or performing any material construction of improvements in the Premises, utilities charges for the Premises shall be allocated between Landlord and Tenant on the basis of a reasonable, good faith estimate of their respective usage of such utilities.

6.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises, the Building or the Center because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 6.2, however, in the event of any interruption or failure of any service or utility to the Premises that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents, employees or contractors and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant’s ability to use the Premises for the intended purpose hereunder, then following such three (3) business day period, Tenant’s obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the Premises, and such abatement shall continue until Tenant’s use of the Premises is no longer materially impaired thereby. Tenant expressly waives any benefits of any applicable existing or future law (including, but not limited to, the provisions of California Civil Code Section 1932(1)) to the extent the same would permit the termination of the Lease due to any such interruption or failure of any service or utility, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Section 6.2.

7. ALTERATIONS; SIGNS

7.1 Right to Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations in the Premises costing less than Twenty-Five Thousand Dollars ($25,000) in each instance and less than Fifty Thousand Dollars ($50,000) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All such alterations, additions and improvements shall be completed with due diligence in a good and workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Building or in the Center to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers, project managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 7.1, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the roof or equipment installations on the roof, or any alterations materially affecting any building systems, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.2 Title to Alterations. All alterations, additions and improvements installed by Tenant in, on or about the Premises, the Building or the Center (including, but not limited to, lab benches, fume hoods, clean rooms, cold rooms and other similar improvements and equipment) shall become part of the Property and shall become the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant’s movable furniture, equipment and trade fixtures, except to the extent any such items are specifically described in the parenthetical in the initial portion of this sentence. Tenant shall promptly repair any damage caused by its removal of any such furniture, equipment or trade fixtures.

(a) Notwithstanding any other provisions of this Article 7, (i) under no circumstances shall Tenant have any right to remove from the Premises or the Building, at the expiration or termination of this Lease, any lab benches, fume hoods, clean rooms, cold rooms or other similar improvements and equipment installed in the Building, even if such equipment and improvements were installed by Tenant; (ii) under no circumstances shall Tenant have any right to remove from the Premises or the Building, at the expiration or termination of this Lease, any alterations, additions, improvements or equipment acquired, constructed or installed with the use, in whole or in part, of any funds from the Tenant Improvement Allowance; (iii) if Tenant requests Landlord’s written consent to any alterations, additions or improvements under Section 7.1 hereof and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements; and (iv) Tenant shall not be required to remove any Tenant Improvements constructed or installed pursuant to the Workletter unless Landlord specifies its intention to do so at the time of granting of Landlord’s approval of the plans and specifications for the applicable elements of such Tenant Improvements, for which purpose Landlord agrees that (A) it will not withhold its approval of specific elements of the Tenant Improvements, or condition its approval upon Tenant’s agreement to remove such elements upon termination or expiration of this Lease, unless Landlord believes reasonably and in good faith that the functionality and marketability of the Premises for purposes of re-leasing to a successor tenant would be materially and adversely affected by the presence of such specific elements, and (B) it will not require Tenant to remove upon termination or expiration of this Lease, or condition its approval upon Tenant’s agreement to remove upon termination or expiration of this Lease, any Tenant Improvements (including, but not limited to, Larc improvements) which constitute standard, non-extraordinary improvements for ordinary office, laboratory and/or Larc uses in biotech facilities.

(b) Notwithstanding any other provisions of this Article 7, (i) it is the intention of the parties that Landlord shall be entitled to claim all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant or Landlord with funds provided by Landlord pursuant to the Tenant Improvement Allowance; and (ii) it is the intention of the parties that Tenant shall be entitled to claim, during the term of this Lease, all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant with Tenant’s own funds (and without any payment or reimbursement by Landlord pursuant to the Tenant Improvement Allowance), despite the fact that the items described in this clause (ii) are characterized in this Section 7.2 as becoming Landlord’s property upon installation, in recognition of the fact that Tenant will have installed and paid for such items, will have the right of possession of such items during the term of this Lease (from and after the Rent Commencement Date) and will have the obligation to pay (directly or indirectly) property taxes on such items, carry insurance on such items to the extent provided in Article 10 hereof and bear the risk of loss with respect to such items to the extent provided in Article 13 hereof. If and to the extent it becomes necessary, in implementation of the foregoing intentions, to identify (either specifically or on a percentage basis, as may be required under applicable tax laws) which alterations, additions, improvements and equipment constructed as part of the Tenant Improvements have been funded through the Tenant Improvement Allowance and which (if any) have been constructed or installed with Tenant’s own funds, Landlord and Tenant agree to cooperate reasonably and in good faith to make such an identification by mutual agreement.

7.3 Tenant Trade Fixtures. Subject to the third sentence of Section 7.2 and to Section 7.5, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any trade fixtures which are affixed to the Building or which affect the exterior or structural portions of the Building or which materially affect the Building systems shall require Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of Section 7.5, the foregoing shall apply to Tenant’s signs, which Tenant shall have the right to place and remove and replace (a) only with Landlord’s prior written consent as to location, size and composition, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Tenant shall immediately repair any damage caused by installation and removal of trade fixtures under this Section 7.3.

7.4 No Liens. Tenant shall at all times keep the Building and the Center free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Building or the Center. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Building and the Center. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant; provided, however, that the foregoing indemnity shall not apply with respect to (x) any Landlord’s Work, or (y) any work (or related materials and supplies) performed by Tenant but for which Landlord is obligated to make direct payment to the contractor or supplier out of the Tenant Improvement Allowance.

7.5 Signs. Without limiting the generality of the provisions of Section 7.3 hereof, Tenant shall have the right to install building and monument signage comparable to that maintained by the preceding tenant of the Premises, subject to Landlord’s prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Center and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. All costs for installation, maintenance and removal or restoration of such signage shall be at Tenant’s sole expense.

8. MAINTENANCE AND REPAIRS

8.1 Landlord’s Obligation for Maintenance.

(a) Repairs and Maintenance. Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Center; the roof, exterior walls and other structural portions of the Building and Service Annex; and the shared-use areas of the Service Annex, except to the extent Landlord enters into an alternative arrangement with Tenant and the tenant of the Adjacent Building regarding janitorial and/or other repair and maintenance services relating to such shared-use areas. The cost of all work performed by Landlord under this Section 8.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord; (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 2.3 hereof; (iii) is a capital expense not includible (or in excess of the amount includible on an amortized basis) as an Operating Expense under Section 5.2 hereof, or is otherwise expressly excluded from treatment as an Operating Expense under any other applicable provision of Section 5.2 hereof; (iv) results from an event of casualty or condemnation covered by Article 13 hereof (in which event the provisions of such Article 13 shall govern the parties’ respective rights and obligations); or (v) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6 hereof, subject to the release set forth in Section 10.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord’s expense (except as specifically provided in Section 8.1(b) hereof), or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

(b) Tenant’s Remedy. If (i) Landlord fails to perform promptly any repair, maintenance or replacement required to be performed by Landlord on the Building or Premises (including the portions of the Service Annex designated for exclusive use by the occupant of the Building, but excluding the shared use areas of the Service Annex) under Section 8.1 (a) and (ii) such failure creates a material risk to health and safety or a material risk of damage to property or a material impairment of Tenant’s ability to conduct its business in the Premises and (iii) such failure continues for more than thirty (30) days after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right, but not the obligation, to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other documentation reasonably supporting the costs for which Tenant is requesting reimbursement. Under no circumstances, however, shall Tenant have any right to offset or deduct the cost of any such work against rent or other charges falling due from time to time under this Lease.

8.2 Tenant’s Obligation for Maintenance.

(a) Good Order, Condition and Repair. Except as provided in Section 8.1 hereof, and subject to the provisions of Article 13 hereof (which shall be controlling in the event of any casualty or condemnation covered by such Article 13), Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located (excluding the shared-use areas of the Service Annex, subject to Section 8.1 above, but including any and all portions of the Service Annex designated for exclusive use by the occupant of the Building), including but not limited to the signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems serving the Premises, the HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity reasonably approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises, as required.

(b) Landlord’s Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly (and in all events within any applicable notice and cure periods) any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and Building and the improvements located therein, including any additions, alterations and improvements thereto (except for items which Tenant is permitted and elects to remove, or is required to remove, pursuant to the provisions of this lease), broom clean, in good and sanitary order, condition and repair (excluding the effects of ordinary wear and tear, casualty damage or condemnation governed by the provisions of Article 13 hereof, and hazardous substances and/or hazardous wastes, except to the extent Tenant is responsible for the same pursuant to the provisions of Section 9.6 or any other applicable provisions of this Lease), first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 7.2), and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Center by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

9. USE OF PROPERTY

9.1 Permitted Use. Subject to Sections 9.3, 9.4 and 9.6 hereof, Tenant shall use the Premises solely for an office, research and development, engineering, laboratory, and/or warehousing facility, and for administrative and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of Redwood City and all other governmental agencies having jurisdiction over the Premises), and for no other purpose, unless Landlord in its sole discretion otherwise consents in writing.

9.2 [Intentionally Deleted.]

9.3 No Nuisance. Tenant shall not use the Premises for or carry on or permit within the Center or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Building or the Center, nor commit or allow to be committed any waste in, on or about the Center. Tenant shall not do or permit anything to be done in or about the Center, nor bring nor keep anything therein, which will in any way cause the Center or any portion thereof to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

9.4 Compliance with Laws. Tenant shall not use the Premises, the Building or the Center or permit the Premises, the Building or the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Center, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises. Tenant shall procure all licenses and permits required for Tenant’s particular use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the particular use of the Premises and the Center by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Center (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises or the Center. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in the Premises or other particular use of the Center shall, at Landlord’s election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (iii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within thirty (30) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall not be required to comply with or cause the Premises or the Center to comply with any Requirements except to the extent such compliance is necessitated due to Tenant’s construction of improvements in, or Tenant’s particular use of, the Premises.

9.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Center, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

9.6 Environmental Matters.

(a) For purposes of this Section, “hazardous substance” shall mean (i) the substances included within the definitions of the term “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the substances included within the definition of “ hazardous substance” under the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the substances included within the definition of “hazardous materials” under the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, (iv) the substances included within the definition of “hazardous substance” under the Underground Storage of Hazardous Substances provisions set forth in California Health & Safety Code §§ 25280 et seq., and (v) petroleum or any fraction thereof; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”), (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL; and “pollutant” shall mean all substances defined as a “pollutant,” “pollution,” “waste,” “contamination” or “hazardous substance” under the Porter-Cologne Water Quality Control Act, California Water Code §§ 13000 et seq.

(b) Without limiting the generality of the obligations set forth in Section 9.4 of this Lease:

(i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Premises and the Center as provided in Section 9.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises and the Center from time to time.

(iii) Tenant shall not (A) operate on or about the Center any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Center for ninety (90) days or more, nor (C) conduct any other activities on or about the Center that could result in the Center or any portion thereof being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result), nor (D) store any hazardous wastes on or about the Center in violation of any federal or California laws or in violation of the terms of any federal or state licenses or permits held by Tenant.

(iv) Tenant shall not install any underground storage tanks on the Property without the prior written consent of Landlord and prior approval by all applicable governmental authorities. If and to the extent that Tenant obtains all such required consents and approvals and installs any underground storage tanks on the Property, Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to such underground storage tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

(v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within fifteen (15) days after the Rent Commencement Date, and shall update such information at least annually, on or before each anniversary of the Rent Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant; and provided further, however, that Landlord shall keep all such materials reviewed by Landlord confidential, except to the extent disclosure of such materials or of the contents thereof (x) to Landlord’s employees, counsel, managers and/or consultants is necessary or appropriate in the course of their employment or their representation of or advice to Landlord or in the enforcement of Landlord’s rights and Tenant’s obligations under this Lease, or (y) to any prospective lender or purchaser of the Center is necessary or appropriate in connection with any proposed sale or Financing of the Center, or (z) is compelled by any governmental or quasi-governmental authority or by applicable law):

(A) A list of all hazardous substances, hazardous wastes and/or pollutants that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations in the Center.

(B) All Material Safety Data Sheets (“MSDS’s”), if any, required to be completed with respect to operations of Tenant at the Center from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS’s.

(C) All Hazardous Waste Manifests, if any, that Tenant is required to complete from time to time under California Health & Safety Code § 25160, any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with its operations in the Center.

(D) Any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations in the Center, pursuant to California Health & Safety Code §§ 25500 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(E) Any Air Toxics Emissions Inventory Plan required from time to time with respect to Tenant’s operations in the Center, pursuant to California Health & Safety Code §§ 44340 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(F) Any biennial Hazardous Waste Generator reports or notifications furnished by Tenant to the California Department of Toxic Substances Control or other applicable governmental authorities from time to time pursuant to California Code of Regulations Title 22, § 66262.41, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(G) Any Hazardous Waste Generator Reports regarding source reductions, as required from time to time pursuant to California Health & Safety Code §§ 25244.20 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(H) Any Hazardous Waste Generator Reports or notifications not otherwise described in the preceding subparagraphs and required from time to time pursuant to California Health & Safety Code § 25153.6, California Code of Regulations Title 22, Division 4.5, Chapter 12, §§66262.10 et seq., (“Standards Applicable to Generators of Hazardous Waste”), any other regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(I) All industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations in the Center, and all air quality management district permits issued to or held by Tenant from time to time in connection with its operations in the Center.

(J) Copies of any other lists or inventories of hazardous substances, hazardous wastes and/or pollutants on or about the Center that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

(vi) Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials (x) for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval (if applicable), or (y) which Tenant is authorized to use pursuant to the terms of any radioactive materials license issued by the State of California. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

(A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its operations in the Center;

(B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with Tenant’s operations in the Center from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

(C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with Tenant’s operations in the Center from time to time.

(vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes, hazardous substances, pollutants, radiation or radioactive materials by Tenant or its agents or employees. If and to the extent Tenant becomes aware of any unauthorized release of any such hazardous wastes, hazardous substances, pollutants, radiation or radioactive materials into the environment and such release (x) creates a significant risk to human health or safety, (y) creates a significant risk of contamination of any of the improvements, soil or groundwater on or under the Property, or (z) is required to be reported to any governmental authority (including, but not limited to, any release of a Reportable Quantity, under the Emergency Planning and Community Right to Know Act, of any hazardous substance, hazardous waste, pollutant, radiation or radioactive material), then in each such event, Tenant shall give Landlord verbal notice of such release as immediately as practicable, shall follow such verbal notice with written notice to Landlord of such release within one (1) business day after Tenant became aware of such release, and shall provide Landlord with a copy of any written report or disclosure filed by Tenant with any governmental authority with respect to such release, substantially concurrently with Tenant’s filing of such written report or disclosure with the applicable governmental authority.

(viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 9.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance, hazardous waste, pollutant, radioactive material or radiation on or about the Center as a proximate result of Tenant’s use of the Center or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant. Notwithstanding the foregoing provisions, Landlord acknowledges and agrees that losses of rental or other income compensable under the preceding sentence do not include any actual or alleged loss of rental or other income arising from another tenant’s or prospective tenant’s or prospective purchaser’s objection to the mere fact of Tenant’s use of hazardous substances or materials on or about the Premises, absent any material violation by Tenant or its agents or employees of the provisions of this Lease or of applicable law in the course of such use.

(ix) Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials in or about the Center. Upon request, but subject to Tenant’s reasonable operating and security procedures, Tenant shall grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials, without Landlord thereby being deemed guilty of any disturbance of Tenant’s use or possession or being liable to Tenant in any manner.

(x) Notwithstanding Landlord’s rights of inspection and review under this Section 9.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section 9.6(b).

(xi) Prior to, or as soon as practicable after, mutual execution of this Lease, Landlord shall obtain, at Landlord’s expense, a Phase I environmental study evaluating the presence or absence of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials in and under the Building, and shall provide a copy of that study to Tenant. The purpose of this study is to provide evidence of the “baseline” condition of the Building prior to Tenant’s occupancy and use thereof, but such evidence is not intended to be conclusive or irrebuttable. Tenant shall also have the right (but not the obligation), if it so elects and at its own expense, to conduct its own environmental study of the Premises prior to or at the time of Tenant’s occupancy, in which event Tenant shall provide a copy of such study to Landlord. If Tenant or its employees, agents, contractors, vendors, customers or guests receive, handle, use, store, transport, generate, treat and/or dispose of any hazardous substances or wastes or radiation or radioactive materials on or about the Center at any time during the term of this Lease, then within thirty (30) days after Tenant vacates the Premises upon termination or expiration of this Lease, Landlord shall obtain a further environmental study (which study shall be at least a Phase I study, and shall be a Phase II study to the extent the results of the Phase I study reasonably suggest the necessity or desirability of a Phase II level investigation in any areas), performed by GeoSyntec or Geomatrix or another reputable environmental consultant selected by Landlord, evaluating the presence or absence of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials on and about those portions of the Center affected by Tenant’s operations in the Center and attributable or potentially attributable to such operations (the “Exit Study”). Liability for any remedial actions required or recommended on the basis of the Exit Study shall be allocated in accordance with Sections 9.4, 9.6, 10.6 and other applicable provisions of this Lease. The cost of the Exit Study shall be borne by Landlord, except that if the Exit Study identifies any required or recommended remedial work that is Tenant’s responsibility under the applicable provisions of this Lease, then Tenant shall also reimburse Landlord for the cost of the Exit Study, which reimbursement shall be paid within thirty (30) days after written demand by Landlord, accompanied by a copy of the invoice(s) reflecting the cost of the Exit Study. The Exit Study is not intended to be conclusive or irrebuttable. Tenant shall also have the right (but not the obligation), if it so elects and at its own expense, to conduct its own environmental study of the Premises to verify the results of the Exit Study,

(c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Center of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials present on the Center as of the Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Center) of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees,

(d) The provisions of this Section 9.6 shall survive the termination of this Lease.

10.    INSURANCE AND INDEMNITY

10.1 Insurance.

(a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, from and after the Early Access Date, at Tenant’s cost and expense, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) Three Million Dollars ($3,000,000.00) per occurrence for bodily injury, personal injury and death, and Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage, or (ii) a combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury (including personal injury and death) and property damage, which insurance may be provided in a combination of primary and excess limits (the umbrella coverage). Such insurance shall name Landlord, its general partners, its property manager and any lender holding a deed of trust on the Center from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, products/completed operations coverage on terms and in amounts (A) customary in Tenant’s industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time and (B) mutually satisfactory to Landlord and Tenant in their respective reasonable discretion, provided that such coverage is reasonably available to Tenant on commercially reasonable terms.

(b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Center, with a combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury (including personal injury and death) and property damage,

(c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss–Special Form [CP 1030]” or its equivalent) for the shell of the Building and for the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may include earthquake and/or environmental coverage, as part of the same policy or as a separate policy or policies, to the extent Landlord in its sole discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in the Building or on or about the Center.

(d) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense (chargeable, pursuant to and subject to Article 5, as an Operating Expense), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss–Special Form [CP1030]” or its equivalent) for the tenant improvements existing in the Premises on the Early Access Date and for all Tenant Improvements constructed by Landlord pursuant to this Lease and the Workletter (other than Tenant’s Property, which it shall be Tenant’s responsibility to insure pursuant to paragraph (e) below), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. The coverage required to be maintained under this paragraph (d) may, in Landlord’s discretion, be added to or combined with Landlord’s master policy carried under paragraph (c) above. Tenant shall cooperate with Landlord in the preparation of a mutually approved initial list or schedule of such existing improvements and Tenant Improvements, for purposes of identifying the items Landlord is responsible for insuring under this paragraph (d), and Tenant shall thereafter provide to Landlord from time to time, upon request by Landlord annually or at other reasonable intervals, an updated version of such list or schedule (the intended purpose of such updating being to reflect any modification or removal of any such items that would have the effect of eliminating them from the scope of Landlord’s insurance obligation under this paragraph (d)). Landlord, in its discretion, may elect from time to time to obtain appraisals of any or all alterations, additions, improvements and Tenant Improvements which Landlord is required to insure hereunder.

(e) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, from and after the Early Access Date, at Tenant’s cost and expense, policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP 1030]” or its equivalent) for Tenant’s movable personal property, office furniture, movable equipment and trade fixtures, and all other alterations, additions and improvements placed or installed by Tenant from time to time in or about the Premises (collectively, “Tenant’s Property,” which term is not intended to imply any conclusion regarding ultimate ownership of alterations, additions and improvements that are otherwise covered by Article 7 above, but is used solely as a defined term for purposes of the specific contexts in which it is used as such in this Lease), on a foil replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. Without limiting the generality of the foregoing provisions, Tenant’s property insurance on Tenant’s Property shall in all events include earthquake insurance in an amount at least equal to the amount (if any) of the Tenant Improvement Allowance paid by Landlord pursuant to this Lease in connection with the construction of any Tenant Improvements constructed by Tenant pursuant to the Workletter.

(f) During the construction of the Tenant Improvements, each party constructing such Tenant Improvements or any portion thereof shall also procure and maintain in full force and effect, at Tenant’s sole cost and expense (but chargeable against the Tenant Improvement Allowance to the extent any portion of the Tenant Improvement Allowance is available for that purpose), a policy of builder’s risk insurance on the Tenant Improvements being constructed by such party, in such amounts and with such commercially reasonable deductibles as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to such insurance. Without limiting the generality of the foregoing provisions, any party’s builder’s risk insurance with respect to the Tenant Improvements shall in all events include earthquake insurance in an amount at least equal to the cumulative amount of the Tenant Improvement Allowance paid by Landlord from time to time in connection with the construction of such Tenant Improvements by the applicable party.

10.2 Quality of Policies and Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall give Landlord at least thirty (30) days prior written notice of any cancellation or nonrenewal of insurance required to be maintained under this Article 10, and shall obtain written undertakings from each insurer under policies required to be maintained by it to endeavor to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage (or ten (10) days prior to cancellation of coverage due to nonpayment of premiums).

10.3 Workers’ Compensation; Employees. Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance in at least the minimum amounts required by law, covering all of Tenant’s employees working at or about the Premises. In addition, Tenant shall maintain in full force and effect during the term of this Lease employer’s liability coverage with limits of liability of not less than One Hundred Thousand Dollars ($100,000) per accident, One Hundred Thousand Dollars ($100,000) per employee for disease, and Five Hundred Thousand Dollars ($500,000) policy limit for disease.

10.4 Waiver of Subrogation. Notwithstanding anything to the contrary elsewhere in this Lease, to the extent permitted by law, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Center or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered or would have been covered, and only to the extent of such actual or deemed coverage, by property insurance actually earned or required to be carried hereunder by either Landlord or Tenant, regardless of any negligence of the party receiving the benefit of such waiver. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Landlord or Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

10.5 Increase in Premiums. Tenant shall do all acts and pay all expenses reasonably necessary to ensure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant’s use of the Premises, Building and Center complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises, Building or Center to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within thirty (30) days after demand therefor by Landlord.

10.6 Indemnification.

(a) Except as otherwise expressly provided for in this Lease, Tenant shall indemnify, defend and hold Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Center by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Center by Tenant pursuant to Section 2.2 hereof) from any cause whatsoever other than (i) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (ii) Landlord’s material breach of its obligations under this Lease, Except as otherwise expressly provided for in this Lease, Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Center, or for injuries to Tenant, its agents or third persons in or upon the Center, from any cause whatsoever other than (x) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (y) Landlord’s material breach of its obligations under this Lease. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Center.

(b) Except as otherwise expressly provided for in this Lease, Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Center by reason of any negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.

10.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished. Without limiting the generality of the requirement set forth at the end of the preceding sentence, property insurance provided under a blanket policy shall provide full replacement cost coverage and liability insurance provided under a blanket policy shall include per location aggregate limits meeting or exceeding the limits required under this Article 10.

11.    SUBLEASE AND ASSIGNMENT

11.1 Assignment and Sublease of Building. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing provisions, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is not a permitted use hereunder and is reasonably likely to be incompatible with Landlord’s use of the balance of the Center. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transferor substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) neither an initial public offering of the common stock of Tenant nor any other sale of Tenant’s capital stock through any public securities exchange or market nor any other issuance of Tenant’s capital stock for bona fide financing purposes nor any sale or transfer of Tenant’s capital stock in connection with any merger or consolidation with, or acquisition of, Tenant, nor any consolidation, merger or reorganization in which Tenant is the surviving entity, shall be deemed to be an assignment, subletting or transfer hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation involving Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”), For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 11.1, however, the provisions of Section 11.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

11.2 Rights of Landlord.

(a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant’s assignee, or any receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence and during the continuance of an event of default by Tenant. Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 11.2(c), below).

(b) Upon any assignment of Tenant’s interest in this Lease for which Landlord’s consent is required under Section 11,1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1⁄2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, amortized over the remaining term of this Lease, (ii) any real estate commissions and/or reasonable attorneys’ fees actually incurred by Tenant in connection with such assignment, and (iii) the unamortized cost (assuming straight-line amortization over the entire period from the Rent Commencement Date through the remainder of the initial term of this Lease) of any alterations, additions and improvements made to the Premises at Tenant’s expense and remaining in the Premises at the time of such assignment.

(c) Upon any sublease of all or any portion of the Premises for which Landlord’s consent is required under Section 11.1 hereof Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1⁄2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the minimum rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the remaining term of this Lease, (iii) any real estate commissions and/or reasonable attorneys’ fees actually incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) amortized over the term of such sublease, the portion allocable to the sublease term of the unamortized cost (assuming straight-line amortization over the entire period from the Rent Commencement Dale through the remainder of the initial term of this Lease) of any alterations, additions and improvements made to the Premises at Tenant’s expense and reasonably allocable to the subleased portion of the Premises at the time of the sublease. Notwithstanding anything to the contrary contained in this paragraph (c), in no event shall the economic considerations required to be shared by Tenant with Landlord hereunder include the reasonable, good faith value of any goods or services provided by Tenant to any sublessee in connection with any subletting, including, but not limited to, any shipping, receiving, security, reception, facilities management, laboratory, repair, maintenance, utilities and other similar goods and services provided to the sublessee in excess of the goods and services provided by Landlord to Tenant under this Lease.

12.    RIGHT OF ENTRY AND QUIET ENJOYMENT

12.1 Right of Entry. Landlord and its authorized representatives shall have the right, subject to Tenant’s reasonable operating and security procedures, to enter the Premises at any time during the term of this Lease, provided that after the Rent Commencement Date, such entry shall be made only during normal business hours and upon not less than one (1) business day’s prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises and Building or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises and Building to prospective purchasers, to show the Premises and Building to prospective tenants (but only during the final year of the term of this Lease, except that in the case of the initial term or first extended term (if applicable) of this Lease, such period shall instead begin only on the earlier of the date nine (9) months prior to expiration of such initial term or first extended term of this Lease or the date [if any] on which Tenant informs Landlord in writing that Tenant does not intend to exercise its renewal right under Section 2.6 hereof as of the end of such initial term or first extended term of this Lease, but in no event earlier than one (1) year prior to the scheduled expiration date of such initial term or first extended term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Building or the Center or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

12.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder within any applicable notice and cure periods and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Center throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

13. CASUALTY AND TAKING

13.1 Damage or Destruction.

(a) If the Premises or any portion of the Common Areas of the Center necessary for Tenant’s use and occupancy of the Premises is damaged or destroyed in whole or in any substantial part during the period from the Rent Commencement Date through the remaining term of this Lease, Landlord shall obtain from Landlord’s architect, as soon as practicable (and in all events within forty-five (45) days following the damage or destruction, (i) the architect’s reasonable, good faith estimate of the time within which repair and restoration of the Premises and Common Areas (if applicable) can reasonably be expected to be completed to the extent necessary to enable Tenant to resume its full business operations in the Premises without material impairment and (ii) the architect’s reasonable, good faith opinion as to whether repair and restoration to that extent will be permitted under applicable governmental laws, regulations and building codes then in effect (collectively, the “Architect’s Estimate”). If the damage or destruction materially impairs Tenant’s ability to conduct its business operations in the Premises, and if either (A) the estimated repair time specified in the Architect’s Estimate exceeds six (6) months (or, in the case of an occurrence during the final year of the term of this Lease, sixty (60) days), or (B) the Architect’s Estimate states that repair and restoration of the affected areas to the extent necessary to enable Tenant to resume its full business operations in the Premises without material impairment will not be permitted under applicable governmental laws, regulations and building codes then in effect, then in either such event either Landlord or Tenant may terminate this Lease as of the date of the occurrence by giving written notice to the other party within thirty (30) days after the damage has occurred or fifteen (15) days after delivery of the Architect’s Estimate, whichever is later; provided, however, that if Landlord elects to terminate this Lease under clause (A) of this sentence on the basis of an Architect’s Estimate showing an estimated repair time of more than sixty (60) days but not more than six (6) months with respect to a casualty occurring during the final year of the initial term or first extended term (if applicable) of this Lease but occurring prior to a valid exercise by Tenant of its option to extend the then-current term of this Lease, and if Tenant, within ten (10) days after receipt of written notice of Landlord’s election to terminate, validly exercises in writing any then-exercisable option of Tenant to extend the term of this Lease under Section 2.6 above, then Landlord’s election to terminate shall be void and of no force or effect and the rights and obligations of the parties shall be determined under this Article 13 without regard to such purported termination by Landlord. In addition, Landlord shall have a similar termination right if the damage or destruction arises from a risk that is not required to be insured against (and is not actually insured against) by Landlord under this Lease and if Landlord’s architect reasonably estimates that the uninsured cost to restore the portions of the Premises for which Landlord is responsible to the condition required above would exceed five percent (5%) of the then applicable replacement cost of the entire Premises, unless Tenant agrees in writing, within ten (10) days after being notified of Landlord’s exercise of its termination right, to bear the restoration costs in excess of such five percent (5%) limit and, if reasonably requested by Landlord, agrees to provide security in an amount and on terms reasonably satisfactory to Landlord for Tenant’s performance of such payment obligation. If the circumstances creating a termination right under the preceding two sentences do not exist, or if such circumstances exist but neither party timely exercises any applicable termination right, then this Lease shall remain in foil force and effect and (1) Landlord, as to the Common Areas of the Center, as to the Premises as they existed prior to any construction or installation of Tenant Improvements or other fixtures or personal property by Tenant, and as to all Tenant Improvements constructed by Landlord pursuant to this Lease and the Workletter, and (2) Tenant, as to all Tenant Improvements (if any) constructed by Tenant pursuant to this Lease and the Workletter and as to all other alterations, additions, improvements, fixtures and personal property constructed or installed by Tenant, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Premises and Center to a condition comparable to that existing immediately prior to the occurrence; provided, however, that Tenant in its discretion may elect not to repair, restore or replace any or all of the items which would otherwise be Tenant’s responsibility under clause (2) of this sentence to the extent such items were constructed or installed at Tenant’s sole expense and without any use of funds from the Tenant Improvement Allowance,

(b) If this Lease is terminated pursuant to the foregoing provisions of this Section 13.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 10.1(e), (d) and/or (e), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(c) From and after the date of an occurrence resulting in damage to or destruction of the Premises or of Common Areas necessary for Tenant’s use and occupancy of the Premises, and continuing until repair and restoration thereof are completed to the extent necessary to enable Tenant to resume operation of its business in the Premises without substantial impairment, there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired.

(d) Each party expressly waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future law to the extent the same would permit the termination of this Lease in the event of damage to or destruction of the leased property, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Article 13.

13.2 Condemnation.

(a) If during the term of this Lease the Building or any Common Areas of the Center that are necessary for Tenant’s use and occupancy of the Premises, or any substantial part of either of them, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in lieu of or in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Premises at Landlord’s election by written notice given to Tenant within thirty (30) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extern of the taking have been finally determined, if the portion of the Building or Center taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the Premises, If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the improvements for which Landlord is responsible (as provided above) to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the improvements for which Tenant is responsible under clause (2) of Section 13.1(a) above to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking; provided, however, that Tenant in its discretion may elect not to repair, restore or replace any or all of the items which would otherwise be Tenant’s responsibility under such clause (2) to the extent such items were constructed or installed at Tenant’s sole expense and without any use of foods from the Tenant Improvement Allowance. In connection with any such restoration, each party shall use its respective reasonable efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available lo Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Building and the Center. Each party expressly waives the provisions of California Code of Civil Procedure Section 1265.3 30 and of any other existing or future law to the extent the same would allow either party to terminate (or to petition the Superior Court to terminate) this Lease in the event of a partial condemnation or taking of the leased property, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Article 3 3.

(b) If this Lease is terminated pursuant to the foregoing provisions of this Section 13.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of all or any portion of the Building or the Center, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 13.1(b), the proceeds of any insurance proceeds following loss or destruction of the applicable improvements due to an insured casualty.

13.3 Reservation of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Center, the improvements located therein and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to pursue recovery from the applicable public authority for Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises or Building at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the period from the Rent Commencement Date through the remainder of the then current term of this Lease, and (b) any condemnation awards or proceeds described in Section 13.2(b) shall be allocated and disbursed in accordance with the provisions of Section 13.2(b), notwithstanding any contrary provisions of this Section 13.3.

13.4 Restoration of Improvements. In connection with any repair or restoration of improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Premises (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Premises or Building (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld or delayed).

14.    DEFAULT

14.1 Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant;

(a) Abandonment. Abandonment of the Premises. “Abandonment” is hereby defined to include, but is not limited to, any absence by Tenant from the Premises for fifteen (15) consecutive days or more while Tenant is in default, beyond any applicable notice and cure periods, under any other provision of this Lease;

(b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time, so long as such notice is given in the manner required by California Code of Civil Procedure Section 1162;

(c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof (including, but not limited to, any breach by Tenant of the Master Declaration or Association Documents (if any) as provided in Section 15.4 below), such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature hut cannot reasonably be cored within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time, so long as such notice is given in the manner required by California Code of Civil Procedure Section 1162;

(d) General Assignment. A general assignment by Tenant for the benefit of creditors;

(e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as maybe permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the dale of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease, Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Center and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period of sixty (60) days;

(g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof; or

(h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

14.2 Remedies Upon Tenant’s Default.

(a) Upon the occurrence of any event of default described in Section 14.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b) Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession,

(c) If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

14.3 Remedies Cumulative . All rights, privileges and elections or remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

15. SUBORDINATION, ATTORNMENT AND SALE

15.1 Subordination to Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Premises, the Building, the Center, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Premises, the Building, the Center, or any of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence and continuance of any event of default under Section 14.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Center prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, provided that Tenant has received such a Non-Disturbance Agreement from the applicable party, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for, Landlord represents and warrants to Tenant that as of the date of this Lease, neither the Premises, the Building nor the Center is subject to any existing ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security.

15.2 Sale of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the Building and the Center, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

15.3 Estoppel Certificates. Tenant or Landlord (the “responding party”). as applicable, shall at any time and from time to time, within ten (10) business days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Center, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel-certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution,

15.4 Subordination to CC&R’s. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions or other recorded restrictions affecting the Center or any portion thereof from time to time, provided that the terms of such declarations or restrictions are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying the portion(s) of the Center covered by such declarations or restrictions, (b) to the Master Declaration of Covenants, Conditions and Restrictions for Seaport Centre, San Mateo County, California, dated October 5, 1987 and recorded on October 6, 1987 as Instrument No. 87153374, Official Records of San Mateo County, as amended from time to time (the “Master Declaration”). the provisions of which Master Declaration are an integral part of this Lease, and (c) to the Articles, Bylaws and Association Rules (if any), as amended from time to lime, of the Seaport Centre Owners’ Association created under the Master Declaration (the “Association Documents”). Any failure by Tenant to comply with the applicable terms of the Master Declaration and the Association Documents (if any) shall be a default under this Lease, Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the foregoing subordination.

15.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Building, the Center, or any portion of them, the Building and/or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriffs sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Building and/or the Center shall not be:

(a) liable for any act or omission of a prior landlord or owner of the Center (including, but not limited to, Landlord), except that such person or entity shall be liable for the cure or correction of any continuing defaults, such as a continuing failure to repair or maintain;

(b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Center (including, but not limited to, Landlord);

(c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Center;

(d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Building or the Center, except for any then remaining obligations of Landlord arising under Section 2.3 of the Lease or under the Workletter; or

(e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center as it exists from time to time, and in the proceeds from any disposition of such interest, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

16. SECURITY

16.1 Deposit. Tenant shall have no obligation to provide a security deposit in connection with this Lease.

17. MISCELLANEOUS

17.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private same-day or overnight courier or express delivery service) or by telecopier with mechanical confirmation of transmission, effective upon personal delivery to or refusal of delivery by the recipient (in the case of personal delivery by any of the means described above) or, except with respect to notices of a party’s failure to perform its obligations under this Lease, upon telecopier transmission during normal business hours at the recipient’s office (in the case of telecopier transmission, with any transmission outside of normal business hours being effective as of the beginning of the first business day commencing after the time of actual transmission) to the parties at their respective addresses as follows:

To Tenant:	(until the Rent Commencement Date)
OncoMed Pharmaceuticals, Inc. 265 N. Whisman Road Mountain View, CA 94043 Attn: Chief Executive Officer Telecopier: [***]

(after the Rent Commencement Date) OncoMed Pharmaceuticals, Inc. 800 Chesapeake Drive Redwood City, CA 94063 Attn: Chief Executive Officer Telecopier: [***]

with a copy to:	Holme, Roberts & Owen LLP 560 Mission Street, 25th Floor San Francisco, CA 94105-2994 Attn: Kenneth R. Whiting, Jr. Telecopier: [***]

To Landlord:	Slough Redwood City, LLC c/o Slough Estates USA Inc. 444 North Michigan Avenue, Suite 3250 Chicago, IL 60611 Attn: Randy Rohner Telecopier: [***]

with a copy to:	Britannia Management Services, Inc. 555 Twelfth Street, Suite 1650 Oakland, CA 94607 Attn: Magdalena Shushan Telecopier: [***]

and a copy to:	Folger Levin & Kahn LLP Embarcadero Center West 275 Battery Street, 23rd Floor San Francisco, CA 94111 Attn: Donald E. Kelley, Jr, Telecopier: [***]

or to such other address(es) as maybe contained in a notice of address change given by either party to the other pursuant to this Section, effective no earlier than fifteen (15) days after delivery of such notice to the receiving party. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord in care of Britannia Management Services, Inc., 555 Twelfth Street, Suite 1650, Oakland, CA 94607, or at such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

17.2 Successors and Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Center, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

17.3 No Waiver. The failure of Landlord or Tenant to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

17.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

17.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to. reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

17.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of alt or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

17.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

17.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

17.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

17.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

17.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Center designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time. Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material), and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Center, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Center, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant, For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 17.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 17.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Center financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

17.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

17.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

17.14 Rules and Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant’s ability, invitees to observe, comply with and obey such reasonable rules and regulations for the safety, care, cleanliness, order and use of the Building and the Center as Landlord may promulgate and deliver to Tenant from time to time, provided that such rules and regulations are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Center.

17.15 Brokers. Landlord agrees to pay a brokerage commission in connection with the consummation of this Lease to CB Richard Ellis, Inc., which has acted as dual representative for both Landlord and Tenant, in accordance with a separate written agreement. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

17.16 Memorandum of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so requests, both parties agree to cooperate in the preparation, execution, acknowledgment and recordation of such document in reasonable form. If such a memorandum of lease is recorded, then upon expiration or termination of this Lease, Tenant agrees promptly to execute, acknowledge and deliver to Landlord, upon written request by Landlord, a Termination of Memorandum of Lease in such form as Landlord may reasonably request, for the purpose of terminating any continuing effect of the previously recorded memorandum of lease as a cloud upon title to the Center.

17.17 Organizational Authority. Each party to this Lease represents and warrants that the person signing this Lease on behalf of such party is fully authorized to do so and, by so doing, to bind such party.

17.18 Execution and Delivery. Submission of this Lease for examination or signature by Tenant does not constitute an agreement or reservation of or option for lease of the Premises. This instrument shall not be effective or binding upon either party, as a lease or otherwise, until executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

17.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 5.4, 7.2, 7.3, 7.4, 8.2(b) and (c), 9.6, 10.6, 17.5, 17.11 and 17.16 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

17.20 Parking. Landlord agrees that the Common Areas, taken as a whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of Redwood City applicable to the Center from time to time; that Tenant shall have the nonexclusive and non-reserved use of approximately three (3) automobile parking stalls per 1,000 rentable square feet of space in the Premises; and that there shall be no additional cost or charge to Tenant for the nonexclusive, non-reserved use of such parking by Tenant and its employees and invitees. Landlord represents to Tenant that the existing parking in the Center consists of approximately 3.0 spaces per 1,000 square feet. Landlord shall not agree with any other tenant of the Center that such tenant may have the use of parking spaces in excess of such tenant’s proportional share of the available parking spaces in the Center as it exists from time to time.

17.21 Warrant. Concurrently with the mutual execution of this Lease, Tenant shall issue and deliver to Landlord or Landlord’s designees (which may be any members, partners, shareholders or affiliates of Landlord or any affiliates of any such members, partners, shareholders or affiliates of Landlord) a warrant or warrants registered in the name of Landlord or Landlord’s designee(s) for the acquisition of an aggregate of Fifty-Five Thousand (55,000) shares of Tenant’s Series B preferred stock, which warrant(s) shall be in the form of Exhibit D attached hereto and incorporated herein by this reference. The warrant(s) shall have an exercise price per share equal to one hundred twenty-five percent (125%) of the price per share at which Tenant’s Series B preferred stock is issued in its first issuance to one or more institutional investors, and shall be exercisable for a period beginning on the date of issuance and ending on the seventh (7th) anniversary of the date of issuance, subject to earlier termination upon certain events as specified in the form of warrant. If no Series B preferred stock has been issued by Tenant to one or more institutional investors within eighteen (18) months after the mutual execution of this Lease, then as set forth in the form of warrant attached hereto as Exhibit D, without further action by Tenant or by the holder of the warrant issued hereunder, such warrant shall automatically be deemed to entitle the holder to acquire, in lieu of such Series B preferred stock, an aggregate of Fifty-Five Thousand (55,000) shares of Tenant’s Series A preferred stock, with an exercise price per share equal to one hundred twenty-five percent (125%) of the price per share at which Tenant’s Series A preferred stock was previously issued to Institutional investors. Landlord hereby designates its affiliate Kwacker Limited, a corporation organized! and existing under the laws of England, as the entity to which Landlord’s warrants) hereunder should be issued in satisfaction of the foregoing provisions.

17.22 Approvals. Whenever this Lease requires an approval, consent, designation, determination, selection or judgment either by Landlord or Tenant, then except to the extent a different standard is expressly provided in the applicable provision where such requirement is set forth, such approval, consent, designation, determination, selection or judgment shall not be unreasonably withheld, conditioned or delayed.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

	“Landlord”		“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware			ONCOMED PHARMACEUTICALS, INC,
limited liability company			a Delaware corporation

By:	Slough Estates USA Inc., a Delaware		By:	/s/ Paul J. Hastings
	corporation, Its Manager		Its:	President & CEO

	By:	/s/ Jonathan M. Bergschneider
Jonathan M. Bergschneider
Vice President

EXHIBITS

EXHIBIT A-l	Site Plan (The Center)

EXHIBIT A-2	Building Plan/Service Annex

EXHIBIT B	Workletter

EXHIBIT C	Form of Acknowledgment of Rent Commencement Date

EXHIBIT D	Form of Warrant

EXHIBIT A-1

SITE PLAN (THE CENTER)

[See attached two (2) pages.]

EXHIBIT A-1 TO LEASE

SEAPORT PLAZA
(cardinal way)
100
200
500
400
600
300
700
800
900
SAGINAW DRIVE
SEAPORT CENTER
WEST
(saginaw drive)
SEAPORT CENTER
EAST
(chesapeake drive)
900
ONCOMED
800
600
700
400
200
CHESAPEAKE DRIVE
SEAPORT BOULEVARD

Seaport Center and Seaport Plaza

REDWOOD CITY, CALIFORNIA

EXHIBIT A-1 (page 1 of 2)

900
800
800 Chesapeake Drive
OncoMed
New Service
Annex
700
400
200
CHESAPEAKE DRIVE

EXHIBIT A-1 (page 2 of 2)

EXHIBIT A-2

EXHIBIT A-2 TO LEASE

OncoMed
Building 800
New Service Annex
Building 900
Chemical
Storage
Enclosure
Emergency
Generator
Enclosure

First Floor Plan

EXHIBIT A-2 (page 1 of 2)

OncoMed
Building 800
New Service Annex

Second Floor Plan

EXHIBIT A-2 (page 2of 2)

EXHIBIT B

WORKLETTER

[See attached.]

EXHIBIT B TO LEASE

EXHIBIT B

WORKLETTER

This Workletter (“Workletter”) constitutes part of the Lease dated as of May 30, 2006 (the “Lease”) between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord” and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). The terms of this Workletter are incorporated in the Lease for all purposes.

1. Defined Terms. As used in this Workletter, the following capitalized terms have the following meanings:

(a) Approved TI Plans: As defined in Paragraph 2(a) hereof, plans and specifications prepared by the TI Architect for the Tenant Improvements and approved by the applicable parties in accordance with Paragraph 2 of this Workletter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b) Base Building: The existing Building shell and existing interior improvements which are to be modified and upgraded pursuant to Landlord’s Section 2.3 Work and delivered to Tenant, at Landlord’s expense, subject to such demolition (if any) of existing improvements and such construction of additional improvements as are required to be performed in connection with the construction of the Tenant Improvements. A detailed but not necessarily exhaustive description of the Base Building (including both existing elements and modifications or improvements to be constructed as part of Landlord’s Section 2.3 Work) is set forth in Schedule B-1 attached hereto and incorporated herein by this reference.

(c) Cost of Improvement: See definition in Paragraph 2(c) hereof,

(d) Final TI Working Drawings: See definition in Paragraph 2(a) hereof.

(e) Improvements: Collectively, Landlord’s Section 2.3 Work and the Tenant Improvements to be constructed pursuant to this Workletter.

(f) Landlord Delay: Any of the following types of delay in the completion of construction of Tenant’s Work (if any), but in each instance only to the extent that any of the following has actually and proximately caused substantial completion of Tenant’s Work to be delayed beyond the later of February 7,2007 or the date by which the applicable Tenant’s Work would have been completed but for such delay:

(i) Any delay resulting from Landlord’s failure to furnish, in a timely manner, information reasonably requested by Tenant or by the TI Architect or TI General Contractor in connection with the design or construction of Tenant’s Work, or from Landlord’s failure to approve in a timely manner any matters requiring approval by Landlord; or

(ii) Any delay caused by Landlord (or Landlord’s contractors, agents or employees) materially interfering with the performance of Tenant’s Work.

(g) Landlord’s Architect: DES Architects/Engineers, or any other architect selected by Landlord in its sole discretion, with respect to Landlord’s Section 2.3 Work.

(h) Landlord’s General Contractor: Hathaway Dinwiddle Construction Company, or any other general contractor selected by Landlord in its sole discretion, with respect to Landlord’s Section 2.3 Work.

(i) Landlord’s Section 2.3 Work: See definition in Section 2.3(a) of the Lease.

(j) Landlord’s TI Work. The Tenant Improvements to be constructed by Landlord pursuant to this Workletter.

(k) Landlord’s Work: Collectively, Landlord’s Section 2.3 Work and Landlord’s Tl Work.

(l) Project Manager. Project Management Advisors, Inc., or any other project manager designated by Landlord in its sole discretion from time to time to act in an oversight, project management or other similar capacity on behalf of Landlord in connection with the design and/or construction of Landlord’s Section 2.3 Work and the Tenant Improvements.

(m) Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Tenant Improvements as constructed to conform to the Approved TI Plans in all material respects and that do not materially Interfere with Tenant’s use or occupancy of the Building and the Property.

(n) Substantial Completion Certificate: See definition in Paragraph 3(a) hereof.

(o) Tenant Change Request: See definition in Paragraph 2(e)(ii) hereof.

(p) Tenant Delay: Any of the following types of delay in the completion of construction of Landlord’s Work, but in each instance, only to the extent that any of the following has actually and proximately caused substantial completion of Landlord’s Work to be delayed beyond the later of February 7, 2007 or the date by which Landlord’s Work would have been completed but for such delay;

(i) Any delay resulting from Tenant’s failure to furnish, in a timely manner, information reasonably requested by Landlord or by Project Manager in connection with the design or construction of Landlord’s Work, or from Tenant’s failure to approve in a timely manner any matters requiring approval by Tenant;

(ii) Any delay resulting from Tenant Change Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Tenant Change Request; or

(iii) Any delay of any other kind or nature caused by Tenant (or Tenant’s contractors, agents or employees) materially interfering with the performance of Landlord’s Work.

(q) Tenant Improvements: The improvements to or within the Building (excluding the Base Building and Landlord’s Section 2,3 Work) shown on the Approved TI Plans from time to time and to be constructed by Tenant and/or Landlord, as applicable, pursuant to the Lease and this Workletter. A detailed but not necessarily exhaustive description of certain elements that the parties contemplate as being included within the Tenant Improvements is set forth in Schedule B-2 attached hereto and incorporated herein by this reference.

(r) Tenant’s Work: All of the Tenant Improvements (if any) which Landlord and Tenant mutually agree in writing shall be constructed by Tenant pursuant to this Workletter, and such other materials and improvements (if any) as Tenant deems necessary or appropriate for Tenant’s initial use and occupancy of the Budding. The parities presently contemplate that substantially all of the Tenant Improvements will be constructed by Landlord and will constitute Landlord’s TI Work under this Workletter. However, in anticipation of the possibility that Tenant may perform some equipment installations or other minor improvements in the Premises during the initial construction phase, the definition of “Tenant’s Work” is retained and the provisions of this Workletter pertaining to such Tenant’s Work, as well as the provisions of Article 7 of the Lease, shall govern the performance of such work by Tenant. The parties acknowledge, nevertheless, that the foregoing allocation of responsibilities with respect to Tenant Improvements is subject to further discussion and modification by mutual agreement of the parties.

(s) TI Architect. The architect for the Landlord’s TI Work and for Tenant’s Work (if any), which architect shall be mutually selected and approved by Landlord and Tenant, such approval not to be unreasonably withheld, conditioned or delayed by either party. Upon such mutual approval, the TI Architect shall be engaged by Landlord to design the Tenant Improvements. Landlord and Tenant hereby mutually select and approve DES Architects + Engineers as the TI Architect.

(t) TI General Contractor: The general contractor for the Landlord’s TI Work and for Tenant’s Work (if any), which general contractor shall be mutually selected and approved by Landlord and Tenant, such approval not to be unreasonably withheld, conditioned or delayed by either party. Upon such mutual approval, the Tl General Contractor shall be engaged by Landlord to construct the Tenant Improvements constituting Landlord’s TI Work and shah be engaged by Tenant to construct the Tenant Improvements constituting Tenant’s Work (if any). Notwithstanding Tenant’s right to approve and mutually select the TI General Contractor, the Tl General Contractor with respect to Landlord’s TI Work shall be the contractor of Landlord only, and Tenant shall have no liability to such TI General Contractor. Landlord and Tenant hereby mutually select and approve Hathaway Dinwiddle Construction Company as the Tl General Contractor with respect to Landlord’s TI Work. Landlord shall cause the TI General Contractor to construct Landlord’s TI Work on a cost of work plus fee basis, with a guaranteed maximum price reasonably approved by Tenant and with such fee (for overhead and profit) being limited to 2.1% of the total direct cost of construction, general conditions and insurance relating to Landlord’s TI Work.

(u) Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability (despite the exercise of reasonable diligence) to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies (excluding financial inability) beyond the reasonable control of Landlord or Tenant, as applicable,

(v) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2. Plans, Cost of Improvements and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Tenant Improvements.

(a) Plans, Drawings and Specifications for Landlord’s Section 2.3 Work. Landlord shall promptly and diligently (subject to Tenant Delays and Unavoidable Delays) prepare or cause to be prepared all necessary plans, drawings and specifications for Landlord’s Section 2.3 Work. In the course thereof, Landlord shall use reasonable efforts to coordinate the design and construction of Landlord’s Section 2.3 Work with Tenant’s final interior layout and with the final plans and specifications for the Tenant Improvements, shall provide copies of the proposed plans, drawings and specifications for Landlord’s Section 2.3 Work to Tenant and shall consult reasonably and in good faith with Tenant regarding such plans, drawings and specifications, and regarding any changes therein proposed to be made by Landlord from time to time. Nevertheless, Landlord shall have the final authority with respect to the design of Landlord’s Section 2.3 Work and with respect to all plans, drawings and specifications relating thereto, and shall not be required to obtain Tenant’s consent to or approval of such plans, drawings or specifications or of any changes therein made by Landlord from time to time.

(b) Approved Plans and Working Drawings for Tenant Improvements. Tenant shall promptly and diligently (subject to Landlord Delays and Unavoidable Delays) develop with TI Architect a space plan for the Tenant Improvements and cause TI Architect to prepare proposed schematic plans for the Tenant Improvements. Tenant shall deliver copies of such proposed schematic plans to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Following mutual approval of such proposed schematic plans by Landlord and by Tenant (as so approved, the “Approved TI Plans”), Tenant shall then cause to be prepared, promptly and diligently (assuming timely delivery by Landlord of any information and decisions required to be furnished or made by Landlord in order to permit preparation of final working drawings), final detailed working drawings and specifications for the Tenant Improvements, including (without limitation) any applicable life safety, mechanical, electrical and plumbing working drawings and final architectural drawings (collectively, “Final TI Working Drawings”), which Final TI Working Drawings shall substantially conform to the Approved TI Plans, Tenant shall deliver copies of the Final TI Working Drawings to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall promptly and diligently either approve Tenant’s proposed schematic plans or proposed Final TI Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed schematic plans or proposed Final TI Working Drawings into a form which will be reasonably acceptable to Landlord or, in the case of the Final TI Working Drawings, into substantial conformity with the Approved TI Plans. Notwithstanding any other provisions of this paragraph, Landlord reserves the right to condition its approval of the proposed schematic plans and/or Final TI Working Drawings upon reasonable specific modifications to reasonably facilitate future uses of the Building. Upon approval of the Final TI Working Drawings by Landlord and Tenant, the Final TI Working Drawings shall be deemed to be incorporated in and considered part of the Approved TI Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved TI Plans.

(c) Approved Plans and Working Drawings for Any Other Tenant’s Work. To the extent Tenant wishes to perform, in the course of the initial build-out of the Premises, any alterations, additions or improvements which are not part of the Tenant Improvements, Tenant shall proceed in the same manner set forth in Paragraph 2(b) above to cause plans, specifications and working drawings for such alterations, additions and improvements to be prepared and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord).

(d) Cost of Improvements. “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components); (i) all sums paid to contractors or subcontractors for labor and materials furnished m connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the applicable Approved TI Plans (If applicable) and this Workletter; and (viii) a reasonable allocation of a portion of the project management fee payable to Project Manager in connection with Project Manager’s activities on behalf of Landlord as set forth in Paragraph 2(h) below.

(i) Notwithstanding anything to the contrary in this Workletter, Cost of Improvement allocable to Tenant shall not include, Landlord shall be solely responsible for, and the Tenant Improvement Allowance shall not be used for any of the following; (A) costs incurred to remove from the Premises, the Building and/or the Center any hazardous substances, hazardous wastes and pollutants existing therein prior to the Rent Commencement Date, except to the extent (if any) that such hazardous substances, hazardous wastes or pollutants were brought onto or released onto the Premises, the Building or the Center through the acts or omissions of Tenant or its employees, agents or contractors; (B) costs incurred to perform Landlord’s Section 2.3 Work (including, without limitation, any ADA or other legal compliance costs associated with or triggered by Landlord’s Section 2.3 Work, except to the extent [if any] otherwise expressly provided in Section 2.3(c) of the Lease); (C) costs for improvements which are not shown on or described in the Approved TI Plans, unless otherwise approved by Tenant; (D) attorneys’ fees incurred by Landlord in connection with the negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs incurred by Landlord in connection with disputes with third parties; (JE) interest and other financing costs incurred by Landlord in connection with any financing of construction casts or Tenant Improvements; (F) costs of Landlord’s TI Work incurred as a consequence of any delay (other than Unavoidable Delay or Tenant Delay), construction defects, or default by any contractor or subcontractor performing any part of Landlord’s TI Work; (G) costs actually recovered by Landlord on account of warranties and insurance (for which purpose Landlord agrees to pursue, with reasonable diligence, recovery of any amounts which appear to be reasonably recoverable on account of warranties and insurance); (H) restoration costs in excess of insurance proceeds recovered with respect to any casualty occurring in the course of construction of Landlord’s TI Work; (I) penalties and late charges attributable to Landlord’s failure to pay, when due, construction costs for which Landlord is responsible under this Workletter, including (but not limited to) any failure to make timely disbursements of the Tenant Improvement Allowance following satisfaction of all applicable conditions to the making of such disbursements; (3) off-site management or other general overhead costs incurred by Landlord; (K) construction management fees and charges paid to Landlord, to any affiliate of Landlord, or to any Project Manager for Landlord, except for the Project Manager’s fee described in Paragraph 2(h) of this Workletter; and (L) wages, labor and/or overhead for overtime or premium time, except to the extent such charges can be accommodated within the approved budget and guaranteed maximum price construction contract or are expressly provided for under or included in the cost provisions of an approved Tenant Change Request as defined below.

(ii) For purposes of this Paragraph 2(d) and of Section 2.3 of the Lease, the parties wish to clarify their intention with respect to the allocation of costs of compliance with ADA or other code requirements or other legal compliance requirements (collectively, “Legal Compliance Costs”) as follows: If Legal Compliance Costs arise from legal requirements which have not previously been applicable to or enforced against the Building but which become applicable to or enforceable against the Building in connection with the permitting and construction of the Tenant Improvements solely because of the extent, cost or value of the Tenant Improvements and/or because of the mere fact that permits are being obtained for the Tenant Improvements, and not because of the particular nature or design of the Tenant Improvements, then Landlord shall bear such Legal Compliance Costs without any charge against the Tenant Improvement Allowance and without any inclusion of such Legal Compliance Costs in the Cost of Improvements for the Tenant Improvements. Landlord specifically agrees that ADA-related compliance costs for the existing toilet cores in the Premises will be part of the Legal Compliance Costs home by Landlord pursuant to the preceding sentence. If Legal Compliance Costs arise from legal requirements which become applicable to or enforceable against the Building as a result of the particular nature or design of the Tenant Improvements (such as, but not limited to, installation of improvements or equipment which trigger seismic, vibration, firewall, sprinkler, life safety, ventilation or other requirements that would not apply in the absence of the installation and use of such specific improvements or equipment), then Tenant shall be responsible for such Legal Compliance Costs and such Legal Compliance Costs shall be part of the Cost of Improvements for the Tenant Improvements, chargeable against the Tenant Improvement Allowance to the extent they are not excluded from eligibility for payment or reimbursement from the Tenant Improvement Allowance and to the extent the Tenant Improvement Allowance has not otherwise been spent or fully committed at the time.

(e) Budgeting. Following approval by Landlord and Tenant of the Final TI Working Drawings and the selection of subcontractors as provided in this Workletter, Landlord shall prepare an estimated budget for the Tenant Improvements. Tenant shall have five (5) business days after the receipt of such budget to approve or disapprove such estimated budget. Further, if Tenant disapproves the estimated budget and if the Approved TI Plans must be modified to change the scope of the work or to modify finishes or materials shown on the Approved TI Plans in order to reduce the cost of the Tenant Improvements as shown on the estimated budget to a level satisfactory to Tenant, then Tenant shall cause the TI Architect to modify the Approved TI Plans, at Tenant’s expense (but chargeable against the Tenant Improvement Allowance to the extent funds are available under the TI Allowance for that purpose), in order to achieve such cost reduction. Any and all revisions to the Approved TI Plans shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) in the same manner provided in Paragraph 2(b) above. Notwithstanding anything to the contrary in this Workletter, the parties agree that if Tenant disapproves the initial estimated budget and if modifications of the Approved TI Plans are then considered or implemented on a “value engineering” basis in order to attempt to address Tenant’s objections, then on a one-time basis, any period of not more than ten (10) business days (in the aggregate) of actual delay In the completion of Landlord’s TI Work proximately caused by such consideration of or request for revisions of the Approved TI Plans shall not be considered a Tenant Delay under this Workletter.

(f) Construction of Tenant Improvements. Promptly following approval of the Final TI Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of Landlord’s TI Work. Upon receipt of such permits and approvals, Landlord shall, at Tenant’s expense (subject to the application of the Tenant Improvement Allowance provided in this Workletter, and subject to any other applicable provisions of the Lease or of this Workletter expressly making any specific item of expense or cost the responsibility of Landlord), diligently construct and complete Landlord’s TI Work substantially in accordance with the Approved TI Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a good and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Without limiting the generality of the foregoing. Landlord shall be responsible for compliance of Landlord’s TI Work with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities, but nothing in this sentence shall be construed to make Landlord responsible for bearing the cost of any such compliance, to the extent the compliance work is reasonably attributable to or related to the particular nature or design of the Tenant Improvements or is for any other reason expressly made Tenant’s cost or responsibility under any applicable provision of the Lease or of this Workletter. Landlord shall have the right, in its sole discretion, to decide whether and to what extent to use union labor on or in connection with Landlord’s Work, and shall use the TI General Contractor to construct all of Landlord’s TI Work, Landlord and Tenant shall each have a right to approve all subcontractors engaged in connection with the construction of the Tenant Improvements and to review and approve all competitive bids for any elements of the Tenant Improvements, such approval in each instance not to be unreasonably withheld, conditioned or delayed by either party.

(g) Changes.

(i) If Landlord determines at any time that changes in the Final TI Working Drawings or in any other aspect of the Approved TI Plans relating to any Landlord’s TI Work are required as a result of applicable law or governmental requirements, or are required at the Insistence of any other third party whose approval may be required with respect to the Tenant Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Approved TI Plans and/or Final TI Working Drawings, as applicable, reflecting such changes to be prepared by the TI Architect and submitted to Tenant for Tenant’s Information, review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord shall concurrently notify Tenant of any estimated additional cost or delay associated with such proposed changes. Notwithstanding the foregoing provisions, Tenant shall not have the right to disapprove any such changes necessitated by applicable law or as a condition of any required governmental or other third-party approvals or consents or as a result of unanticipated conditions, but to the extent Tenant identifies to Landlord any concerns arising out of any such requirements, conditions or changes described in this sentence, Landlord and Tenant shall cooperate reasonably, diligently and in good faith to discuss possible changes in the nature or scope of the Tenant Improvements that might minimize or avoid the effects of such requirements, conditions or changes. Upon completion of any changes in the Approved TI Plans approved or deemed approved by Landlord and Tenant as a result of the circumstances and processes described in the preceding sentences, the Approved TI Plans shall be deemed to be modified accordingly. Landlord shall have no liability or responsibility for any costs or cost increases incurred by Tenant as a result of such required changes.

(ii) If Tenant at any time desires any changes, alterations or additions to the Approved TI Plans with respect to any of the Tenant improvements, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Tenant Change Request”). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Tenant Change Request are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), (B) Landlord’s estimate of the number of days of delay, if any, which shah be caused by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord’s estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Tenant Change Request if such Tenant Change Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the Implementation of the Tenant Change Request), If Landlord approves the Tenant Change Request and Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice of approval from Landlord, of Tenant’s approval of the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord’s notice), (lien Landlord shall cause such Tenant Change Request to be implemented and Tenant shall be responsible for all actual costs or cost increases and all actual schedule delays (if any) resulting from or attributable to the implementation of the Tenant Change Request, subject to the application of the Tenant Improvement Allowance, If Tenant fails to notify Landlord in writing of Tenant’s approval of such Tenant Change Request within said five (5) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further effect.

(iii) If Tenant at any time desires to make any changes, alterations or additions to the approved plans for any other Tenant’s Work as described in Paragraph 2(c) above, such changes, alterations or additions shall be presented to Landlord and shall be subject to approval by Landlord in the same manner as the original plans submitted to and approved by Landlord pursuant to such Paragraph 2(c).

(h) Project Management. Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Manager the authority to oversee the design and manage the construction of the Tenant Improvements on behalf of Landlord and to exercise all approval rights, supervisory rights and other rights and powers of Landlord under this Workletter with respect to the design and construction of the Tenant Improvements, and (ii) requests that Tenant work with Project Manager with respect to any and all logistical or other coordination matters arising in the course of design and construction of the Tenant Improvements, in which regard Project Manager’s role on behalf of Landlord may include (but need not be limited to) facilitating and assisting in coordination between teams performing the Base Building portion of Landlord’s Work and teams constructing the Tenant Improvements, managing the TI General Contractor, reviewing and processing requests for disbursement of the Tenant Improvement Allowance, and monitoring Landlord’s and Tenant’s performance of their respective obligations under this Workletter and under the Lease in connection with the design and construction of the Tenant Improvements. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord’s representative pursuant to such delegation and request Landlord shall be fully liable and responsible for all acts and omissions of Project Manager and for the payment and performance of all of Landlord’s obligations under the Lease and under this Workletter, notwithstanding such delegation of authority to Project Manager; however. Landlord’s engagement of Project Manager and delegation of authority to Project Manager for the management services described in this paragraph shall not cause Landlord to incur or be subject to any additional or broader obligations or responsibilities for construction and delivery of the Tenant Improvements than those obligations and responsibilities that are expressly documented or assigned to Landlord elsewhere in the Lease or in this Workletter. Project Manager’s fees for its services on behalf of Landlord in connection with the Tenant Improvements shall be charged at the rate of Three Dollars ($3.00) per square foot of space in the Premises (determined in accordance with Section 3.1(c) of the Lease) and shall be charged against the Tenant Improvement Allowance, and Landlord shall not charge Tenant or the Tenant Improvement Allowance for any other supervisory or review costs with respect to the design or construction of the Tenant Improvements, except to the extent [if any] that any increase in Project Manager’s fees is expressly provided for under or included in the cost provisions of an approved Tenant Change Request.

3. Completion.

(a) When Landlord receives written certification from the TI Architect that construction of Landlord’s TI Work has been substantially completed in accordance with the Approved TI Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and the TI Architect (the “TI Substantial Completion Certificate”) certifying that the construction of Landlord’s TI Work has been substantially completed in accordance with the Approved TI Plans and this Workletter in all material respects, subject only to completion of Punch List Work, and specifying the dale of that completion. To the extent the construction of Landlord’s Larc Work (as defined in the Lease) takes longer than construction of the balance of Landlord’s TI Work, the TI Substantial Completion Certificate may be submitted upon substantial completion of all of Landlord’s TI Work other than Landlord’s Larc Work, and a separate substantial completion certificate with respect to Landlord’s Larc Work (the “Larc Substantial Completion Certificate”) maybe submitted at such later time as Landlord’s Larc Work is substantially completed in accordance with the Approved TI Plans and this Workletter in all material respects, subject to completion of Punch List Work.

(b) Promptly following delivery of the TI Substantial Completion Certificate and/or Larc Substantial Completion Certificate for the respective portions of Landlord’s TI Work, Project Manager or other representatives of Landlord shall conduct one or more “walkthroughs” of the Premises with Tenant and Tenant’s representatives, to identify any items of Punch List Work that may require correction and to prepare a joint punch fist reflecting any such items, following which Landlord shall diligently complete the Punch List Work reflected in such joint punch list. At any time within forty-five (45) days after delivery of the applicable Substantial Completion Certificate, Tenant shall be entitled to submit one or more lists to Landlord supplementing such joint punch list by specifying any additional items of Punch List Work to be performed on the applicable Landlord’s TI Work, and upon receipt of such list(s), Landlord shall diligently complete such additional Punch List Work. All completion of Punch List Work by Landlord shall be part of the Cost of Improvement for the applicable Tenant Improvements and shall be at Tenant’s expense, subject to application of the Tenant Improvement Allowance and subject to any other applicable provisions of this Workletter making any specific item of expense or cost the responsibility of Landlord. Promptly after Landlord provides Tenant with the applicable Substantial Completion Certificates and completes all applicable Punch List Work for the Premises, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord’s Work in the Premises.

(c) Effective upon delivery of the applicable Substantial Completion Certificates and delivery of the Premises by Landlord to Tenant, and subject to completion of any Punch List Work as described above, Landlord warrants to Tenant as follows: (i) Landlord’s TI Work has been constructed in a good and workmanlike manner, using new materials of good quality (except to the extent, if any, that reuse of existing materials is expressly provided for in the Approved TI Plans), and in accordance with the Approved TI Plans in all material respects (provided that except with respect to Punch List Items, which shall be governed by Paragraph 3(b) above, and except with respect to latent defects, Tenant’s failure to notify Landlord in writing regarding any alleged defects in the Landlord’s TI Work (x) in the case of elements of Landlord’s TI Work which constitute new construction with new materials, within one (1) year after delivery of the applicable Substantial Completion Certificate for such Landlord’s TI Work, and (y) in the case of elements of Landlord’s TI Work which constitute re-use of existing materials from the Premises as they existed prior to commencement of Landlord’s TI Work, within one hundred eighty (180) days after delivery of the applicable Substantial Completion Certificate for such Landlord’s TI Work, shall in each such respective case give rise to a conclusive and irrebuttable presumption that the applicable portion of Landlord’s TI Work complies with the warranty set forth in this clause (i) in all respects); and (ii) Landlord’s TI Work complies with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the time of such delivery, Landlord shall cooperate with Tenant in a commercially reasonable manner to assist in enforcing, for the benefit of Tenant, all construction, product and equipment warranties and guaranties obtained by Landlord with respect to any element of Landlord’s TI Work, TENANT ACKNOWLEDGES THAT THE WARRANTIES AND OBLIGATIONS CONTAINED IN THIS PARAGRAPH 3 AND IN SECTION 2.3 OF THE LEASE (TO THE EXTENT APPLICABLE TO LANDLORD’S TI WORK) ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO LANDLORD’S TI WORK, AND THAT LANDLORD MAKES NO OTHER WARRANTIES WITH RESPECT TO LANDLORD’S TI WORK EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 3 OR IN SECTION 2.3 OF THE LEASE (TO THE EXTENT APPLICABLE TO LANDLORD’S TI WORK). Notwithstanding anything to the contrary in the Lease, in the Acknowledgment of Rent Commencement Date attached to the Lease, or in this Workletter, Tenant’s acceptance of the Premises shall not be deemed a waiver of the Landlord warranties and obligations set forth in this Paragraph 3 or in Section 2.3 of the Lease, and subject to the provisions of Paragraph 3(b) above with respect to Punch List Work, Landlord shall promptly repair or cause to be repaired all violations of the warranties and obligations set forth in this Paragraph 3(c) at Landlord’s sole cost and expense.

(d) Notwithstanding any other provisions of this Workletter or of the Lease, if Landlord is actually delayed in substantially completing any of Landlord’s Work as a proximate result of any Tenant Delay, and if such delay results in any actual delay in the Rent Commencement Date as determined under Section 2.1(a) of the Lease, then notwithstanding any other provisions of Section 2.1(a) of the Lease to the contrary, the amount of any actual delay in substantial completion of Landlord’s TI Work directly and proximately attributable to such Tenant Delay shall be ignored in calculating the Rent Commencement Date, and the Rent Commencement Date shall instead be deemed to occur on the date it would have otherwise occurred without the period of actual delay directly and proximately attributable to such Tenant Delay,

4. Payment of Costs.

(a) Landlord’s Work. Except as otherwise expressly provided in this Workletter, in the Lease or by mutual written agreement of Landlord and Tenant, (i) the cost of design and construction of Landlord’s TI Work shall be at Tenant’s sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions, subject to application of the Tenant Improvement Allowance in accordance with this Workletter; and (ii) the cost of design and construction of Landlord’s Section 2.3 Work shall be at Landlord’s sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. To the extent the estimated entire amount that Landlord is committed to pay (under contracts and obligations in effect from time to time) with respect to Landlord’s TI Work exceeds the net Tenant Improvement Allowance available pursuant to this Workletter, the excess Cost of Improvements for Landlord’s TI Work, over and above the Tenant Improvement Allowance, shall be payable by Tenant on a pro rata basis as illustrated in the diagram attached hereto as Schedule B-4 and incorporated herein by this reference (the “TI Allowance Disbursement Diagram”). To the extent the final net Cost of Improvement with respect to Landlord’s TI Work is not covered by the Tenant Improvement Allowance plus any payments made by Tenant from time to time during the course of construction, the remaining balance of the final net Cost of Improvement of Landlord’s TI Work shall be reimbursed by Tenant to Landlord in cash within thirty (30) days after final completion of Landlord’s TI Work (including any applicable Punch List Work), subject to the provisions of subparagraph (e) below.

(b) Tenant’s Work. Subject to any restrictions, conditions or limitations expressly set forth in this Workletter or in the Lease or as otherwise expressly provided by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be paid or reimbursed by Landlord up to a maximum contribution by Landlord equal to One Hundred Twenty-Five Dollars ($125.00) per square foot times the square footage of the Premises is determined pursuant to Section 3.1(c) of the Lease, or approximately Five Million Seven Hundred Nine Thousand Seven Hundred Fifty Dollars ($5,709,750) in total (such maximum amount, the “Tenant Improvement Allowance”), less any reduction in or charge against such sums pursuant to any applicable provisions of the Lease or of this Workletter. Except as Otherwise expressly provided in this Workletter, in the Lease or by mutual written agreement of Landlord and Tenant, Tenant shall be responsible, at its sole cost and expense, for payment of the entire Cost of Improvements of the Tenant Improvements in excess of the Tenant Improvement Allowance, including (but not limited to) any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions, but Tenant shall be entitled to use or apply the entire Tenant Improvement Allowance for the Tenant Improvements (subject to any applicable restrictions, conditions, limitations, reductions or charges as described above) prior to being required to expend any of Tenant’s own funds on an unreimbursed basis for the Tenant Improvements. The funding of the Tenant Improvement Allowance shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant and in all other respects shall be based on such commercially reasonable disbursement conditions and procedures as Landlord, Project Manager and Landlord’s lender (if any) may reasonably prescribe (which conditions may include, without limitation, delivery of invoices and/or other evidence reasonably satisfactory to Landlord or Project Manager that Landlord or Tenant, as applicable, has expended or incurred expenses for the design and construction of Tenant Improvements for which the Tenant Improvement Allowance is eligible to be expended or applied, and delivery of conditional or unconditional hen releases from all parties performing the applicable work), which procedures shall (without limitation) be generally consistent with the TI Allowance Disbursement

Diagram. Since the parties intend that Landlord will perform most (if not all) of the Tenant Improvements and will hold the contracts for the same, Landlord will generally make direct payment of amounts due to the TI General Contractor, the TI Architect and others under applicable contracts and will charge such payments against the Tenant Improvement Allowance, but prior to making any such payments, Landlord will first present Tenant with a copy of the full “draw request package” (including invoices, certifications, lien releases and similar items substantially comparable to the documentation that would be required from Tenant with respect to any funding of portions of the Tenant Improvement Allowance to be applied to Tenant’s Work, If any) and will request Tenant’s approval (not to be unreasonably withheld, conditioned or delayed) of the proposed disbursements. To the extent Tenant objects to any such proposed disbursements, Landlord shall still be entitled to make payments to the extent Landlord in its sole discretion determines that such payment is required or appropriate, but amounts not approved by Tenant (so long as such approval is not unreasonably withheld or conditioned) shall not be chargeable against the Tenant Improvement Allowance, Notwithstanding the foregoing provisions, (i) under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of the Lease, and (ii) any portion of the Tenant Improvement Allowance which has not been claimed or drawn by Tenant within eighteen (18) months after the Rent Commencement Date shall expire and shall no longer be available to Tenant thereafter,

(c) Upon completion of Landlord’s TI Work, Landlord shall submit promptly to Tenant a final and detailed accounting of the Cost of Improvements for Landlord’s TI Work, and of the disbursement of the Tenant Improvement Allowance, At any time within three (3) months after receipt of such accounting, Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office, at Project Manager’s office or at such other place or places in the Bay Area as Landlord may reasonably designate, to inspect and examine the books, records and supporting documents of Landlord and Project Manager relating to the construction of Landlord’s TI Work and the disbursement of the Tenant Improvement Allowance, to the extent reasonably necessary to determine the accuracy of such accounting, During the same period Tenant may also elect, by written notice to Landlord, to request an independent audit of such books and records. Any such independent audit shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either case, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or any of their respective affiliates. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the Cost of Improvement for Landlord’s TI Work or the amount disbursed by Landlord from the Tenant Improvement Allowance was incorrect, then the appropriate party shall make an appropriate corrective payment within thirty (30) days after the final determination thereof. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated the Cost of Improvements for Landlord’s TI Work by more than five percent (5%), in which event Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this paragraph (c).

5. Tenant’s Work. Tenant shall construct and install Tenant’s Work (if any) substantially in accordance with the plans and specifications approved by Landlord for such work. Tenant’s Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

(a) Contractor Requirements. The contractor engaged by Tenant for Tenant’s Work, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord’s prior written approval (in accordance with, and to the extent provided in, Paragraph 1(t) above). Tenant shall engage only union contractors for the construction of Tenant’s Work and for the installation of Tenant’s fixtures and equipment in the Building, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work, except to the extent Landlord determines, in its reasonable discretion, that the use of non-union labor would not create a material risk of labor disputes, picketing or work interruptions at the Center, in which event Landlord shall, to that extent, waive such union labor requirement at Tenant’s request.

(b) Costs and Expenses of Tenant’s Work. Subject to Landlord’s payment or reimbursement obligations under this Workletter and the Lease, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant’s Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days prior written notice before commencing any Tenant’s Work. On completion of Tenant’s Work, Tenant shall deliver to Landlord a release and unconditional lien waiver executed by each contractor, subcontractor and materialman involved in the design or construction of Tenant’s Work.

(c) Tenant’s Indemnification. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant’s Work, except to the extent (i) any such claims or matters arise from (A) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (B) Landlord’s material breach of its obligations under this Workletter or the Lease, or (it) any such specific items of costs or expenses are expressly made the responsibility of Landlord under any other applicable provisions of this Workletter (provided that the exception set forth in this clause (ii) shall not apply to the extent the applicable items of costs or expenses would not have arisen or been incurred except for the negligence or willful misconduct or omission of Tenant or its agents, employees or contractors). Subject to Section 10.4 of the Lease, Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of Landlord’s Work and/or any of Landlord’s real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant’s Work.

(d) Insurance. Tenant’s contractors shall obtain and provide to Landlord certificates evidencing workers’ compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord, and Tenant shall provide to Landlord certificates evidencing Tenant’s compliance with the insurance requirements of Article 10 of the Lease (except to the extent any such requirements by their terms are clearly relevant only after Tenant’s commencement of business operations on the Premises), including, without limitation, the requirements of Section 10.1(f) of the Lease with respect to builder’s risk insurance on any Tenant Improvements being constructed by Tenant as part of Tenant’s Work. In addition, to the extent Landlord or Project Manager advises Tenant of any specific insurance requirements with respect to Tenant’s Work that are commercially reasonable and customary during a “course of construction” period (such as, but not limited to, designation of specified “additional insureds” who would not ordinarily be required to be named in that capacity during the Lease term under Article 10 of the Lease), Tenant shall comply and/or cause its contractors to comply, as applicable, with such additional requirements.

(e) Rules and Regulations. Tenant and Tenant’s contractors shall comply with any other rules, regulations and requirements that Landlord or Project Manager or Landlord’s General Contractor or the TI General Contractor may reasonably impose with respect to the performance of Tenant’s Work, Tenant’s agreement with Tenant’s contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup Is necessitated by the performance of Tenant’s Work.

(f) Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Premises, by or at the direction of Tenant or in connection with the performance of Tenant’s Work, prior to the Rent Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage, loss or destruction thereof from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.

(g) Condition of Tenant’s Work. All work performed by Tenant shall be performed in a good and workmanlike manner, and shall be completed in compliance with the plans approved by Landlord for such Tenant’s Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance of all Improvements designed and constructed by Tenant with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities,

6. No Agency, Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

7. Survival. Without limiting any survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(e) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

8. Miscellaneous. All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Landlord’s or Tenant’s approval is required, if no written notice of disapproval is given within the applicable rime period, at the end of that period Landlord or Tenant, as applicable, shall be deemed to have given approval (unless the provision requiring Landlord’s or Tenant’s approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Landlord or Tenant (as applicable) in a timely manner, the procedure for preparation of that Item and approval shall be repeated.

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IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

	“Landlord”		“Tenant”

SLOUGH REDWOOD CITY, LLC, a		ONCOMED PHARMACEUTICALS, INC., a
Delaware limited liability company		Delaware corporation

By:	Slough Estates USA Inc., a Delaware
	corporation, Its Manager	By:	/s/ Paul J. Hastings

		Its:	President & CEO

By:	/s/ Jonathan M. Bergschneider
Jonathan M. Bergschneider
Vice President

Attachments:

Schedule B-1	800 Chesapeake Base Building
Schedule B-2	800 Chesapeake Tenant Improvements
Schedule B-3	Construction Schedule (preliminary)
Schedule B-4	TI Allowance Disbursement Diagram

Schedule B-1 to Workletter

800 CHESAPEAKE BASE BUILDING

The “Base Building” as defined in the Workletter to which this Schedule B-1 is attached shall consist of the following:

Existing building envelope and waterproofing (the Budding “shell”), except as specifically indicated as being included in Tenant Improvements under Schedule B-2, including; reinforced grade beam foundation on precast concrete piles; ground floor is a reinforced structural concrete slab supported by precast concrete piles; elevated floors consist of metal decking with concrete topping slab; roof structure consists of glulam beams and girders with plywood sheathing; visual mechanical roof screen; roof membrane to be new built-up system, flashing and sealants; building structural framing consists of open web steel joists, girders, columns with a non-bearing exterior E1FS and curtain wall; seismic system utilizing steel braced frames; root live load is 20 PSF; floor to floor heights of 14 feet, all floors

New Service Annex including foundations, structure, enclosure and waterproofing. This Includes base building life safety systems (electrical, mechanical, fire protection, and plumbing systems) required by code, The Service Annex floor is designed for 100 PSP uniform live load capacity (reducible as allowed by code) plus the weight of “normal” lab mechanical equipment. The Service Annex roof is designed for 20 PSF uniform live lead capacity (reducible as allowed by code) plus the weight of “normal” lab mechanical equipment

New structural foundation and visual screen walls for emergency generator/chemical storage enclosure

Existing ground floor designed for 150 PSP uniform live load capacity (reducible as allowed by code)

Existing second floor designed for 100 PSP uniform live load capacity (reducible as allowed by code)

Existing building entrances (including modifications: for ADA compliance, if any)

Existing stairs, including ADA required modifications

Existing exterior paving, hardscape and landscape, including modifications for ADA compliance, if any

Existing site underground water, fire, storm, and sanitary service

Existing building storm and overflow drainage systems. Existing site underground conduits for electrical and communication, including the existing electrical utility pad, existing PG&E pad mounted transformer (300 kva), and the existing five 5” primary service conduits terminated at the existing building switchgear (1600 amp rated)

Existing gas service up to exterior meter location as Building (including existing meter)

Existing wet fire protection (risers, loops, branches and heads), evenly distributed for “ordinary hazard” occupancy

Shell modification (including Service Annex) design and permitting fees, except as specifically included in Tenant Improvements under Schedule B-2

Existing underslab sanitary waste main trunk line and branch distribution

Existing toilet room cores

Schedule B-1 to Workletter

Schedule B-2 to Workletter

800 CHESAPEAKE TENANT IMPROVEMENTS

The “Tenant Improvements” as defined in the Workletter to which this Schedule B-2 is attached will include, but not necessarily be limited to, the following:

All tenant construction, design fees, fixtures, furnishings, etc. to support tenant operations, including use space, offices, lobbies, circulation, restrooms and all other features not specifically indicated as part of the Building Shell in Schedule B-1. Although included in the definition of Tenant Improvements, use of TI Allowance for furniture, fixtures or personal property is not permitted.

Additions and modifications to the new Service Annex, including emergency generator and associated conduits, chemical storage cabinets, eyewash facilities and associated utilities, cage wash equipment and utilities

Interior demolition required for TI construction

ADA modifications triggered by TI construction (subject to any specific provisions of the Workletter or the Lease providing for a different allocation of ADA compliance costs)

Exterior Building skin modifications to support TI systems (e.g., louvers for HVAC equipment)

Topical emission barriers on slabs, if required

Slab depressions for special finishes or special uses (including cage wash area)

Enhancement of structure for live loading above designed maximums or vibration control criteria

Modification of structure for openings at floors and roof

Modification or repair of structure required by TI construction

All minor support structures for ducts, conduits, pipes, etc. required by TI

Additional stairs, stair enclosures, handrails and guardrails (if required by TI design)

New exterior wall insulation, if required by TI modifications

New firesafing at floor decks, exterior walls and interior openings, if required by TI modifications

Custom doors

Security or other upgrades to existing exterior doors

Supporting structures/platforms/sleepers, etc. for rooftop equipment, ducts, plumbing, electrical, etc., related to Tenant Improvements

Roof patching for all penetrations relating to Tenant Improvements

Skylights, if installed, including curbs, roof patching, etc.

Additional elevators, if required by Tenant

Schedule B-2 to Workletter

Shaft walls or other fire separations required for vertical openings (stairs, elevators) or control zones

New distribution/laterals from sanitary waste main trunk line required by TI

New lab waste main trunk line and distribution/laterals required by TI

Upsized gas meter and piping from gas meter to Building areas, if required by TI

Modifications/enhancements to wet fire protection systems required by Tl design

Modifications to fire alarm systems

Signal and security systems

Modifications or upsizing of primary electrical service (from existing 1600 amp service)

Modifications and additions to all secondary electrical service for Tenant demand loads, including main service disconnect, Tenant meter section and distribution panels

Standby electrical generator, transfer switch and conduits, if required

All communications wire and service not specifically included in Building Shell

All TI design fees and reimbursables

All other “soft” costs, including TI permit fees, project management fees, utility company charges, temporary utilities during TI construction, etc.

All testing and inspection of TI construction

Builders risk insurance for TI construction

Schedule B-2 to Workletter

Schedule B-3 to Workletter

Construction Schedule (Preliminary)

[Provided separately.]

Schedule B-3 to Workletter

Schedule B-4

Example 1

HDCC:	$5,100,000
DES:	$340,000
PMA:	$130,000

	$5,570,000	=	Commitments
	$5,709,750	=	TI Allowance

Slough funds 100% of its commitments plus $139,750 of approved invoices submitted by OncoMed.

Example 2

HDCC:	$5,500,000
DES:	$340,000
PMA:	$130,000

	$5,970,000	=	Commitments
	$5,709,750	=	TI Allowance

Schedule B-4 to Workletter

OncoMed pro-rata share of commitments = $5,970,000 - $5,709,750 = 4.36%

                                                                                  $5,970,000

Therefore, OncoMed would contribute 4.36% of each payment application for the commitments and would fund 100% of all expenditures incurred directly by OncoMed.

Schedule B-4 to Workletter

EXHIBIT C

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

This Acknowledgment is executed as of                                      , 200              , by SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS. INC., a Delaware corporation (“Tenant”) pursuant to Section 2.4 of the Lease dated May 30, 2006 between Landlord and Tenant (the “Lease”) covering premises located at 800 Chesapeake Drive, Redwood City, CA 94063 (the “Premises”).

Landlord and Tenant hereby acknowledge and agree as follows:

1. The Rent Commencement Date under the Lease is                                      , 200              .

2. The termination date under the Lease shall be                                      , 20              , subject to any applicable provisions of the Lease for extension or early termination thereof.

3. The square footage of the Premises (including allocable portions of the Service Annex, as defined in the Lease) is                                  square feet.

4. Tenant accepts the Premises, subject only to Landlord’s warranties, representations and obligations expressly set forth in Section 2.3 of the Lease and in the Work letter (as defined in the Lease).

EXECUTED as of the date first set forth above.

“Landlord”		“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company		ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By:
Its:
By:
	Jonathan M. Bergschneider Vice President	By:

Its:

EXHIBIT C TO LEASE

EXHIBIT D

FORM OF WARRANT

[Provided Separately.]

EXHIBIT D TO LEASE

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is dated as of November __, 2006 and is entered into between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”) and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

Recitals

A. Landlord and Tenant are parties to a Lease dated as of May 30, 2006 (the “Lease”), covering the building commonly known as 800 Chesapeake Drive (the “Building”) in the Britannia Seaport Centre in Redwood City, California.

B. Landlord and Tenant wish to modify certain provisions of the Lease and certain of their respective rights and obligations thereunder, all as more particularly set forth in this First Amendment. This First Amendment modifies and amends the Lease and supersedes any inconsistent provisions of the Lease with respect to the matters covered by this First Amendment.

C. Capitalized terms used in this First Amendment as defined terms but not specifically defined in this First Amendment shall have the meanings assigned to such terms in the Lease.

Agreement

NOW, THEREFORE, in consideration of the mutual agreements contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows, effective upon their mutual execution of this First Amendment:

1. Rent Adjustment. Nothing in this First Amendment shall modify or affect Tenant’s obligation for payment of Tenant’s Operating Cost Share of Operating Expenses with respect to the Building pursuant to the terms of the Lease. The minimum rental provisions set forth in Section 3.1(a) of the Lease are amended to provide that for the period commencing on the Rent Commencement Date and ending two (2) months later (the “Abatement Period”), Tenant’s minimum monthly rental obligation under Section 3.1(a) of the Lease shall be zero ($0.00) [i.e., no minimum monthly rental due for those two months]. The remaining minimum monthly rental schedule in Section 3.1(a) of the Lease remains in full force and effect, and nothing in this First Amendment shall modify or affect in any way (a) Tenant’s obligation for payment of any other amounts (such as, but not limited to, utilities, personal property taxes, and Tenant’s Operating Cost Share of Operating Expenses with respect to the Building) for any period under the Lease, with the sole exception of the minimum monthly rent adjustment for the Abatement Period as set forth above, or (b) the calculation of the duration, term or expiration date of the Lease.

2. Brokers. Each party respectively (i) represents and warrants that no broker participated in the consummation of this First Amendment and (ii) agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including (but not limited to) reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations, agreements or other dealings by the indemnifying party with any broker in connection with this First Amendment.

3. Entire Agreement. This First Amendment constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all prior negotiations, discussions, terms sheets, understandings and agreements, whether oral or written, between the parties with respect to such subject matter (other than the Lease itself, as expressly amended hereby).

4. Execution and Delivery. This First Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

5. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

“Landlord”		“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company		ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By:	/s/ Authorized Signatory

Name:

	By: /s/ Jonathan M. Bergschneider	Title:
Name: Jonathan M. Bergschneider
Title: Vice President

EXHIBIT C

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

This Acknowledgment is executed as of March 9th, 2007, by SLOUGH REDWOOD CITY, LLC, a Delaware limited partnership (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), pursuant to Section 2.4 of the Lease dated May 30, 2006 between Landlord and Tenant, and as amended on November 30, 2006 in a First Amendment to the Lease (collectively, the “Lease”) covering premises located at 800 Chesapeake Drive, Redwood City, CA 94063 (the “Premises”).

Landlord and Tenant hereby acknowledge and agree as follows:

1.	The Rent Commencement Date under the Lease is February 7, 2007.

2.	The termination date under the Lease shall be February 6, 2014, subject to any applicable provisions of the Lease for extension or early termination thereof.

3.	The square footage of the Premises is 45,690 square feet.

4.	Tenant accepts the Premises, subject only to Landlord’s warranties, representations and obligations expressly set forth in Section 2.3 of the Lease and in the Workletter ( as defined in the Lease).

EXECUTED as of the date first set forth above.

“Landlord”		“Tenant”

SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company		ONCOMED PHARMACEUTICALS, INC., a Delaware corporation

By:	SLOUGH REDWOOD CITY, LLC, a Delaware corporation, Its General Partner	By:	/s/ Authorized Signatory

		Its:	SVP Corporate Development
By: /s/ Jonathan M. Bergschneider
	Jonathan M. Bergschneider Senior Vice President	By:	/s/ Authorized Signatory
		Its:	SVP, R&D

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of December 22, 2010, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord (as successor in interest to Slough Redwood City, LLC) and Tenant are parties to that certain Lease dated May 30, 2006 (the “Lease”), as amended by that certain First Amendment to Lease dated November, 2006 (the “First Amendment”), and that certain Acknowledgement of Rent Commencement Date dated as of March 9, 2007, pursuant to which Lease Tenant leases from Landlord approximately 45,690 rentable square feet of space (the “Premises”) consisting of the entire building (the “Building”) located at 800 Chesapeake Drive, in the Britannia Seaport Centre in Redwood City, California.

B. The parties desire to amend the Lease on the terms and conditions set forth in this Amendment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms . All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Condition of the Premises . Commencing on January 1, 2011, Landlord shall provide Tenant with an improvement allowance equal to One Million Six Hundred Thousand Dollars ($1,600,000) (the “Tenant Improvement Allowance”) to be applied toward the construction of tenant improvements and other renovations to the Premises in accordance with the terms of the Tenant Work Letter attached hereto as Exhibit A. Except as expressly provided above, Tenant shall continue to accept the Premises in their currently existing “as-is” condition, and Landlord shall not be obligated to provide or pay for any work or services related to the improvement of the Premises.

3. Extended Lease Term . Pursuant to the Lease, the Lease Term is scheduled to expire on February 6, 2014. Landlord and Tenant hereby agree to extend the Lease Term for a period of five (5) years, to February 6, 2019 (the “Extended Lease Term”), on the terms and conditions set forth in this Amendment.

4. Rent .

4.1 Base Rent. Prior to February 6, 2012. Tenant shall continue to pay monthly installments of Base Rent for the Premises in accordance with the terms of Section 3.1(a) the Lease. Commencing on February 7, 2012, and continuing through the Extended Lease Term, Tenant shall pay monthly installments of Base Rent for the Premises as follows:

Period During Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Square Foot
February 7, 2012 - February 6, 2013	$1,781,910.00	$148,492.50	$3.25
February 7, 2013 - February 6, 2014	$1,836,738.00	$153,061.50	$3.35
February 7, 2014 - February 6, 2015	$1,891,566.00	$157,630.50	$3.45
February 7, 2015 - February 6, 2016	$1,946,394.00	$162,199.50	$3.55
February 7, 2016 - February 6, 2017	$2,006,704.80	$167,225.40	$3.66
February 7, 2017 - February 6, 2018	$2,067,015.60	$172,251.30	$3.77
February 7, 2018 - February 6, 2019	$2,127,326.40	$177,277.20	$3.88

4.2 Additional Rent. Prior to and during the Extended Term, Tenant shall continue to pay Tenant’s Operating Cost Share of the Operating Expenses and all other monetary obligations of Tenant in accordance with the terms of the Lease.

5. Option to Extend Term. Tenant shall continue to have two (2) options to extend the term of the Lease as of the end of the Extended Term as provided in Section 2.6 of the Original Lease, provided that the Original Lease as it relates to such options is hereby amended as follows.

5.1 Term of Extension. The length of each such option term shall be three (3) years, and not five (5) years as provided in the Original Lease.

5.2 Rental During Option Term. The rental increases of “one hundred four percent (104%)” as provided in subsections (i) and (ii) of Section 3.1(b) of the Original Lease, are hereby amended to be rental increases of “one hundred three percent (103%)”.

6. Notices. Landlord’s address for Notices under Section 17.1 of the Lease shall be changed to the following:

if to Landlord:	HCP LS Redwood City, LLC c/o HCP, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, CA 90806 Attention: Legal Department

and

HCP Life Science Estates 400 Oyster Point Boulevard, Suite 409 South San Francisco, CA 94080 Attention: Jon Bergschneider

and

Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

7. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than CB Richard Ellis, Inc. (the “Broker”), representing both Landlord and Tenant, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. Landlord shall be responsible for all leasing commissions and/or equivalent compensation payable to the Broker in connection with this Amendment. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

8. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“LANDLORD”	HCP LS REDWOOD CITY, LLC,
a Delaware limited liability company

	By:	/s/ Jonathan M. Bergschneider

		Name:	Jonathan M. Bergschneider

		Its:	SVP

“TENANT”	ONCOMED PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Paul J. Hastings

		Its:	CEO & President
		Date:	12/22/10

EXHIBIT A

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Amendment. This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.

SECTION 1

CONDITION OF PREMISES

Tenant acknowledges that Tenant has been occupying the Premises in accordance with the Lease, and shall continue to accept the Premises in their existing, “as-is” condition on the date of delivery thereof to Tenant. Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below, Landlord shall have no obligation to make or pay for any improvements to the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Commencing as of January 1, 2011, Tenant shall be entitled to use the “Tenant Improvement Allowance”, as defined in Section 2 of this Amendment, for the costs relating to the design and construction of Tenant’s improvements or which are otherwise “Tenant Improvement Allowance items,” as that term is defined in Section 2.2.1, below (collectively, the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant’s construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord’s approval of the “Final Working Drawings”, as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term or promptly following any earlier termination of this Lease, at Tenant’s expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard general office condition; provided, however, that Landlord shall not require Tenant to remove upon termination or expiration of this Lease, or condition its approval upon Tenant’s agreement to remove upon termination or expiration of this Lease, any Tenant Improvements constructed pursuant to this Tenant Work Letter (including, without limitation, Larc improvements) which constitute standard, non-extraordinary improvements for ordinary office, laboratory and/or Larc uses in biotech facilities. Any portion of the Tenant Improvement Allowance that is not disbursed or allocated for disbursement by December 31, 2013, shall revert to Landlord and Tenant shall have no further rights with respect thereto.

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of all reasonable fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Tenant and Tenant’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.2 of this Tenant Work Letter;

EXHIBIT A

1

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The payment for all demolition and removal of existing improvements in the Premises;

2.2.1.4 The cost of the design and construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to remove wiring and cabling, costs to install wiring and cabling other than related to telecom or data uses, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors’ fees and general conditions;

2.2.1.5 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.7 Sales and use taxes; and

2.2.1.8 Up to Three Hundred Twenty Thousand Dollars ($320,000) of the Tenant Improvement Allowance not otherwise used for items set forth in Section 2.2.1.4, above, may be used toward the purchase of furniture, fixtures and equipment (“FF&E”) (any FF&E purchased through the use of the Tenant Improvement Allowance in accordance with this Tenant Work Letter shall become property of the Landlord and remain in the Premises upon the expiration or earlier termination of the Lease), and for telecom and/or data wiring and cabling (provided that no more than $15,000 of such amount may be used for Such cabling purposes).

2.2.3 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.3.1 Monthly Disbursements. On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of amounts paid to the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a commercially reasonable form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic’s lien releases, as applicable, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment

EXHIBIT A

2

shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by “tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.5 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.3.2 Final Deliveries. Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic’s lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) from all of Tenant’s Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.3.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

2.3 Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect. Tenant shall retain an architect/space planner (the “Architect”) approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Landlord hereby approves of WHL Architects*Planners, Inc., as a permitted Architect hereunder. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall not unreasonably withhold, condition, or delay its approval of the Final Space Plan. Landlord shall approve or reasonably disapprove of the Final Space Plan within five (5) business days after Landlord’s receipt thereof. If Landlord reasonably withholds its approval, Landlord shall provide Tenant with the specific reasons therefor.

EXHIBIT A

3

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant’s Agents to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings, Landlord shall not unreasonably withhold, condition, or delay its approval of the Final Working Drawings. Landlord shall approve or reasonably disapprove of the Final Working Drawings within ten (10) business days after Landlord’s receipt thereof. If Landlord reasonably withholds its approval, Landlord shall provide Tenant with the specific reasons therefor.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. Concurrently with Tenant’s delivery of the Final Working Drawings to Landlord for Landlord’s approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed, except that Tenant shall be entitled to make minor changes customarily made in the field without Landlords consent, provided that Tenant shall provide notice to Landlord thereof and any documentation received in connection with any such changes.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor; Landlord’s Project Manager. Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements (“Contractor”). Landlord’s approval of the Contractor shall not be unreasonably withheld. Landlord hereby approves of Landmark Builders Incorporated as a permitted Contractor hereunder. Landlord shall retain Project Management Advisors, Inc. (“PMA”) as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord. Landlord shall be solely responsible for any fee associated with such services.

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4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”). The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may nevertheless reasonably designate and reasonably require the use of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors. If Landlord does not approve any of Tenant’s proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord’s written approval.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable and customary construction contract, reasonably approved by Landlord (collectively, the “Contract”). Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the Tenant Improvement project (the “Final Budget”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall inform Landlord of the amount (the “Over-Allowance Amount”), if any, by which the amount of the Final Budget exceeds the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall be responsible to pay any Over-Allowance Amount in progress payments on a pro rata basis based on the total Over-Allowance Amount as compared to the Tenant Improvement Allowance.

4.2.2 Tenant’s Agents.

4.2.2.1 Compliance with Drawings and Schedule. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in substantial accordance with the Approved Working Drawings; and (ii) Tenant’s Agents shall endeavor to submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall endeavor, within five (5) business days of receipt thereof, to inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall endeavor to adhere to such corrected schedule.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnities shall not apply to claims caused by the negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall provide to Tenant and for the benefit of Landlord a commercially reasonable and customary warranty covering the portion of the Tenant Improvements for which it is responsible, which warranty shall be for a period of not less than one (1) year from the date of substantial completion of the work under the Contract

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(“Substantial Completion”). All such warranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant’s contractors as set forth in Section 7.1 of the Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, but Landlord shall insure the Tenant Improvements pursuant to the Lease immediately upon completion thereof in the same manner as Landlord is required to insure the “Tenant Improvements constructed by Landlord” pursuant to Section 10.1(d) of the Lease. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents, including all contractors, shall carry general liability, including Products and Completed Operation Coverage insurance, each in amounts not less than (i) for the Contractor, $5,000,000 per incident, $5,000,000 in aggregate, and (ii) for subcontractors, $2,000,000 per incident, $2,000,000 in aggregate (or such lesser amounts as are reasonably approved in advance by Landlord), as well as workers compensation insurance and in form and with companies as are required to be carried by Tenant’s contractors as set forth in the Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 Shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before any equipment of Tenant’s Agents is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant shall provide Landlord notice of any cancellation or lapse of the effective date or reduction in the amounts of such insurance promptly following Tenant’s receipt of such notice from its insurer. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for a commercially reasonable period following completion of the Tenant Improvements and acceptance by Landlord and Tenant. The builders risk policy carried under this Section 4.2.2.4 shall name Tenant’s agents and Landlord as Additional Insureds. All insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder, and the public liability insurance shall name Landlord, HCP, Inc., Project Management Advisors, Inc., CB Richard Ellis, or other manager of the Project, as an additional insured or loss payee, as applicable. Such insurance shall provide that it is primary insurance and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder, The requirements for the foregoing insurance shall not serve to limit the indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. If the Over-Allowance Amount is more than fifty percent of the total amount of the Tenant Improvement Allowance, then Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

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4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to reasonably inspect the Tenant Improvements at all times, provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided, however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect and/or deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect and/or deviation is corrected to Landlord’s reasonable satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, as reasonably required, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of The Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties and operating manuals and information relating to the Tenant Improvements. Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant. Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

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SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Chuck Alaimo as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Bernie Baker and/or Jeff Marcowitz with PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time is of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord’s notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right, during the continuation of such default, to withhold payment of all or any portion of the Tenant Improvement Allowance and/or, without any liability whatsoever, to cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby).

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THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of the 11th day of November, 2016, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord (as successor in interest to Slough Redwood City, LLC) and Tenant are parties to that certain Lease dated May 30, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November, 2006 (the “First Amendment”), that certain Acknowledgement of Rent Commencement Date dated as of March 9, 2007 (“Commencement Letter”), and that certain Second Amendment to Office Lease dated December 22, 2010 (the “Second Amendment”) pursuant to which Lease Tenant leases from Landlord approximately 45,690 rentable square feet of space (the “Existing Premises”) consisting of the entire building (the “800 Building”) located at 800 Chesapeake Drive, in the Britannia Seaport Centre in Redwood City, California. The Original Lease, the First Amendment, the Commencement Letter and the Second Amendment are, collectively, the “Lease.”

B. Landlord and Tenant desire (i) to extend the Lease Term of the Lease, (ii) to expand the Existing Premises to include that certain space consisting of approximately 22,750 rentable square feet of space consisting of space on the first (1st) floor of the building (the “900 Building”) located at 900 Chesapeake Drive, in the Britannia Seaport Centre in Redwood City, California (the “Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2. Modification of Premises. Effective as of the date (the “Expansion Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Expansion Premises and (ii) the Target Commencement Date (as defined below), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. The “Target Commencement Date” shall mean June 1, 2018; provided, however, if Landlord fails to deliver possession of the Expansion Premises to Tenanterminourt on or before the Target Delivery Date (as defined below), then the Target Commencement Date shall be extended beyond June 1, 2018, by one (1) day for each day delivery of possession of the Expansion Premises to Tenant is delayed beyond the Target Delivery Date. Landlord and Tenant hereby acknowledge that the Expansion Premises shall be occupied by a third-party tenant (the “Third Party”) pursuant to a lease to be entered into between Landlord and such Third Party (the “Third-Party Lease”). Such Third-Party Lease shall contain an unconditional right of Landlord to terminate the Third-Party Lease. In the event Tenant shall lease the Expansion Premises (either via delivery of the “Expansion Confirmation Notice” (as that term is defined in Section 7 below) or if Tenant fails to deliver the “Expansion Termination Notice” (as that term is defined in Section 7 below)) Landlord shall cause the Third-Party Lease to terminate on or prior to the Target Delivery Date (by exercise of the right to

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terminate or otherwise), but Landlord’s ability to deliver the Expansion Premises to Tenant is expressly conditioned upon the full vacation and surrender of the Expansion Premises by the Third Party to Landlord. Provided that Landlord has caused the Third-Party Lease to terminate on or before the Target Delivery Date (by exercise of the right to terminate or otherwise), if Landlord is unable for any reason to deliver possession of the Expansion Premises to Tenant on or before the Target Delivery Date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Third Amendment or the obligations of Tenant hereunder. In connection with the foregoing, Landlord agrees to utilize commercially reasonable efforts to deliver the Expansion Premises on or before the Target Delivery Date. The “Target Delivery Date” shall mean the later of (a) six (6) months following the earlier to occur of (i) Landlord’s receipt of the Expansion Confirmation Notice, and (ii) the last day upon which Tenant may deliver the “Expansion Termination Notice” (as that term is defined in Section 7 below) (i.e., September 15, 2017), or (b) January 1, 2018. Effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 68,440 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”. Notwithstanding the foregoing, in the event Landlord is not able to deliver the Expansion Premises to Tenant on or before June 1, 2018 (subject to extension by virtue of delays resulting from events of “Force Majeure” (as that term is defined below), then commencing on the Expansion Commencement Date, Tenant shall receive one (1) day of abatement of Base Rent with respect to the Expansion Premises for each day delivery of the Expansion Premises is delayed beyond June 1, 2018. For purposes of this Third Amendment, Force Majeure shall mean any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “Force Majeure”). Force Majeure shall not include a holdover of the Expansion Premises by the Third Party.

3. Lease Term.

3.1. Expansion Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on February 6, 2019, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing Premises is hereby extended and shall expire coterminously with the term of Tenant’s lease of the Expansion Premises on May 31, 2028 (the “Expansion Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended, provided that in the event Tenant timely exercises the Expansion Termination Right, then the Lease Term with respect to the Existing Premises shall still be extended to and shall expire on May 31, 2028. The period of time commencing on the Expansion Commencement Date and terminating on the Expansion Expiration Date, shall be referred to herein as the “Expansion Term.”

3.2. Option Term. Landlord and Tenant acknowledge and agree that notwithstanding the extension of the Lease Term set forth in Section 3.1 above, Tenant shall retain one (1) option to extend the Expansion Term (with respect to the Expansion Premises) and to further extend the Lease Term (with respect to the Existing Premises) as set forth in Section 2.6 of the Original Lease (as amended pursuant to Section 5 of the Second Amendment), provided that all references to the “Premises” therein shall be deemed to be references to both the Existing Premises and the Expansion Premises.

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4. Base Rent.

4.1. Existing Premises. Prior to September 1, 2016, Tenant continued to pay Base Rent (also referred to as “minimum rental” under the Lease) for the Existing Premises in accordance with the terms of the Lease. Commencing retroactively on September 1, 2016, and continuing throughout the remainder of the Lease Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows:

Period During Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
September 1, 2016 – May 31, 2018	$2,275,362.00	$189,613.50	$4.15
June 1, 2018 – May 31, 2019	$2,357,604.00	$196,467.00	$4.30
June 1, 2019 – May 31, 2020	$2,440,120.14	$203,343.35	$4.45
June 1, 2020 – May 31, 2021	$2,525,524.34	$210,460.36	$4.61
June 1, 2021 – May 31, 2022	$2,613,917.70	$217,826.47	$4.77
June 1, 2022 – May 31, 2023	$2,705,404.82	$225,450.40	$4.93
June 1, 2023 – May 31, 2024	$2,800,093.98	$233,341.17	$5.11
June 1, 2024 – May 31, 2025	$2,898,097.27	$241,508.11	$5.29
June 1, 2025 – May 31, 2026	$2,999,530.68	$249,960.89	$5.47
June 1, 2026 – May 31, 2027	$3,104,514.25	$258,709.52	$5.66
June 1, 2027 – May 31, 2028	$3,213,172.25	$267,764.35	$5.86

4.2. Existing Premises Abated Base Rent. Provided that Tenant is not then in default of the Lease (as hereby amended) beyond the applicable notice and cure periods set forth in the Lease, as amended, then during the period commencing on September 1, 2016 and ending on March 31, 2017 (the “Existing Premises Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Existing Premises during such Existing Premises Rent Abatement Period (the “Existing Premises Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Existing Premises Rent Abatement equals $1,327,294.50 (i.e., $189,613.50 per month). Tenant

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acknowledges and agrees that the foregoing Existing Premises Rent Abatement has been granted to Tenant as additional consideration for entering into this Third Amendment, and for agreeing to pay the rent and performing the terms and conditions otherwise required under the Lease (as hereby amended).

4.3. Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent (also referred to as “minimum rental” under the Lease) for the Expansion Premises as follows:

Period During Expansion Term	Annualized Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
Expansion Commencement Date – May 31, 2019	$1,173,900.00	$97,825.00	$4.30
June 1, 2019 – May 31, 2020	$1,214,986.50	$101,248.88	$4.45
June 1, 2020 – May 31, 2021	$1,257,511.03	$104,792.59	$4.61
June 1, 2021 – May 31, 2022	$1,301,523.91	$108,460.33	$4.77
June 1, 2022 – May 31, 2023	$1,347,077.25	$112,256.44	$4.93
June 1, 2023 – May 31, 2024	$1,394,224.95	$116,185.41	$5.11
June 1, 2024 – May 31, 2025	$1,443,022.83	$120,251.90	$5.29
June 1, 2025 – May 31, 2026	$1,493,528.63	$124,460.72	$5.47
June 1, 2026 – May 31, 2027	$1,545,802.13	$128,816.84	$5.66
June 1, 2027 – May 31, 2028	$1,599,905.20	$133,325.43	$5.86

On or before the Expansion Commencement Date, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

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5. Tenant’s Operating Cost Share of Operating Expenses.

5.1. Existing Premises. Notwithstanding the extension of the Lease Term as provided herein, Tenant shall continue to be obligated to pay Tenant’s Operating Cost Share of the Operating Expenses in connection with the Existing Premises in accordance with the terms of the Lease; provided that Landlord and Tenant hereby acknowledge and agree that Tenant shall not be obligated to pay Tenant’s Operating Cost Share of the Operating Expenses during the period commencing retroactively on September 1, 2016 through December 31, 2016. In connection with the foregoing, Landlord and Tenant acknowledge and agree that Tenant has paid minimum rental and Tenant’s Operating Cost Share of the Operating Expenses for September 2016, October 2016 and November 2016, and accordingly, within forty-five (45) days following the full execution and delivery of this Third Amendment by Landlord and Tenant, Landlord shall deliver a check to Tenant reimbursing Tenant for such payments previously received by Landlord.

5.2. Expansion Premises. Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant’s Operating Cost Share of the Operating Expenses in connection with the Expansion Premises, Tenant’s Operating Cost Share shall equal 50% of the 900 Building.

6. Improvements. Except as specifically set forth in the Tenant Work Letter attached to this Third Amendment as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises. Landlord shall deliver the Expansion Premises to Tenant in good, vacant, broom clean condition, in compliance with all laws (to the extent required to obtain or maintain a certificate of occupancy for the Expansion Premises), with the roof water-tight and shall cause the plumbing, electrical systems, fire sprinkler system, lighting, and all other building systems serving the Expansion Premises to be in good operating condition and repair on or before the Expansion Commencement Date. Tenant shall otherwise accept the Expansion Premises and continue to accept the Existing Premises in their presently existing, “as-is” condition. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

7. Expansion Premises Termination Right. Notwithstanding any provision to the contrary contained in the Lease (as amended), Tenant shall have the right (the “Expansion Termination Right”), upon written notice to Landlord (the “Expansion Termination Notice”) delivered no later than September 15, 2017, to terminate Tenant’s lease of the Expansion Premises only. Provided that Tenant timely delivers the Expansion Termination Notice as set forth above, then (i) the Lease with respect to the Expansion Premises only shall automatically terminate and be of no further force or effect, (ii) Landlord and Tenant shall be relieved of their respective obligations under the Lease, as amended, solely with respect to the Expansion Premises, (iii) the Premises shall be decreased to exclude the Expansion Premises and thereafter, all references in the Lease and this Third Amendment to the term “Premises” shall be deemed to refer to only the Existing Premises, (iv) the applicable portions of this Third Amendment which relate solely to the Expansion Premises (specifically including, without limitation, Sections 2, 4.3, 5.2 and 9) shall be deemed null and void and of no further force or effect, and the portions of this Amendment which relate solely to the Existing Premises shall remain unmodified and of full force and effect, and (v) Tenant shall only be entitled to receive the “Existing Premises Improvement Allowance” (as defined in the Tenant Work Letter) and Tenant would forfeit any and all right to the “Expansion Premises Improvement Allowance” (as defined in the Tenant Work Letter). In connection with the foregoing, Tenant hereby agrees that if prior to September 15, 2017, Tenant determines that Tenant shall lease the Expansion Premises pursuant to the terms of this Third Amendment, Tenant shall provide written notice of the same to Landlord (the

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“Expansion Confirmation Notice”), in which event Landlord and Tenant shall promptly thereafter execute an amendment (substantially in the form of Exhibit C attached hereto) to the Lease deleting the Expansion Premises Termination Right and confirming Tenant’s lease of the Expansion Premises pursuant to the terms of this Third Amendment. Notwithstanding the foregoing documentation obligation, Landlord and Tenant hereby acknowledge and agree that Tenant’s delivery of the Expansion Confirmation Notice (or Tenant’s failure to timely deliver the Expansion Termination Notice) shall, in and of itself, conclusively establish Tenant’s obligation to lease the Expansion Premises and Landlord’s obligation to lease to Tenant the Expansion Premises) on the express terms, covenants and conditions set forth in this Third Amendment.

8. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than CBRE, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Landlord shall pay the Brokers the commissions payable in connection with this Third Amendment pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

9. Insurance / Restoration. Landlord and Tenant agree that the Tenant Improvements under the Tenant Work Letter (and the Tenant Improvements under the Second Amendment) shall be deemed to be “Tenant Improvements constructed by Landlord” for purposes of Sections 10.1(c), 10.1(d) and 13.1(a) of the Lease.

10. No Mortgage. Landlord represents and warrants to Tenant that as of the date of this Third Amendment, neither the Premises, the 800 Building, the 900 Building nor the Center is subject to any existing ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security.

11. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. The terms of that certain letter of intent dated September 19, 2016 executed by the parties hereto shall be deemed null and void and of no force or effect.

[signatures contained on following page]

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IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:		TENANT:

HCP LS REDWOOD CITY, LLC,		ONCOMED PHARMACEUTICALS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Jonathan M. Bergschneider
	Jonathan M. Bergschneider	By:	/s/ Paul J. Hastings
	Executive Vice President		Paul J. Hastings
		Its:	Chairman & CEO

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EXHIBIT A

OUTLINE OF EXPANSION PREMISES

EXHIBIT A

1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Third Amendment. This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.

SECTION 1

CONDITION OF PREMISES

Landlord shall deliver the Expansion Premises to Tenant in good, vacant, broom clean condition, in compliance with all laws (to the extent required to obtain or maintain a certificate of occupancy for the Expansion Premises), with the roof water-tight and shall cause the plumbing, electrical systems, fire sprinkler system, lighting, and all other building systems serving the Expansion Premises to be in good operating condition and repair on or before the Expansion Commencement Date. Further, Landlord at its sole cost (and at no cost to Tenant through Operating Expenses or otherwise) shall be responsible to cause the exterior of the 900 Building and the structural portions of the 900 Building to be in compliance with applicable ADA requirements to the extent required to allow the legal occupancy of the Expansion Premises for the permitted use (subject to Tenant’s interior design and utilization of existing entrances for required egress from the 900 Building). Tenant acknowledges that except as provided in this Section, Tenant shall accept the Premises in their existing, “as-is” condition on the date of delivery thereof to Tenant. Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below, Landlord shall have no obligation to make or pay for any improvements to the Premises. Further, any hazardous materials (as defined by applicable laws) existing in the Expansion Premises as of the date of delivery of the Expansion Premises to Tenant, if any, shall be removed or remediated by Landlord as required by applicable laws, at Landlord’s sole cost and expense (i.e., the cost of the Tenant Improvements shall not include such costs, and the Tenant Improvement Allowance shall not be used for such costs), except to the extent (if any) that such hazardous materials were brought onto or released onto the Expansion Premises, the Building or the Center through the acts or omissions of Tenant or its employees, agents or contractors.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Commencing as of the Lease Commencement Date, Tenant shall be entitled to use a one-time improvement allowance in the aggregate amount of $2,400,000.00 which is comprised of (i) $1,600,000 (the “Existing Premises Improvement Allowance”), for the costs relating to the design and construction of Tenant’s improvements, which are permanently affixed to the Existing Premises only (the “Existing Premises Improvements”) or which are “Tenant Improvement Allowance Items,” as that term is defined in Section 2.2.1, below, and (ii) $800,000.00 (the “Expansion Premises Improvement Allowance”) for the costs relating to the design and construction of Tenant’s improvements which are permanently affixed to the Expansion Premises only (the “Expansion Premises Improvements”) or which are Tenant Improvement Allowance Items. Collectively, the Expansion Premises Improvements and the Existing Premises Improvements are the “Tenant Improvements” and collectively the Existing Premises Improvement Allowance and the Expansion Premises Improvement Allowance are the “Tenant Improvement Allowance”. Tenant hereby acknowledges and agrees that (A) Tenant shall not be entitled to receive more than $500,000.00 of the Existing Improvement Allowance during the calendar year 2016, and (B) Tenant shall not be entitled to receive any portion of the Expansion

EXHIBIT B

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Premises Improvement Allowance until the earlier to occur of (a) the date upon which the Expansion Confirmation Notice is delivered to Landlord or (b) September 16, 2017 (assuming the Expansion Termination Notice has not been timely delivered by Tenant, as Tenant shall forfeit any and all rights to the Expansion Premises Improvement Allowance in the event the Expansion Termination Notice is timely delivered to Landlord). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant’s construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord’s approval of the “Final Working Drawings”, as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or promptly following any earlier termination of the Lease, at Tenant’s expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard general office condition; provided, however, that Landlord shall not require Tenant to remove upon termination or expiration of the Lease, or condition its approval upon Tenant’s agreement to remove upon termination or expiration of the Lease, any Tenant Improvements constructed pursuant to this Tenant Work Letter which constitute standard, non-extraordinary improvements for ordinary office use. Any portion of the Existing Premises Improvement Allowance that is not disbursed or requested for disbursement by the end of the first twelve (12) months following the Expansion Commencement Date (or, in the event that Tenant timely exercises the Expansion Termination Notice, by September 15, 2018), shall revert to Landlord and Tenant shall have no further rights with respect thereto, and any portion of the Expansion Premises Improvement Allowance that is not disbursed or allocated for disbursement by the end of the first twelve (12) months following the Expansion Commencement Date, shall revert to Landlord and Tenant shall have no further rights with respect thereto.

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of all reasonable fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees payable to Project Management Advisors, Inc. (“PMA”), as provided below, and payment of the reasonable fees incurred by, and the reasonable cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with third-party review of the “Construction Drawings,” as that term is defined in Section 3.2 of this Tenant Work Letter, which consultants are reasonably deemed necessary by Landlord to review and oversee the Tenant Improvements and whose services are not the same as the services provided by PMA (e.g., structural engineers);

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The payment for all demolition and removal of existing improvements in the Premises;

2.2.1.4 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors’ fees and general conditions;

EXHIBIT B

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2.2.1.5 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.7 Sales and use taxes;

2.2.1.8 Costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of amounts paid to the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic’s lien releases, as applicable, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. As between Landlord and Tenant only, Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, the applicable percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.5 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Deliveries. Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic’s lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from all of Tenant’s Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

EXHIBIT B

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2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance have been made available shall be deemed Landlord’s property under the terms of the Lease.

2.3 Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Existing Premises.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect. Tenant shall retain an architect/space planner (the “Architect”) approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. All such plans and drawings shall comply with industry standard drawing format and specifications, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Notwithstanding the foregoing, Landlord’s approval of the Final Space Plan shall not be unreasonably withheld, provided that Landlord and Tenant hereby agree it shall be deemed reasonably for Landlord to withhold its approval of the Final Space Plan if a “Design Problem” exists. A “Design Problem” shall mean and refer to any design criteria which would (a) adversely affect the Building structure or Building systems; (b) be in non-compliance with codes or other applicable laws; (c) be seen from the exterior of the Premises; (d) cause material interference with Landlord or other tenants of the Building (other than as typical for construction of improvements), or (e) affect the certificate of occupancy or its legal equivalent for the Building or any portion thereof.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings, to the extent applicable to the Tenant Improvements, in a form which is sufficiently complete to

EXHIBIT B

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allow all of Tenant’s Agents to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith. Notwithstanding the foregoing, Landlord’s approval of the Final Working Drawings shall not be unreasonably withheld; provided that Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Working Drawings if a Design Problem exists or if the Final Working Drawings are inconsistent with the Final Space Plan.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings,” and collectively with the Final Space Plan and the Final Working Drawings, the “Construction Drawings”) prior to the commencement of construction of the Premises by Tenant. Concurrently with Tenant’s delivery of the Final Working Drawings to Landlord for Landlord’s approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed; provided, however, Tenant shall be permitted, without Landlord’s prior written consent, to make minor changes in the Tenant Improvements that are customarily made in the field.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor; Landlord’s Project Manager. Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements (“Contractor”). Landlord’s approval of the Contractor shall not be unreasonably withheld. Landlord shall retain Project Management Advisors, Inc. (“PMA”) as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services in the amount of $1.53/sf of the Expansion Premises ($34,808), but not less than $4,068 per month in which design and construction activity is occurring in the Existing Premises and/or Expansion Premises. Said fee is to be deducted from the Tenant Improvement Allowance.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant shall be known collectively as “Tenant’s Agents”. The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may nevertheless designate and require the use of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors. If Landlord does not approve any of Tenant’s proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord’s written approval.

EXHIBIT B

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4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable and customary construction contract, reasonably approved by Landlord (collectively, the “Contract”). Prior to the commencement of the construction of the Tenant Improvements (or a phase thereof, as the case may be), and after Tenant has accepted all bids for the Tenant Improvements (or a phase thereof, as the case may be), Tenant shall provide Landlord with a detailed breakdown, by trade, of the good faith estimated costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10, above, in connection with the design and construction of the applicable phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the applicable phase of the Tenant Improvement project (the “Estimated Budget”). The difference between the amount of the Estimated Budget and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements) is referred to herein as the “Over-Allowance Amount”. In the event that an Over-Allowance Amount exists in connection with any particular construction project involving the construction of the Improvements, then Tenant shall pay a percentage of each amount requested by Contractor or otherwise disbursed under this Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Estimated Budget (after deducting from the Estimated Budget any amounts expended in connection with the preparation of the Construction Drawings, and the cost of other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements) and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Tenant Improvement Allowance. In the event that, after the Estimated Budget has been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Estimated Budget, shall be in accordance with the terms of the immediately preceding sentence and the amounts to be disbursed by Landlord pursuant to the terms of this Work Letter thereafter shall be accordingly adjusted so that Landlord’s disbursements in the aggregate pursuant to the terms of this Work Letter and Tenant’s Over-Allowance Payments are each proportionate to the adjusted Estimated Budget. All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease.

4.2.2 Tenant’s Agents.

4.2.2.1 Compliance with Drawings and Schedule. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in substantial accordance with the Approved Working Drawings; and (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnity shall not apply to claims caused by the negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors, or Landlord’s breach of the Lease.

EXHIBIT B

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4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract (“Substantial Completion”). Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry the following insurance with insurers having a minimum A.M. best rating of A- VII or better (i) worker’s compensation insurance covering all of Tenant’s Agents’ respective employees with a waiver of subrogation in favor of Landlord and the property manager, (ii) general liability insurance with a limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, including products/completed operations and contractual coverage, and including Landlord and its property manager as additional insureds, and (ii) if the cost of such Tenant Improvements exceeds $100,000 in the aggregate, then Builders Risk insurance covering the construction of the Tenant Improvements (it being understood and agreed that the Tenant Improvements shall be insured by Landlord pursuant to the Lease immediately upon completion thereof in the same manner as Landlord is required to insure the “Tenant Improvements constructed by Landlord” pursuant to Section 10.1(d) of the Lease), and such policy shall include Landlord as an additional insured.

4.2.2.4.2 Intentionally Omitted.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Expansion Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Expansion Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Expansion Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for a commercially reasonable period following completion of the work. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

EXHIBIT B

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4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided, however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.

4.2.5 Meetings. Commencing upon the date Tenant begins to plan the Existing Improvements or the Expansion Improvements, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Existing Improvements or the Expansion Improvements as the case may be, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant. Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

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SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Chuck Alaimo as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Jeff Marcowitz with PMA, as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time is of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Inserted to preserve the numbering of original document—do not delete

5.5 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord’s notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right, during the continuation of such default, to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby).

5.6 Phased Construction. Tenant may construct the Tenant Improvements (and submit the Final Space Plan and Working Drawings therefor) in phases at Tenant’s discretion.

5.7 Landlord Caused Delays. The Expansion Commencement Date shall occur as provided in this Third Amendment, provided that the same shall be extended by the number of days of actual delay of the substantial completion of the Expansion Premises Improvements to the extent caused by a “Landlord Caused Delay,” as that term is defined, below, but only to the extent such Landlord Caused Delay causes the substantial completion of the Expansion Premises Improvements to occur after the date which is five (5) months following the date upon which the Expansion Premises is delivered to Tenant. As used herein, “Landlord Caused Delay” shall mean actual delays in the substantial completion of the Expansion Premises Improvements to the extent resulting from interference (when judged in accordance with industry custom and practice) with Tenant’s construction of the Expansion Premises Improvements to the extent caused by (i) Landlord’s failure to timely approve or disapprove any matter requiring Landlord’s pertaining to the Expansion Premises Improvements within the time periods set forth above or if not specified, within a reasonable period of time; (iii) Landlord’s failure to timely disburse the Expansion Premises Improvement Allowance; (ii) material and unreasonable interference by Landlord with substantial completion of the Expansion Premises if such interference (A) objectively precludes or delays the construction of tenant improvements in the Building or any portion thereof, and (B) relates to access by Tenant to the Expansion Premises or any of the Building’s facilities (including loading docks and freight elevators) or services and utilities (including temporary power and parking areas as provided herein) during normal construction

EXHIBIT B

9

hours, or the use thereof during normal construction hours; or (iii) the negligence or willful misconduct of Landlord or the Landlord Parties pertaining to the Premises. If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such Landlord Caused Delay. Tenant will additionally use reasonable efforts to mitigate the effects of any Landlord Caused Delay through the re-sequencing or re-scheduling of work, if feasible, but this sentence will not be deemed to require Tenant to incur overtime or after-hours costs unless Landlord agrees in writing to bear such costs. In addition, Tenant shall endeavor to provide notice to Landlord when Tenant becomes aware of any expected or potential Landlord Caused Delays prior to any such delay actually occurring, in order to allow Landlord to attempt to mitigate such potential delay. If such actions, inaction or circumstance described in the notice (the “Landlord Delay Notice”) are not cured by Landlord within one (1) business day of Landlord’s receipt of the Landlord Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Landlord Delay Notice and ending as of the date such delay ends.

EXHIBIT B

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EXHIBIT C

This FOURTH AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of the          day of                 , 20        , by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord (as successor in interest to Slough Redwood City, LLC) and Tenant are parties to that certain Lease dated May 30, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November, 2006 (the “First Amendment”), that certain Acknowledgement of Rent Commencement Date dated as of March 9, 2007 (“Commencement Letter”), that certain Second Amendment to Office Lease dated December 22, 2010 (the “Second Amendment”) and that certain Third Amendment to Lease dated ______________, 2016 (the “Third Amendment”) pursuant to which Lease Tenant leases from Landlord approximately 68,440 rentable square feet of space (the “Premises”) consisting of the entire building (the “ 800 Building”) located at 800 Chesapeake Drive, in the Britannia Seaport Centre in Redwood City, California, and a portion of the building located at 900 Chesapeake Drive, in the Britannia Seaport Centre in Redwood City, California. The Original Lease, the First Amendment, the Commencement Letter, the Second Amendment and the Third Amendment are, collectively, the “Lease.”

B. Landlord and Tenant to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2. Deletion of Expansion Termination Right. Effective as of the date of this Fourth Amendment, Section 7 of the Third Amendment is hereby deleted in its entirety and of no further force or effect, and Tenant shall lease the Expansion Premises from Landlord pursuant to the terms set forth in the Third Amendment.

3. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

4. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

LANDLORD:	TENANT:

HCP LS REDWOOD CITY, LLC,	ONCOMED PHARMACEUTICALS, INC.,
a Delaware limited liability company	a Delaware corporation

By:
Jonathan M. Bergschneider	By:
Executive Vice President
Print Name
Its:

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EXHIBIT B

SUBLEASED PREMISES AND SHARED AREAS

(attached)

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800 Chesapeake Drive - First Floor

Dedicated Revolution Medicines space
Shared space
Emergency exit ONLY

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EXHIBIT C

ANIMAL CARE AGREEMENT

(attached)

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ANIMAL CARE AGREEMENT

This ANIMAL CARE AGREEMENT (this “Agreement”) is dated as of December         , 2018 (the “Effective Date”) and is made by and between ONCOMED PHARMACEUTICALS, INC., with offices at 800 Chesapeake Drive, Redwood City, CA 94063 (“OncoMed”), and REVOLUTION MEDICINES INC., with offices at 700 Saginaw Dr., Redwood City, CA 94063 (“Company”). OncoMed and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Sublease Agreement, dated as of December ___, 2018 (the “Sublease Agreement”) pursuant to which Company is subletting certain facilities on OncoMed’s premises (the “Facilities”); and

WHEREAS, the Parties wish to allocate responsibilities between themselves for the care of animals in the Facilities, including certain services and supplies to be provided by OncoMed to the Company.

NOW, THEREFORE, in reliance upon and in consideration of the following undertaking, and for other good and valuable consideration, the Parties agree as follows:

1. Responsibilities of Each Party.

1.1. Each of the Parties shall be responsible for and perform the duties assigned to such Party in Exhibit A (the “Duties”). Each Party shall perform its assigned Duties in a professional manner in accordance with the terms of this Agreement and all applicable law and regulations. Company may not conduct any studies or procedures involving any animals in the Facilities unless and until the applicable protocols for such studies or procedures have been approved by OncoMed’s Institutional Animal Care and Use Committee (the “IACUC”). Company shall conduct all studies and procedures involving animals in accordance with such IACUC-approved protocols and shall otherwise comply with all requirements and instructions of the IACUC.

1.2. No Company employee, consultant, contractor, agent, or other representative (“Company Personnel”) shall access the Facilities prior to completing OncoMed’s orientation process relating to the Facilities, provided such orientation shall be made available to Company Personnel within five (5) business days of the Sublease Agreement date. If Company adds Company Personnel at any time during the Term, OncoMed shall promptly provide such orientation or train Company to conduct same.

1.3. Company shall not introduce any animals into the Facilities other than new animals arriving directly from vendors. Without limiting the foregoing, no animals that are already involved in studies as of the Effective Date may be introduced into the Facilities.

1.4. Company will develop and conduct a “sentinel” animal health surveillance program (the “Company Sentinel Program”) in accordance with applicable law and regulations and the requirements of the IACUC. Company will pay for the animals for the Company Sentinel Program and OncoMed shall perform the Company Sentinel Program pursuant to its standard protocols and cover all other costs associated therewith, including RADIL testing.

2. Supplies and Equipment. OncoMed will provide Company with the supplies reasonably necessary to operate the Subleased Premises, including but not limited to those supplies listed on Exhibit B (the “Supplies”), but excluding disposable cages and associated setup supplies (e.g., water bottles), animals for use by the Company, surgical tools, computers, scales, and calipers. Company may also make reasonable use of the OncoMed equipment listed in Exhibit B (the “Equipment”). Without OncoMed’s prior consent, Company may not use any OncoMed equipment other than the Equipment, including without limitation OncoMed’s autoclave and cage washers. If any of the Equipment reasonably requires maintenance or repairs as a result of Company’s use thereof, such maintenance or repairs shall be at Company’s cost.

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3. [Intentionally omitted]

4. IACUC Fees. Company shall reimburse OncoMed for all amounts invoiced by the IACUC (and/or its members) relating to any activities of Company, including without limitation in connection with the review and approval of the Company Sentinel Program, Company protocols, and the Company’s standard operating procedures for humane endpoints (the “Company IACUC Fees”). OncoMed shall invoice Company for all Company IACUC Fees upon OncoMed’s receipt of the applicable invoice(s) from the IACUC. Company shall pay all such invoices within thirty (30) days after its receipt thereof. Company shall have the right to have one Company Personnel designated as a member of the IACUC.

5. Service Fee. In consideration for OncoMed’s performance of its Duties, the provision of the Supplies, access to the Equipment, Company’s use of the IACUC, and other services provided by OncoMed hereunder, Company shall pay to OncoMed, within fifteen (15) days after the Effective Date, a one-time fee in an amount equal to fifteen thousand US dollars ($15,000).

6. Audits.

6.1. OncoMed and/or its representatives may, at mutually convenient times, audit Company’s conduct of its Duties and other activities in the Facilities, including Company’s documentation thereof and relevant standard operating procedures (including without limitation those relating to humane endpoints), to ensure Company is in compliance with IACUC requirements, applicable law and regulations, and all OncoMed policies and procedures reasonably imposed on Company’s use of the Subleased Premises.

6.2. If Company receives notice that any governmental or regulatory authority, including without limitation the U.S. Department of Agriculture, will conduct an investigation or audit relating to any Company activities conducted in the Facilities, Company shall notify OncoMed in writing immediately, but no later than twenty-four (24) hours after receiving such notice. If Company does not receive prior notice of such investigation or audit, Company shall notify OncoMed as soon as practicable after receiving knowledge of such investigation or audit. Company shall promptly, but in any event within one (1) business day of issuance, provide OncoMed with copies of all materials, statements, forms, records, reports, analyses and correspondences, including warning letters, relating to any such inspection or audit.

7. Confidential Information.

7.1. The term “Confidential Information” shall refer to all information provided by either Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or otherwise learned by or exposed to the Receiving Party as a result of the Parties’ conducting their respective Duties and/or sharing space, either directly or indirectly, intentionally or inadvertently, in writing, orally, electronically, or by inspection of tangible objects, and regardless of whether any such information is marked as “confidential” or “proprietary.” Any such disclosure of, learning of, or exposure to a Disclosing Party’s Confidential Information may be referred to herein as an “Exposure” to such Confidential Information. Confidential Information may include, without limitation, information relating to: testing/analysis methods or processes; products (whether investigational or not), samples, specimens, and other materials or compounds; analyses conducted on such products, samples, specimens, or other materials or compounds; information on research and development antibodies, products, and processes; technical know-how; formulas; studies; regulatory submissions and records; research data and information; financial information, business forecasts, business plans, and employee and/or personnel matters; sales and marketing information; inventions; patent applications and other trade secrets.

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7.2. The Receiving Party shall (a) hold the Confidential Information in confidence and take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information (including, without limitation, all measures the Receiving Party takes to protect its own confidential information), (b) not divulge any such Confidential Information or any information derived therefrom to any third person, (c) not make any use whatsoever at any time of such Confidential Information except as necessary to carry out its obligations under this Agreement, (d) not derive any commercial benefit (whether direct or indirect) from such Confidential Information, and (e) not copy (except as may be necessary to carry out its obligations under this Agreement) or reverse engineer any such Confidential Information.

7.3. The Receiving Party’s obligation of confidentiality and restrictions on use shall not apply to Confidential Information that the Receiving Party can demonstrate by reasonable documentary evidence: (a) was in its possession prior to the Receiving Party’s Exposure thereto; (b) was in the public domain at the time of the Receiving Party’s Exposure thereto; (c) becomes part of the public domain without breach of the Receiving Party’s obligations of confidentiality under this Agreement; (d) is received by the Receiving Party from a third party not under confidentiality obligations and without a breach of any obligations of confidentiality, (e) is developed independently by employees of the Receiving Party without access to or knowledge of such Confidential Information, or (f) was permitted to be disclosed by written authorization of the Disclosing Party. The foregoing exceptions shall not apply to Confidential Information merely because such Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.

7.4. The Receiving Party may disclose Confidential Information to the extent required pursuant to an order of a court or administrative agency or other governmental body with valid jurisdiction; provided that the Receiving Party shall, to the extent permitted, provide the Disclosing Party with reasonable advance written notice thereof and provide reasonable cooperation to the Disclosing Party in its efforts to limit such disclosure, whether by protective order or otherwise. Disclosure of any Confidential Information in accordance with the foregoing shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information.

7.5. The Receiving Party shall limit the disclosure of Confidential Information to its directors, employees, or agents with a legitimate “need to know” in order to carry out the Receiving Party’s obligations under this Agreement and who, prior to disclosure, are bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Agreement. The Receiving Party shall remain responsible for any failure by any such person or entity who receives Confidential Information pursuant to this Section 6.5 to protect such Confidential Information as required under this Agreement.

7.6. Except as otherwise specified in this Agreement, the Receiving Party shall, upon the request of the Disclosing Party, return to the Disclosing Party all Confidential Information in the Receiving Party’s possession or control (including any copies or extracts thereof) or destroy such tangible Confidential Information and certify the destruction thereof, except for any copy legally required to be retained for archive purposes.

7.7. The Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information there may be no adequate remedy at law for any breach of its obligations hereunder, and that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party shall notify the Disclosing Party in writing immediately upon the occurrence of any unauthorized release of Confidential Information or other breach of which the Receiving Party becomes aware.

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7.8. Each Party’s obligations with respect to Confidential Information shall remain in effect during the Term and shall survive any expiration or termination of this Agreement for a period of five (5) years thereafter.

8. Intellectual Property. All intellectual property of each Party (a) in existence as of the Effective Date, or (b) developed, conceived, or made after the Effective Date and independently of this Agreement, is and shall remain the exclusive property of such Party. Nothing in this Agreement is intended to grant any option, license, or other rights to either Party under any intellectual property rights of the other Party.

9. Limitations of Warranties and Remedies.

9.1. Except as expressly set forth in Section 1.1, NEITHER PARTY PROVIDES ANY WARRANTIES HEREUNDER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.2. With the exception of breaches of Section 7, in no event shall either Party be responsible or liable to the other Party under this Agreement for any special, incidental, indirect, exemplary or consequential damages (including, without limitation, lost business or lost profits).

9.3. OncoMed shall not be required to provide any service, Supplies or Equipment to the extent the performance of the same becomes impracticable as a result of a cause or causes outside the reasonable control of OncoMed or to the extent the performance would require OncoMed to violate any applicable laws, rules or regulations or would result in the breach of any contract. In providing any services, OncoMed shall not be obligated to hire any additional employees or maintain the employment of any specific employee; provided that, if OncoMed does not provide sufficient staffing to perform its Duties hereunder and Company is required to incur costs to hire additional staff or contractors to perform such Duties, Company may reduce the Base Rent owed under the Sublease Agreement by an amount equal to the amount actually paid by Company to such additional staff or contractors to perform such Duties, up to a maximum of eight thousand dollars ($8,000) per month.

10. Indemnification.

10.1. Company shall indemnify, defend and hold harmless OncoMed and its officers, directors, employees, consultants, representatives, and agents (collectively, the “OncoMed Indemnitees”), from any and all losses, injuries, harms, costs or expenses, including without limitation, reasonable attorney’s fees (collectively, “Losses”), incurred by any OncoMed Indemnitee in connection with any claim, suit or action brought by a third party arising from (a) the performance or non-performance of Company’s Duties hereunder, (b) Company’s use of the Supplies and/or the Equipment, (c) Company’s material breach of this Agreement, and (d) the gross negligence or intentional misconduct of any Company Indemnitee (as defined in Section 10.2).

10.2. OncoMed shall indemnify, defend and hold harmless Company and its officers, directors, employees, consultants, representatives, and agents (collectively, the “Company Indemnitees”), from any and all Losses incurred by any Company Indemnitee in connection with any claim, suit or action brought by a third party arising from (a) the performance or non-performance of OncoMed’s Duties hereunder, (b) OncoMed’s material breach of this Agreement, and (c) the gross negligence or intentional misconduct of any OncoMed Indemnitee.

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10.3. Any Party seeking indemnity hereunder shall (a) give prompt written notice to the indemnifying Party of any Claim for which indemnification is sought, (b) permit the indemnifying Party to assume full responsibility to investigate, prepare for and defend against such claim, (c) reasonably assist the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of such claim, and (d) not compromise or settle such claim without the indemnifying Party’s prior written consent. Notwithstanding the foregoing, an indemnifying Party will not settle a claim in such a way as to require an admission of wrongdoing or negligence on the part of any other Party, or incur a financial obligation on behalf of any other Party, without such other Party’s written approval, which approval will not be unreasonably withheld, delayed, or conditioned.

11. Term and Termination.

11.1. This Agreement shall be effective from the Effective Date and shall remain in effect until the expiration or earlier termination of the Sublease Agreement (the “Term”). This Agreement may only be terminated prior to such date in a written agreement signed by both Parties.

11.2. The termination of this Agreement for any reason shall not relieve the Parties of any obligation accruing prior to such termination, including without limitation any payment obligation. In no way limiting the generality of the foregoing, Sections 4 (to the extent any Company IACUC Fees remain unpaid), 7, 8, 9, 10, 11.2, and 12 shall survive the termination of this Agreement.

12. Miscellaneous.

12.1. Independent Contractors. It is expressly agreed that the relationship between OncoMed and Company shall not constitute a partnership, joint venture or agency. Neither OncoMed nor Company shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so.

12.2. Governing Law. This Agreement and all claims or causes of action (whether in contract, tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement, shall be governed by the laws of the State of California without giving effect to any conflict of laws principle that would result in the application of the laws of any other jurisdiction.

12.3. Use of Names. Except as required by law or the rules of any stock exchange or market on which securities of a Party are listed, neither Party shall use the name of the other Party or the names of the employees of the other Party in any advertising or sales promotional material or in any publication without prior written permission of such Party.

12.4. Assignment. Neither Party may assign, or transfer any rights or obligations under, this Agreement without the other Party’s prior written consent, except that no such consent shall be required for either Party to assign its rights or transfer its obligations to its affiliate or in connection with the sale or transfer of all or substantially all of its equity, assets or business to which this Agreement relates, whether as part of a merger, acquisition, asset sale or otherwise. Any assignment in violation of this Agreement will be null and void from the beginning. This Agreement benefits and binds the Parties and their respective successors and permitted assigns.

12.5. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future state or federal laws or rules and regulations promulgated thereunder, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

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12.6. Notices. Other than payments and routine communications, any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be delivered (a) personally, (b) by a nationally recognized overnight courier or by certified mail, postage prepaid, return receipt requested, (c) via facsimile, with receipt confirmed, or (d) if actually received, by U.S. mail, addressed to such party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee:

If to Company: Revolution Medicines, Inc. 700 Saginaw Dr. Redwood City, CA 94063 Attn: Legal [***]	If to OncoMed: OncoMed Pharmaceuticals, Inc. 800 Chesapeake Avenue Redwood City, CA 94063 Attn: Legal [***]

12.7. Waiver. No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision in any other instance, or of any other provision or condition of this Agreement. No waiver of this Agreement shall be binding upon either Party unless made in writing and signed by a duly authorized representative of such Party and no failure or delay in enforcing any right shall be deemed a waiver.

12.8. Entire Agreement; Amendment. This Agreement (including all Exhibits hereto) supersedes all prior discussions and writings and constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may only be amended by a written document signed by duly authorized representatives of both Parties.

12.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile or other digital transmission of this signed Agreement bearing a signature on behalf of a Party shall be legal and binding on such Party. Each Party agrees that electronic signatures may be used in lieu of hand signatures in the execution of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Animal Care Agreement as of the Effective Date.

ONCOMED PHARMACEUTICALS, INC.	REVOLUTION MEDICINES INC.

By:	By:

Name:	Name:	Mark A. Goldsmith

Title:	Title:	Chief Executive Officer

[Signature Page to Animal Care Agreement]

Exhibit A

Duties

Duties of OncoMed

•	Conduct basic animal health-related tasks, consisting of daily health checks, record-keeping related to animal health, cage changing, and house cleaning.

•	Receive new Company animals from vendors, including printing out cage cards and moving the animals to the animal holding rooms. Excludes shaving, ear tagging, and weighing animals.

•	Receive and put away Company lab supplies, cages, water bottles, bedding, and rodent diets.

•	Box dirty cages.

•	Report ill animals through OncoMed’s Animal Treatment Requirement (ATR) system.

•	Review, approve, and conduct the Company Sentinel Program pursuant to OncoMed’s standard protocols.

•	Permit Company to use the IACUC as necessary for activities conducted in the Facilities.

•	Provide bio-waste (including carcass) disposal.

Duties of Company

•	Notify OncoMed promptly of new orders of animals and supplies.

•	Shave, ear tag, and weigh new animals as necessary.

•	Provide all necessary supplies other than the Supplies (as described in Section 2)

•	Respond to all ATR reports received from OncoMed in a timely manner and in accordance with OncoMed’s ATR process and applicable law and regulations.

•	Draft, maintain, and receive IACUC approval of standard operating procedures for humane endpoints.

•	Develop the Company Sentinel Program under the oversight of OncoMed and the IACUC.

•	Clean and maintain all supplies and equipment used by Company.

•	Keep all portions of the Facilities clean and organized.

Exhibit B

Supplies; Equipment

Supplies

•	Shoe covers

•	Disposable lab coats

•	Spor-Klenz

•	Alcohol (70%)

•	Ice

•	Dry ice

•	Food and bedding

•	Liquid nitrogen

•	Disposables required for surgical procedures (i.e., diapers, kimwipes and biohazard bags)

•

Reasonable amounts of controlled substances for infrequent use, provided that Company shall access and log any use through the OncoMed controlled substances protocols, but OncoMed shall retain control over such controlled substances and shall be accountable for reconciling stocks and usage records.

Equipment Useable by Company

•	Isoflurane vaporizers (2)

•	Biosafety cabinets (3)

•	Cage changing stations (4)

•	Personnel lockers

•	Sharps disposal containers

•	Refrigerators

•	Freezers

EXHIBIT D

ENVIRONMENTAL QUESTIONNAIRE

(provided separately)